EXHIBIT 10.6

MEZZANINE CONSTRUCTION LOAN AGREEMENT
                           Dated as of January 5, 2001

                                  by and among

                    PRIME/BEITLER DEVELOPMENT COMPANY, L.L.C.

                                   as Borrower

                                       and

                              BANKERS TRUST COMPANY

                                    As Agent

                                       and

                          THE LENDERS SET FORTH HEREIN

                                TABLE OF CONTENTS
                                   (continued)
                                                                           Page

                                TABLE OF CONTENTS

                                                                           Page

                                    Article I
                     DEFINITIONS, PRINCIPLES OF CONSTRUCTION

 Section 1.1       Definitions...............................................1

 Section 1.2       Principles of Construction...............................36

                           Article II
                             GENERAL

                           Article III
                      CONDITIONS PRECEDENT

                           Article IV
         REPRESENTATIONS AND WARRANTIES OF THE BORROWER

                            Article V
                      AFFIRMATIVE COVENANTS

 Section 5.1       Affirmative Covenants of the Borrower....................76

                   (bb)     Compliance with Senior Loan Documents...........88

                           Article VI
                       NEGATIVE COVENANTS

 Section 6.1       Negative Covenants.......................................89

 Section 6.2       Agent's Approval.........................................98

                           Article VII
                          CONSTRUCTION

                          Article VIII
                    CASUALTY AND CONDEMNATION

 Section 8.1       Required Coverage.......................................103

                           Article IX
                            DEFAULTS

                            Article X
                       PROPERTY MANAGEMENT

 Section 10.1      Termination of Property Manager.........................120

 Section 10.2      Termination of Leasing Agent............................121

                           Article XI
                          MISCELLANEOUS

                           Article XII
                        AGENCY DECISIONS

  EXHIBITS

  EXHIBIT A        -     The Land
  EXHIBIT B        -     Approved Construction Budget
  EXHIBIT C        -     Commitment Amounts
  EXHIBIT D        -     Form of Project Lease
  EXHIBIT E-1 -    Form of Architect's Certificate
  EXHIBIT E-2 -    Form of Construction Manager's Certificate
  EXHIBIT E-3 -    Form of Property Manager's Certificate
  EXHIBIT E-4 -    Form of Leasing Agent's Certificate
  EXHIBIT F        -     Current Litigation
  EXHIBIT G        -     Form of Lien Waiver
  EXHIBIT H        -     Form of Final Lien Waiver and Release
  EXHIBIT I        -     Form of Draw Request
  EXHIBIT I-1      -     Form of Borrower's Requisition Letter
  EXHIBIT I-2      -     Form of Requisition Spreadsheet
  EXHIBIT I-3      -     Form of Application and Certificate for Payment
  EXHIBIT I-4      -     Form of Borrowing Certificate
  EXHIBIT J        -     Form of Special Draw Request
  EXHIBIT K        -     Obligations with respect to Tenant Allowances,
                           Free Rent Periods and Tenant
                         Improvements
  EXHIBIT L        -     Rights or Interests of Real Estate Brokers under Leases
  EXHIBIT M        -     Rights to Purchase, Rights of First Refusal on Purchase
                           and Termination Rights
                         under the Leases
  EXHIBIT N        -     Borrower's Structure
  EXHIBIT O        -     Form of Promissory Note
  EXHIBIT P        -     Calculation of IRR
  EXHIBIT Q        -     Example of Calculation of Make Whole Amount
  EXHIBIT R        -     Form of Tenant Estoppel Certificate
  EXHIBIT S        -     Operating    Agreements

        THIS MEZZANINE CONSTRUCTION LOAN AGREEMENT, dated as of January 5, 2001 (this “Agreement”), by and among PRIME/BEITLER DEVELOPMENT COMPANY, L.L.C., a Delaware limited liability company (the “Borrower”), BANKERS TRUST COMPANY, a New York banking corporation (“BT”), as agent and as a lender, VORNADO REALTY TRUST, a Maryland real estate investment trust (“Vornado”), as a lender, MMBC DEBT HOLDINGS I, LLC, a Massachusetts limited liability company (“Mass Mutual”), as a lender, NEW YORK LIFE INSURANCE COMPANY, a mutual assurance company organized under the laws of New York State (“NY Life”), as a lender and the other lenders from time to time party hereto (each a “Lender” and collectively the “Lenders”).

        All capitalized terms used herein shall have the respective meanings set forth in Section 1.1 hereof.

W I T N E S S E T H:

        WHEREAS, Dearborn Center, L.L.C., a Delaware limited liability company (the “Property Owner”), owns that certain piece of land (the “Land”) in Chicago, Illinois, situated north of Adams Street between State and Dearborn Streets and as more fully described on Exhibit A attached hereto, on which it desires to construct a class “A” mixed use building (the “Building”), to be known as “Dearborn Center”, which shall contain approximately 1,395,000 NRSF of office space, 107,000 NRSF of retail space and a parking facility containing at least 209 parking stalls (the “Project”);

        WHEREAS, the Borrower is the owner of 100% of the issued and outstanding membership interests in the Property Owner (the “Borrower Equity Interests”);

        WHEREAS, in connection with the construction and development of the Project, the Property Owner has entered into that certain Credit Agreement dated as of January 5, 2001 (the “Senior Loan Agreement”) with Bayerische Hypo- Und Vereinsbank AG, New York Branch (the “Senior Lender”); and

        WHEREAS, to provide additional financing for the construction and development of the Project, the Borrower has requested and the Lenders have agreed, subject to and in accordance with the terms of this Agreement and the other Loan Documents (as defined below), to make loans to the Borrower in an aggregate principal amount not to exceed the Loan Amount (as defined below) for the construction of the Project.

        NOW, THEREFORE, in consideration of the making of the Loan (as defined below) by the Lenders and the covenants, agreements, representations and warranties set forth in this Agreement, the parties hereto hereby covenant, agree, represent and warrant as follows:

Article I DEFINITIONS, PRINCIPLES OF CONSTRUCTION

        Section 1.1 Definitions. For all purposes of this Agreement, except as otherwise expressly provided herein, capitalized terms in this Agreement shall have the following meanings:

        “Acceptable Development Team” shall mean (i) J. Paul Beitler Development Company (so long as J. Paul Beitler (or an entity wholly owned and controlled by him) retains substantially all of the management authority of J. Paul Beitler Development Company and J. Paul Beitler, together with his immediate family, owns at least 51% of the voting and equity interests in and control of J. Paul Beitler Development Company), (ii) Prime Group Realty, L.P. (so long as no Change of Control shall occur with respect to Prime Group Realty, L.P.) and/or (iii) any other group of Persons that have day-to-day responsibility for the construction and development of the Project, who have relevant experience in the construction and development of facilities comparable to the Project in the Chicago area and are reasonably satisfactory to the Agent.

        “Acceptable Leasing Agent” shall mean (i) J. Paul Beitler Development Company, (ii) Guarantor, Prime Group Realty Trust and their Affiliates or (iii) any other reputable and experienced professional leasing company which (A) shall have at least five (5) years experience in the leasing of facilities comparable to the Mortgaged Property, (B) shall have under contract, at the time of its engagement as Leasing Agent, not fewer than three (3) similar office buildings (excluding the Mortgaged Property) and (C) shall be a Person approved by the Agent in advance, which approval shall not be unreasonably withheld, or delayed.

        “Acceptable Property Manager” shall mean (i) Prime Group Realty, L.P. (or any of its Affiliates), Prime Group Realty Services Inc. (or any of its Affiliates), or J. Paul Beitler Development Company (or any of its Affiliates), or (ii) any other reputable and experienced professional property management company which (A) shall have at least five (5) years experience in the management of facilities comparable to the Mortgaged Property, (B) shall have under management, at the time of its engagement as Property Manager, not fewer than three (3) similar office buildings (excluding the Mortgaged Property) and (C) shall be a Person approved by the Agent in advance, which approval shall not be unreasonably withheld or delayed.

        “Acceptable Securities” shall mean Cash and Cash Equivalents and any issued and outstanding securities of Prime Group Realty Trust which (i) are freely transferable and publicly traded and (ii) have a minimum per share market price of $12.75.

        “Accrued Management Fee” shall mean, at any time, the difference between (i) the aggregate of the management fees which have theretofore been earned pursuant to the Property Management Agreement (which amount shall not exceed $1.00 per square foot) and (ii) the amount of management fees that have theretofore been paid pursuant to the Property Management Agreement.

        “Additional Subordinate Collateral” shall mean those second priority interests in the Construction Agreement, the Architect’s Agreement, the Property Management Agreement, the Leasing Agreement and certain other “Agreements” (as defined in the Assignment of Agreements) granted by the Property Owner in favor of the Agent, for the benefit of the Lenders, pursuant to the Loan Documents.

        "Advance" shall have the meaning set forth in Section 2.1.1 hereof.

        “Advance Default” shall have the meaning set forth in Section 3.5.2 hereof.

        “Affiliate” shall mean a Person or Persons directly or indirectly, through one or more intermediaries, Controlling, Controlled by or under common Control with the Person or Persons in question.

        “Affiliate Contracts” shall mean any contract or agreement between (i) the Borrower or the Property Owner or the Guarantor and (ii) an Affiliate of any of the Borrower Parties.

        “Agent” shall mean BT, in its capacity as agent for the Lenders, and any successor agent appointed hereunder.

        “Agreement” shall have the meaning set forth in the preamble to this Agreement.

        “ALTA” shall mean American Land Title Association, or any successor thereto.

        “Applicable Interest Rate” shall have the meaning set forth in Section 2.2.2 hereof.

        “Applicable Post-Hurdle Percentage” shall mean (i) with respect to the calculation of any IRR Amount or Make-Whole Amount on any date from the Closing Date through January 5, 2004, 21.5 % per annum and (ii) with respect to the calculation of any IRR Amount or Make-Whole Amount on any date after January 5, 2004, 23.5% per annum.

        “Applicable Pre-Hurdle Percentage” shall mean (i) with respect to the calculation of any IRR Amount or Make-Whole Amount on any date from the Closing Date through January 5, 2004, 23 % per annum and (ii) with respect to the calculation of any IRR Amount or Make-Whole Amount on any date after January 5, 2004, 25% per annum.

        “Appraisal” shall mean an appraisal of the Mortgaged Property, prepared at Borrower’s cost (unless such Appraisal is not prepared in respect of the closing of this transaction, the extension of the Maturity Date or after any Event of Default, in which case such Appraisal shall be prepared at the Agent’s cost) by a member of the Appraisal Institute selected by the Agent (or, if such appraiser is not selected by the Agent, such appraiser shall be acceptable to the Agent in its sole discretion and shall have at least ten (10) years experience in evaluating and appraising properties similar in type and geographic location as the Mortgaged Property), which appraisal shall meet the minimum appraisal standards for national banks promulgated by the Comptroller of the Currency pursuant to Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended (FIRREA).

        “Approval”, “Approved”, “approval” or “approved” shall mean as the context so determines, an approval in writing given to the party seeking approval.

        “Approved Banks” shall mean banks or other financial institutions which have (i) (A) a minimum net worth of $500,000,000 or (B) total assets of at least $5,000,000,000 and (ii) a minimum long-term senior unsecured debt rating from the Rating Agencies at least equivalent to the Required Rating.

        “Approved Construction Budget” shall mean the budget for total estimated Construction Costs, dated as of the date hereof and attached hereto as Exhibit B, as the same may be amended from time to time with the approval of the Agent or as otherwise specifically permitted in this Agreement.

        “Approved Construction Costs” shall mean costs of construction of the Project which are reflected in the Approved Construction Budget and any other Construction Costs which are approved by the Agent as a part of a Draw Request or as otherwise provided in this Agreement.

        “Approved Lease” shall mean (i) the Bank One Lease and the Holland & Knight Lease; (ii) any Project Lease for less than 10,000 NRSF that meets the criteria set forth in clause (i)(B) of the definition of “Qualifying Lease” (provided that Approved Leases pursuant to this clause (ii) may not amount in the aggregate to more than 200,000 NRSF); (iii) any Lease which meets the Minimum Net Effective Rent Requirements; and/or (iv) any Lease approved by the Agent prior to the execution thereof, in any case as the same shall have been executed and delivered by all parties thereto (including any guarantors), it being agreed that so long as a final copy of a Lease executed by the Tenant is submitted for the Agent’s approval, together with a copy of such Lease marked against the form set forth in Exhibit D attached hereto, (A) the Agent shall endeavor to approve or disapprove such Lease within seven (7) Business Days after the Borrower’s request for approval, (B) if the Agent fails to approve or disapprove of a Lease in the period set forth in the immediately preceding clause and the Borrower notifies the Agent of such failure (which second notice shall reference this provision and shall state, in bolded language, “FAILURE TO APPROVE OR DISAPPROVE OF A LEASE SHALL RESULT IN A DEEMED APPROVAL OF SUCH LEASE”), the Agent shall endeavor to approve or disapprove of such Lease within three (3) Business Days of receipt of such second notice and (C) in the event that the Agent fails to approve or disapprove of such Lease in the period set forth in the immediately preceding clause, the Lease shall be deemed to be an Approved Lease. Until such time as the termination options contained in Section 35 of the Prime Lease have fully expired (or have been waived in writing) and Prime Group Realty, L.P. notifies the Agent in writing that it intends to pay the rent required by the Prime Lease and occupy the space demised by the Prime Lease and that future rental obligations under the existing lease at 77 West Wacker Drive have been terminated, released or assumed by a third party, the Prime Lease shall not constitute an “Approved Lease” for any purposes hereunder (including, without limitation, with respect to the Leasing Hurdle Date or the calculation of the Applicable Interest Rate), no Management Fees or Leasing Commissions with respect to the Prime Lease shall be paid or payable and no income or projected income from the Prime Lease shall constitute Operating Income.

        "Architect" shall mean DeStefano and Partners, Ltd., and its permitted successors and assigns, or any other architect approved by the Agent.

        “Architect’s Certificate” shall have the meaning set forth in Section 3.2(c)(viii) hereof.

        “Architect’s Consent” shall mean that certain Second Priority Architect’s Consent and Subordination of Architect’s Agreement relating to the Mortgaged Property entered into by the Architect in favor of the Agent on behalf of the Lenders.

        “Architect’s Agreement” shall mean the applicable contract for architectural services between the Property Owner and the Architect, with respect to the design of the Improvements which has been approved by the Lenders.

        “Assignment” shall have the meaning set forth in Section 5.1(v) hereof.

        “Assignment of Agreements” shall mean that certain Second Priority Assignment of Agreements, Licenses, Permits and Contracts, dated as of the date hereof, from the Property Owner, as assignor, to the Agent for the benefit of the Lenders, as assignee, assigning to the Agent for the benefit of the Lenders as security for the Loan all of the Property Owner’s interest in and to all licenses, permits and contracts necessary or desirable for the construction, use and operation of the Improvements.

        “Bank One” shall mean Bank One, NA, a national banking association, its permitted successors and assigns.

        “Bank One Lease” shall mean that certain Office Lease relating to the Mortgaged Property, dated January 24, 2000, between the Property Owner, as landlord, and Bank One, as tenant as amended from time to time in accordance with the terms of this Agreement.

        “Bankruptcy Code” shall mean Title 11 of the United States Code entitled “Bankruptcy” as the same may be amended, modified, succeeded or replaced, from time to time.

        “Base Building Improvements” shall mean the Improvements to the Land which comprise the Building, in furtherance of the Project, excluding tenant fit-out work and any other so called “tenant improvements” with respect to Approved Leases.

        “Base Management Fee” shall mean a fee payable to the Property Manager in the amount of sixty-four cents ($0.64) per square foot with respect to space at the Project which is subject to Approved Leases.

        "Basic Carrying Costs" shall mean the sum of the following costs associated with the Mortgaged Property: (i) Taxes and Other Charges; and (ii) Insurance Premiums.

        “Beneficial”, when used in the context of beneficial ownership, shall have the analogous meaning to that specified in Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

        “Borrower” shall have the meaning set forth in the preamble to this Agreement.

        “Borrower Equity Interests” shall have the meaning set forth in the recitals to this Agreement.

        “Borrower Party” shall mean any of the Borrower, the Property Owner, the Managing Member, the Guarantor, the Limited Guarantor or any of their respective successors and assigns as permitted hereunder.

        “Borrower’s Requisition Letter” shall have the meaning set forth in Section 3.5.1 hereof.

        “Borrowing Date” shall have the meaning set forth in Section 3.5.1 hereof.

        “BT” shall have the meaning set forth in the preamble of this Agreement.

        “Building” shall have the meaning set forth in the recitals to this Agreement.

        “Business Day” shall mean any day (other than a Saturday and a Sunday) on which commercial banks are not authorized or required to close in New York City.

        “Capital Expenditures” shall mean the costs incurred by the Property Owner with respect to capital replacements and repairs made to the Mortgaged Property (including, without limitation, repairs to, and replacements of, the structural components, roofs, building systems, parking garages and parking lots), in each case to the extent required to be capitalized in accordance with GAAP.

        “Cash” shall mean coin or currency of the United States of America or immediately available federal funds, including such funds delivered by wire transfer.

        “Cash and Cash Equivalents” shall mean (i) Cash, (ii) U.S. Government Securities, (iii) interest bearing or discounted obligations of federal agencies and government sponsored entities or pools of such instruments offered by Approved Banks and dealers, including, without limitation, Federal Home Loan Mortgage Corporation participation sale certificates, Government National Mortgage Association modified pass-through certificates, Federal National Mortgage Association bonds and notes, Federal Farm Credit System securities (provided all of the obligations described in this clause (iii) shall be rated “AAA” by the Rating Agencies or backed by the full faith and credit of the United States government for full and timely payment), (iv) time deposits, domestic and Eurodollar certificates of deposit, bankers acceptances or commercial paper rated at least A-1+ (or its equivalent) by the Rating Agencies, and/or guaranteed by an entity having a long-term rating at least equal to the Required Rating, (v) floating rate notes, other money market instruments and letters of credit each issued by Approved Banks (provided that if the scheduled maturity of any such note, instrument or letter of credit is more than six (6) months after the date of purchase of such obligation by Borrower or Agent, the note, instrument or letter of credit must be issued by a bank having a long-term senior unsecured debt rating from the Rating Agencies at least equal to the Required Rating), (vi) obligations issued by state and local governments or their agencies, carrying a rating at least equal to the Required Rating and/or guaranteed by an irrevocable letter of credit of an Approved Bank (provided that if the scheduled maturity of any such obligation is more than six (6) months after the date of purchase and such obligation is guaranteed by a letter of credit, the letter of credit guaranteeing such obligation must be issued by an Approved Bank having a long-term senior unsecured debt rating from the Rating Agencies at least equal to the Required Rating), (vii) repurchase agreements with major banks and primary government securities dealers fully secured by U.S. government or agency collateral with a value equal to or exceeding the principal amount on a daily basis and held in safekeeping (provided that at the time of purchase the counterparty to such repurchase agreement must have a long-term senior unsecured debt rating at least equal to the Required Rating), and (viii) investments in money market funds and money market mutual funds substantially all of the assets of which are comprised of investments described in clauses (i) through (vii) above. Except as otherwise provided in this definition, Cash and Cash Equivalents shall not include any investments commonly known as “derivatives”, any investments requiring a payment above par for an obligation, and under no circumstances shall Cash and Cash Equivalents include interest-only strips.

         "Casualty" shall mean a fire, explosion, flood, collapse or other casualty affecting the Mortgaged Property.

        “Change of Control” shall mean with respect to (a) Limited Guarantor (i) the sale or transfer by Persons who are the owners of Limited Guarantor as of the Closing Date of, in the aggregate, more than forty-nine and nine-tenths percent (49.9%) of the beneficial ownership interests in Limited Guarantor to Persons who were not owners of such interests as of the Closing Date; or (ii) the sale or transfer by such owners of Limited Guarantor as of the Closing Date of more than forty-nine and nine-tenths percent (49.9%) of the voting rights in Limited Guarantor to Persons who were not owners of such voting rights as of the Closing Date, and (b) Guarantor and Prime Group Realty Trust (“PGRT”), the sale or transfer of more than forty-nine and nine tenths percent (49.9%) of the aggregate of the common shares of PGRT and the common limited partnership units of Guarantor to any one person or group of related persons (as defined or used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) other than PGRT, The Prime Group, Inc., or any of their respective Affiliates, including any successive sales and transfers of such ownership interests, but excluding repurchases thereof by PGRT or Guarantor and their respective Affiliates, as the case may be.

         "Closing Date" shall mean January 5, 2001.

        “Code” shall mean the Internal Revenue Code of 1986, as amended, and as it may be further amended from time to time, any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

        “Collateral” shall mean (i) all of Borrower’s right, title and interest in, under and to the Organizational Documents of the Property Owner, including the Borrower Equity Interests and all proceeds thereof, (ii) all of the Limited Guarantor’s right, title and interest in, under and to the Organizational Documents of the Borrower, including approximately 3.216% of the issued and outstanding membership interests in the Borrower and all proceeds thereof, (iii) all of the Guarantor’s right, title and interest in, under and to the Organizational Documents of the Borrower, including approximately 96.784% of the issued and outstanding membership interests in the Borrower and all proceeds thereof, (iv) all Receipts, (v) all other rights appurtenant to the property described in clauses (i), (ii), (iii) and (iv) above (including, without limitation, all voting rights), (vi) the Additional Subordinate Collateral, (vii) all accounts, certificated securities, chattel paper, commodity accounts, commodity contracts, deposit accounts, documents, equipment, financial assets, fixtures, general intangibles, goods, instruments, inventory, investment property, money, payment intangibles, proceeds, securities, securities accounts, security entitlements, and uncertificated securities of the Borrower, as those terms are defined in the Uniform Commercial Code and (viii) any stock certificates, other certificates or instruments evidencing any of the foregoing. In the event that the Guarantor elects to exercise its right to deliver Substitute Collateral in exchange for the release and termination of the certain of the Guaranties (in accordance with the terms of the Completion Guaranty, the Interest and Operating Costs Guaranty and Section 2.10 below), from and after such date, the definition of “Collateral” shall be deemed to include the Substitute Collateral.

        “Combined Debt Service” shall mean, for any period, the sum of (x) Monthly Debt Service Payments payable for such period, plus (y) “Debt Service” as defined in and calculated under the Senior Loan Agreement.

        “Commitment” shall mean with respect to each Lender, the amount set forth opposite the name of such Lender on Exhibit C attached hereto.

        “Completion Guaranty” shall mean that certain Guaranty of Completion and Indemnity, dated as of the date hereof, made by Guarantor in favor of the Agent on behalf of the Lenders.

        “Condemnation” shall mean a taking or voluntary conveyance during the term hereof of all or any part of the Mortgaged Property or any interest therein or right accruing thereto or use thereof, as the result of, or in settlement of, any condemnation or other eminent domain proceeding by any Governmental Authority, whether or not the same shall have actually been commenced.

        “Condemnation Proceeds” shall have the meaning set forth in the definition of Net Proceeds.

        “Conforming Estoppel Certificate” shall mean (i) an estoppel certificate pursuant to which a Tenant has certified, at least, that (A) all rental due and payable under the applicable Lease is paid and, if Final Completion has occurred, Tenant has accepted and is in occupancy of the premises demised by such Lease, (B) the Lease has not been amended or otherwise modified and (C) neither the Property Owner (to such Tenant’s actual Knowledge), as landlord, nor Tenant is in default of any of its obligations under the Lease and knows of no event which with notice or the passage of time, or both, would result in a default by either the Property Owner or the Tenant under such Lease, or (ii) if acceptable to the Agent, the form of estoppel certificate attached as an exhibit to an Approved Lease.

        "Consolidated Net Worth" shall mean, at any time,

        (i) the total assets of a Person and its Subsidiaries which would be shown as assets on a consolidated balance sheet of such Person and its Subsidiaries as of such time prepared in accordance with GAAP, after eliminating all amounts properly attributable to minority interests, if any, in the stock and surplus of Subsidiaries, minus

        (ii) the total liabilities of such Person and its Subsidiaries which would be shown as liabilities on a consolidated balance sheet of such Person and its Subsidiaries as of such time prepared in accordance with GAAP, minus

        (iii) the net book amount of all assets of such Person and its Subsidiaries (after deducting any reserves applicable thereto) which would be shown as intangible assets on a consolidated balance sheet of such Person and its Subsidiaries as of such time prepared in accordance with GAAP.

        “Construction Agreement” shall mean a contract, satisfactory to the Agent, for construction of the Base Building Improvements contemplated herein between the Property Owner and the Construction Manager, which Construction Agreement shall provide for a guaranteed maximum price payable thereunder based on final construction drawings. The Agent has approved as a Construction Agreement that certain Contract for Construction dated as of July 21, 2000 entered into by and between the Borrower and MDI.

        “Construction Consultant” shall mean either an officer or employee of the Agent or consulting architects, engineers or inspectors appointed by the Agent which are identified by the Agent to the Borrower.

        “Construction Contingency” shall mean the aggregate of the amounts allocated as a Hard Cost contingency reserve and those allocated as a Soft Cost contingency reserve in the Approved Construction Budget.

        “Construction Costs” shall mean, for the Project, all costs and expenses of constructing the Improvements, including, without limitation, all Hard Costs, Soft Costs and other items delineated in the Approved Construction Budget and the costs of all Construction Personal Property.

        “Construction Documents” shall mean the Construction Agreement, the Approved Construction Budget, the Plans and Specifications and each other document executed by or on behalf of the Property Owner in connection with the construction of the Improvements.

        “Construction Manager” shall mean the general contractor or construction manager, satisfactory to the Agent, engaged by the Property Owner with respect to the construction of the Improvements. The Agent deems MDI to be an acceptable Construction Manager.

        “Construction Manager’s Certificate” shall have the meaning set forth in Section 3.2(c)(viii) hereof.

        “Construction Manager’s Consent” shall mean that certain Second Priority Construction Manager’s Consent, relating to the Mortgaged Property, entered into by the Construction Manager in favor of the Agent on behalf of the Lenders.

        “Construction Personal Property” shall mean materials, furnishings, fixtures, machinery, equipment and all items of tangible and intangible personal property now or hereafter owned by the Property Owner, wherever located, and either (i) to be incorporated into the Improvements, or (ii) used solely in connection with the construction of the Improvements.

        “Construction Schedule” shall mean the schedule, broken down by trade, of the estimated dates of commencement and completion of the construction of the Improvements, dated of even date herewith, and approved by the Construction Consultant.

        “Contingent Obligation” as to any Person shall mean, without duplication (i) any contingent obligation of such Person required to be shown on such Person’s balance sheet in accordance with GAAP, and/or (ii) any obligation required to be disclosed in the footnotes to such Person’s financial statements in accordance with GAAP, guarantying partially or in whole any Indebtedness, exclusive, however, of contractual indemnities (including, without limitation, any indemnity or price-adjustment provision relating to the purchase or sale of securities or assets) and guaranties of non-monetary obligations which have not yet been called on or quantified, of such Person or of any other Person. The amount of any Contingent Obligation described in clause (ii) shall be deemed to be (A) with respect to a guaranty of interest or interest and principal, or an operating income guaranty, the net present value (using a market discount rate reasonably determined by Agent) of the sum of all payments required to be made thereunder (which in the case of an operating income guaranty shall be deemed to be equal to the debt service for the note secured thereby), calculated at the rate set forth in the note secured thereby, through (1) in the case of an interest or interest and principal guaranty, the stated date of maturity of the obligation (and commencing on the date interest could first be payable thereunder) or the expiration date of such guaranty, whichever is earlier, or (2) in the case of an operating income guaranty, the date through which such guaranty will remain in effect, and (B) with respect to all guaranties not covered by the preceding clause (A), an amount equal to the stated or determinable amount of the primary obligation in respect of which such guaranty is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder), as recorded on the balance sheet and on the footnotes to the most recent financial statements of the Person. Notwithstanding anything contained herein to the contrary, guaranties of completion shall not be deemed to be Contingent Obligations unless and until a claim for payment or performance has been made thereunder, at which time any such guaranty of completion shall be deemed to be a Contingent Obligation in an amount equal to any such claim. Subject to the immediately preceding sentence, (i) in the case of a joint and several guaranty given by such Person and another Person, the amount of the guaranty shall be deemed to be 100% thereof unless and only to the extent that such other Person has delivered Cash and Cash Equivalents to secure all or any part of such Person’s guarantied obligation and (ii) in the case of a guaranty (whether or not joint and several) of an obligation otherwise constituting Indebtedness of such Person, the amount of such guaranty shall be deemed to be only that amount in excess of the amount of the obligation constituting Indebtedness of such Person. All matters constituting “Contingent Obligations” shall be calculated without duplication. On or before January 19, 2001, the Borrower will provide the Agent with a schedule of all contingent obligations of the Guarantor as of the Closing Date (regardless of whether such obligations are required to be disclosed on balance sheets, in footnotes or otherwise in accordance with GAAP) and shall update such schedule periodically in accordance with Section 5.1(k)(v) below.

        “Control” or “control” shall mean, with respect to a Person that is a corporation, the right to exercise, directly or indirectly, more than fifty percent (50%) of the voting rights attributable to the shares of the controlled corporation and, with respect to a Person that is not a corporation, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of the controlled Person. “Controlling” and “controlled” shall have meanings correlative thereto.

        “Debt” shall mean the outstanding principal amount set forth in, and evidenced by, the Notes, together with all interest accrued and unpaid thereon, and all other sums due to the Lenders and the Agent in respect of the Loan, including the IRR Amount and any Make-Whole Amount, and including any sums due or any obligation of any kind owing under the Notes, this Agreement, the Pledge Agreement or any other Loan Document (including, without limitation but without duplication, any then unpaid (at the time of determination) reimbursement or indemnity obligation).

        “Debt Securities” shall mean debt obligations, other than U.S. Government Securities, of any Person, whether evidenced by bonds, notes, debentures, certificates, book entry deposits, certificates of deposit, commercial paper, bankers acceptances, reinvestment letters, funding agreements or other instruments, which (i) are not subject to prepayment or redemption prior to maturity, (ii) are rated not less than the then Required Rating or (iii) any combination of the foregoing. Any Debt Securities delivered to Lenders or Agent for the benefit of the Lenders as collateral for an obligation shall mature not less than one (1) Business Day prior to the due date of such obligation.

        “Debtor Relief Laws” shall mean applicable liquidation, bankruptcy, conservatorship, moratorium, rearrangement, insolvency, reorganization or similar laws, domestic or foreign, affecting the rights of creditors generally, including, without limitation, Title 11 of the United States Code.

        “Default” shall mean the occurrence of any event hereunder or under any other Loan Document which, but for the giving of notice or passage of time, or both, would be an Event of Default.

        “Default Rate” shall mean a rate per annum equal at all times to the lesser of (i) the maximum non-usurious rate permitted by law and (ii) three hundred basis points (3.00%) in excess of the Applicable Interest Rate.

        “Defaulting Lender” shall have the meaning set forth in Section 3.5.2 hereof.

        “Deficiency” or “Deficiencies” shall have the meaning set forth in Section 3.5.2(c) hereof.

        “Disbursement Schedule” shall mean the schedule of the amounts of Advances anticipated to be requisitioned by the Borrower each month as certified by the Borrower and dated as of the date hereof.

        “Draw Request” shall have the meaning set forth in Section 3.5.1 hereof, a Draw Request constituting, inter alia, the Borrower’s representation and warranty, as of the date of such Draw Request, to the Lenders that, as applicable: (A) any completed construction is substantially in accordance with the Plans and Specifications; (B) all costs for the payment of which the Lenders have previously advanced funds have in fact been paid; (C) all the representations and warranties contained in Article IV hereof continue to be true and correct in all material respects; (D) no Event of Default shall then exist hereunder; and (E) each Borrower Party continues to be in compliance in all material respects with all of the other terms, covenants and conditions contained in this Agreement and the other Loan Documents.

        “Eligible Account” shall mean (i) an account maintained with a federal or state-chartered depository institution or trust company which complies with the definition of Eligible Institution, or (ii) a segregated trust account or accounts maintained with the corporate trust department of a federal depository institution or state-chartered depository institution subject to regulations regarding fiduciary funds on deposit similar to Title 12 of the Code of Federal Regulations Section 9.10(b) which, in either case, has corporate trust powers, acting in its fiduciary capacity. No Eligible Account shall be evidenced by a certificate of deposit, passbook or other instrument. Each Eligible Account (A) shall be a separate and identifiable account from all other funds held by the holding institution, (B) shall be established and maintained in the name of the Agent on behalf of the Lenders, and (C) shall be under the sole dominion and control of the Agent, and may contain only funds held for its benefit. Following a rating downgrade, withdrawal, qualification or suspension of an Eligible Institution which maintains an Eligible Account each such Eligible Account must promptly (and in any case within not more than sixty (60) calendar days) be moved to a qualifying Eligible Institution.

        “Eligible Assignee” shall mean any insurance company, bank, savings and loan association, trust company, commercial credit corporation, pension plan, pension fund or pension fund advisory firm, mutual fund or other investment company, governmental entity or plan, or a financial institution substantially similar to any of the foregoing and being experienced in making commercial loans and which has at least $200,000,000 in capital or statutory surplus and at least $500,000,000 in total assets (or any entity wholly-owned or controlled by any one or more institutions meeting the foregoing criteria).

        “Eligible Institution” shall mean an institution whose (i) commercial paper, short-term debt obligations or other short-term deposits are rated at least “A-1+” or the equivalent by the Rating Agencies, if the deposits are to be held in the account for less than thirty (30) days, or (ii) long-term senior unsecured debt obligations are rated at least “AA” or the equivalent, if the deposits are to be held in the account for more than thirty (30) days.

        “Engineering Report” shall mean the structural engineering report or reports with respect to the Mortgaged Property prepared by an Independent Engineer and delivered to the Agent in connection with this Agreement, and any amendments or supplements thereto delivered to Agent.

        "Environmental Auditor" shall mean LAW Engineering & Environmental Services, Inc. or any other independent environmental engineer or auditor approved by the Agent in its sole discretion.

        “Environmental Claim” shall mean any written notice, claim, proceeding, investigation, demand or other communication by any Person alleging or asserting liability with respect to the Borrower, the Property Owner or the Mortgaged Property arising out of, based on or resulting from (i) the presence, use or Release of any Hazardous Substance, (ii) any fact, circumstance, condition or occurrence forming the basis of any violation, or alleged violation, of any Environmental Law, or (iii) any alleged injury or threat of injury to property, health or safety or to the environment caused by Hazardous Substances.

        “Environmental Indemnity” shall mean the Environmental Indemnity Agreement, dated as of the date hereof, executed by the Borrower and the Guarantor in connection with the Loan for the benefit of the Agent on behalf of the Lenders.

        “Environmental Laws” shall mean any and all of the following as applicable to Borrower, the Property Owner and/or the Property: present and future federal, state and local laws (whether under common law, statute, ordinance, rule, regulation or otherwise), court or administrative orders or decrees, requirements of permits issued with respect thereto, and other requirements of Governmental Authorities relating to any Hazardous Substances or Hazardous Substance Activity (including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. Section 9601, et seq.) as heretofore or hereafter amended from time to time “CERCLA”).

        “Environmental Reports” shall mean the Environmental Site Assessment relating to the Mortgaged Property, and any amendments or supplements thereto delivered to the Agent, and shall also include any other environmental reports delivered to the Agent in connection with this Agreement and the Environmental Indemnity.

        “Environmental Site Assessment” shall mean a “Phase 1 Site Assessment” in respect of the Mortgaged Property, performed by an Environmental Auditor in accordance with ASTM Standard 1527-97 as modified by additional requirements of the Agent, if any, and any “Phase 2” environmental site assessment required by the Agent to be undertaken by the Borrower.

        “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

        “ERISA Affiliate” shall mean any Person that for purposes of Title IV of ERISA is a member of the controlled group of the Borrower, or under common control with the Borrower, within the meaning of Section 414 of the Internal Revenue Code.

        “ERISA Event” means (a)(i) the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, with respect to any Plan unless the 30-day notice requirement with respect to such event has been waived by the PBGC or (ii) the requirements of Section 4043(b) of ERISA apply with respect to a contributing sponsor, as defined in Section 4001(a)(13) of ERISA, of a Plan, and an event described in paragraph (9), (10), (11), (12) or (13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to such Plan within the following 30 days; (b) the application for a minimum funding waiver with respect to a Plan; (c) the provision by the administrator of any Plan of a notice of intent to terminate such Plan, pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (d) the cessation of operations at a facility of the Borrower or any ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA; (e) the withdrawal by the Borrower or any ERISA Affiliate from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (f) the conditions for imposition of a lien under Section 302(f) of ERISA shall have been met with respect to any Plan; (g) the adoption of an amendment to a Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA; or (h) the institution by the PBGC of proceedings to terminate a Plan pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that constitutes grounds for the termination of, or the appointment of a trustee to administer, such Plan.

        “Event of Default” shall have the meaning set forth in Section 9.1(a) hereof.

        “Extension Notice” shall have the meaning set forth in Section 2.8 hereof.

        “Federal Funds Rate” shall mean, for any period, a fluctuating interest rate per annum (based on a 360-day year) equal, for each day of such period, to the rate of interest quoted at 11:00 a.m. New York time charged on overnight federal funds transactions with member banks of the Federal Reserve System.

        “Federal Reserve Board” shall mean the Board of Governors of the Federal Reserve System.

        “Final Completion”, with respect to the Base Building Improvements, shall mean the date when all of the following conditions have been satisfied:

(

        i) all Work (including Punch List Items) shall have been completed in a good and workmanlike manner and in accordance with the Plans and Specifications and the Construction Agreement (except for non-material deviations therefrom that do not adversely affect the use of the Improvements for their intended purpose or their value);

        (ii) copies of all required receipts, releases of Liens, affidavits, waivers, guaranties, warranties and bonds applicable to the Work, as well as any other documents required under this Agreement with respect to the Work, shall have been issued and delivered to the Agent;

        (iii) the Property Owner shall have obtained and the Borrower shall have delivered to the Agent copies of all of the Governmental Approvals and all sign-offs, permits, licenses and certificates required by any Governmental Authority relating to the Work and the Base Building Improvements; and

        (iv) the Agent shall have received as-built drawings for the Work reasonably acceptable to Lenders, and such other documents, instruments, certificates and materials as are required to be delivered to the Agent on or prior to completion of the Work under this Agreement and the other Loan Documents.

        “Financing Statements” shall mean those certain Uniform Commercial Code Financing Statements relating to the Loan executed by the Borrower, the Property Owner, the Limited Guarantor and the Guarantor as debtors in favor of the Agent, as secured party, for the benefit of the Lenders.

        “Fiscal Year” shall mean the period commencing on the Closing Date and ending on and including December 31 of the calendar year in which the Closing occurs and thereafter each twelve-month period commencing on January 1 and ending on December 31 until the Debt is repaid in full.

        “Force Majeure Event” shall mean any event or circumstance that is beyond the Borrower’s reasonable control, including, without limitation, any of the following (in each case, but only to the extent that such event or circumstance has actually caused a delay):

        (i) acts of declared or undeclared war by a foreign enemy;

        (ii) civil commotion, national emergency or riots;

        (iii) accidents, fire or other casualty or condemnation;

        (iv) floods;

        (v) earthquakes or acts of God;

        (vi) labor strikes or lock outs not within the reasonable control of a Borrower Party or any contractor; (vii) unavailability in the general market of fuel, power or materials;

        (viii) the passage or application of any Law or Regulation or moratorium of any Governmental Authority that has the effect of preventing or delaying any Work or the progress thereof;

        (ix) unusual adverse weather conditions; or

        (x) any failure of the Agent or the Lenders to grant or deny a consent or approval within the time periods herein provided, but only to the extent such failure has actually caused a delay.

        “Four-Party Agreement” shall mean that certain Agreement, dated as of the date hereof, among Agent, the Senior Lender, Borrower and the Property Owner.

        “GAAP” shall mean generally accepted accounting principles in the United States of America as of the relevant date in question, consistently applied.

        “Governmental Approvals” shall mean all approvals, consents, waivers, orders, acknowledgements, authorizations, permits and licenses required under applicable Laws and Regulations to be obtained from any Governmental Authority, including, without limitation, for the construction of the Improvements and the use, occupancy and operation thereof following completion of construction.

        “Governmental Authority” shall mean any national or federal government, any state, regional, local or other political subdivision thereof with jurisdiction and any Person with jurisdiction exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government or quasi-governmental issues (including, without limitation, any court).

        “Guaranties” shall mean the Completion Guaranty, the Interest and Operating Cost Guaranty, the Limited Guaranty and the Non-Recourse Carveout Guaranties.

        "Guarantor" shall mean Prime Group Realty, L.P., a Delaware limited partnership, and its permitted successors and assigns.

        “Guaranty Obligations” shall mean any obligations guarantying any Indebtedness of any other Person in any manner, whether direct or indirect, and including, any obligation, whether or not contingent, (i) to purchase any such Indebtedness or other obligation or any property constituting security therefor, (ii) to advance or provide funds or other support for the payment or purchase of such Indebtedness or obligation or to maintain working capital, solvency or other balance sheet condition of such other Person (including, without limitation, keep well agreements, maintenance agreements, comfort letters or similar agreements or arrangements), (iii) to lease or purchase any property, securities or services primarily for the purpose of assuring the owner of such Indebtedness or obligation, or (iv) otherwise to assure or hold harmless the owner of such Indebtedness or obligation against loss in respect thereof; provided, however, that Guaranty Obligations shall exclude endorsements of negotiable instruments for collection or deposit, in either case in the ordinary course of business or guaranties of customary non-recourse carve-outs.

        “Guaranty Release Notice” shall have the meaning set forth in Section 2.11 hereof.

        “Hard Costs” shall mean the direct costs of building, improving or repairing the Project and the Improvements, including, without limitation, the cost of land, construction, bricks, mortar, steel, glass, painting and related building maintenance, carpeting, roof repair and replacement, landscaping, heating, ventilation and air conditioning equipment, sprinkler systems, site improvements, hard Construction Costs delineated in the Approved Construction Budget and other items generally considered hard costs under construction industry practice.

        “Hazardous Substance” shall mean (A) any chemical, compound, material, mixture or substance that is now or hereafter defined or listed in, or otherwise classified pursuant to, any Environmental Laws as a “hazardous substance”, “hazardous material”, “hazardous waste”, “extremely hazardous waste”, “infectious waste”, “toxic substance”, “toxic pollutant” or any other formulation intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, reproductive toxicity, or “EP toxicity” and (B) petroleum, natural gas, natural gas liquid, liquefied natural gas, synthetic gas usable for fuel (or mixtures of natural gas and such synthetic gas), ash produced by a resource recovery facility utilizing a municipal solid waste stream, and drilling fluids, produced waters, and other wastes associated with the exploration, development or reduction of crude oil, natural gas, or geothermal resources. Without limiting the foregoing, Hazardous Substances shall also include asbestos and asbestos-containing materials and polychlorinated biphenyls.

        “Holland & Knight” shall mean Holland & Knight, LLP, a Florida limited liability partnership, and its permitted successors and assigns.

        “Holland & Knight Lease” shall mean that certain Lease Agreement relating to the Mortgaged Property, dated as of July 20, 2000, entered into by and between the Property Owner, as landlord, and Holland & Knight, as tenant, as the same was amended by that certain First Amendment to Lease and Work Letter, dated as of November 1, 2000, that certain Second Amendment to Lease, dated as of December 13, 2000, and that certain Third Amendment to Lease, dated as of January 2, 2001, and as further amended from time to time in accordance with the terms of this Agreement.

        “Improvements” shall mean all buildings, structures, fixtures and improvements, together with any additions thereto or alterations or replacements thereof, now or hereafter on the Land.

        “Increased Costs” shall have the meaning set forth in Section 2.2.2(c)(iii) hereof.

        “Indebtedness” shall mean, with respect to any Person, without duplication, the following, whether direct or contingent:

        (i) all indebtedness for borrowed money (excluding trade payables and other similar working capital items up to $1,300,000 in the aggregate outstanding at any time);

        (ii) the deferred purchase price of assets or services which in accordance with GAAP would be shown to be a liability (or on the liability side of a balance sheet);

        (iii) all Guaranty Obligations;

        (iv) the maximum amount of all letters of credit issued or acceptance facilities established for the account of such Person and, without duplication, all drafts drawn thereunder (other than letters of credit (A) supporting other Indebtedness of the Borrower or the Guarantor, or (B) to the extent offset by Cash or Cash Equivalents held in escrow to secure such letter of credit and draws thereunder);

        (v) all lease obligations required to be capitalized under GAAP;

        (vi) all Indebtedness of another Person secured by any lien on any property of the Borrower, the Property Owner or the Guarantor, whether or not such indebtedness has been assumed;

        (vii) all obligations under take-or-pay or similar arrangements or under interest rate, currency, or commodities agreements;

        (viii) indebtedness created or arising under any conditional sale or title retention agreement (other than conditional sale and title retention agreements entered into in the ordinary course of business for assets incidental to the management and operation of the Mortgaged Property); and

        (ix) obligations of such Person with respect to withdrawal liability to or on behalf of any Multiemployer Plan;

provided, however, that Indebtedness shall not include (1) current accounts payable (other than for borrowed money or purchase money obligations) incurred in the ordinary course of business (provided that all such liabilities, accounts and claims shall be paid when due or in conformity with customary trade terms or customary dispute resolution procedures) which do not exceed $1,300,000 in the aggregate outstanding at any time, (2) accrued expenses (other than for borrowed money or purchase money obligations) incurred in the ordinary course of business, (3) indemnification and similar Contingent Obligations which are not assurances of payment of the items described in subclauses (i) through (ix) of this definition or not otherwise described in the Completion Guaranty, (4) customary non-recourse carve-outs, (5) indebtedness in respect of which Cash or Cash Equivalents have been deposited with a lender or its agent as collateral to defease such indebtedness and (6) dividends and distributions payable by such Person.

        “Independent Engineer” shall mean any reputable engineer, approved by the Agent in its sole discretion, that is licensed or registered in the jurisdiction where the Mortgaged Property is located, if required by the laws of such jurisdiction, and is not affiliated with any Borrower Party.

        “Insufficiency” means, with any respect to any Plan, the amount, if any, of its unfunded benefit liabilities, as defined in Section 4001(a)(18) of ERISA.

        “Initial Advance” shall mean the initial Advance by the Lenders pursuant to this Agreement.

        “Initial Maturity Date” shall mean January 5, 2004.

        “Insurance Premiums” shall have the meaning set forth in Section 8.1.1(d) hereof.

        “Insurance Proceeds” shall have the meaning set forth in the definition of Net Proceeds.

        “Insurance Requirements” shall mean all terms of any insurance policy required hereunder covering or applicable to the Mortgaged Property or any part thereof, all requirements of the issuer of any such policy, and all orders, rules, regulations and other requirements of the National Board of Fire Underwriters (or any other body exercising similar functions) applicable to or affecting the Mortgaged Property or any part thereof or any use of the Mortgaged Property or any part thereof.

        “Intercreditor Agreement” shall mean that certain Intercreditor Agreement, dated as of the date hereof, by and between the Agent on behalf of the Lenders and the Senior Lender.

        “Interest and Operating Costs Guaranty” shall mean that certain Guaranty of Interest and Operating Costs relating to the Loan, dated as of the date hereof, made by Guarantor in favor of Agent on behalf of the Lenders.

        “Interest Equity” shall mean the aggregate amount of interest due on the Loan (calculated at the Applicable Interest Rate or the Minimum Funding Rate in effect from time to time) which is in excess of the amount disbursed from the Interest Holdback, which amount is required to be paid monthly by the Borrower in accordance with Sections 2.2 and 2.3 hereof.

        “Interest Payment Date” shall mean the date through which interest is accrued and on which interest is due. Interest shall be payable monthly in arrears, on the first Business Day of the first month following the initial funding of the Loan proceeds under this Loan Agreement and on the first Business Day of each month thereafter until the Notes are repaid in full.

        “Interest Holdback” shall have the meaning set forth in Section 2.2.5.

        “IRR Amount” shall mean, (x) as of any date before the Leasing Hurdle Date, an amount which if then paid to the Lenders, when added to the aggregate amount of all interest payments made at the Applicable Interest Rate or the Minimum Funding Rate (excluding any increased interest payable at the Default Rate) with respect to the Loan on or prior to such date (including the Lender Fee and any prior IRR Amounts), is sufficient to provide the Lenders with a return (compounded monthly and calculated in accordance with Exhibit P hereto) on the then-outstanding principal amount of the Loan being repaid equal to the Applicable Pre-Hurdle Percentage through such date, and (y) as of any date on or after the Leasing Hurdle Date, an amount which if then paid to the Lenders, when added to the aggregate amount of all interest payments made at the Applicable Interest Rate or the Minimum Funding Rate (excluding any increased interest payable at the Default Rate) with respect to the Loan prior to such date (including the Lender Fee and any prior IRR Amounts), is sufficient to provide the Lenders with a return (compounded monthly and calculated in accordance with Exhibit P hereto) on the then-outstanding principal amount of the Loan being repaid which was advanced prior to the Leasing Hurdle Date equal to the Applicable Pre-Hurdle Percentage and on the then-outstanding principal amount of the Loan being repaid which was advanced on or after the Leasing Hurdle Date equal to the Applicable Post-Hurdle Percentage. In the event of any inconsistency between this definition and Exhibit P, the terms of this definition shall control.

        “Knowledge” or words of similar import shall mean the actual knowledge of a Person or, if such Person is not an individual, of such Person’s representatives, agents, employees, officers or directors who would be likely to have material information as to the relevant subject matter.

        “Land” shall have the meaning set forth in the recitals to this Agreement.

        “Laws and Regulations” or “Law or Regulation” shall mean all laws, statutes, treaties, codes, permits, decrees, ordinances, orders, rules, regulations, determinations, or requirements of any governmental authority, arbiter or court, including, without limitation, any Environmental Laws, any building, use, zoning and land use laws or regulations (including set back requirements), whether now or hereafter enacted and in force, relating in any way to (i) the Mortgaged Property, or the construction, ownership, use, alteration or operation thereof, or any part thereof or (ii) the Borrower, Managing Member or the Property Owner.

        “Lease” shall mean any lease, sublease, license, letting, concession, occupancy or agreement or other agreement (whether written or oral and whether now or hereafter in effect), existing as of the date hereof or hereafter entered into by the Property Owner, pursuant to which any Person is granted a possessory interest in, or right to use or occupy all or any portion of any space in the Mortgaged Property, and every modification, amendment or other agreement relating to such lease, sublease, or other agreement entered into pursuant thereto, and every guarantee of the performance and observance of the covenants, conditions and agreements to be performed and observed by the other party thereto.

        “Lease Completion Date” shall have the meaning set forth in Section 7.1.6 hereof.

        “Leasing Agent” shall mean (i) J. Paul Beitler Development Company, (ii) any Acceptable Leasing Agent or (iii) any other replacement Leasing Agent approved by the Agent.

        “Leasing Agent’s Certificate” shall have the meaning set forth in Section 3.2(c)(viii) hereof.

        “Leasing Agent’s Consent” shall mean that certain Second Priority Leasing Agent’s Consent and Subordination of Leasing Agreement relating to the Mortgaged Property entered into by the Leasing Agent in favor of the Agent on behalf of the Lenders.

        “Leasing Agreement” shall mean (i) the Exclusive Rental Agency Agreement, dated as of December 20, 2000 and effective as of April 1, 1998, entered into by the Property Owner and the Leasing Agent and approved by the Agent, pursuant to which the Leasing Agent is to provide leasing and other services with respect to the Mortgaged Property and (ii) any other leasing agreement entered into with the prior written consent of the Agent (not to be unreasonably withheld or delayed).

        “Leasing Commission” shall mean, with respect to the Mortgaged Property, all fees, commissions, expenses and other compensation (including, without limitation, any incentive fees) payable by the Property Owner to any party, including, without limitation, the Leasing Agent pursuant to the Leasing Agreement, which Leasing Commission shall reflect commercially reasonable, then current “market terms” for the area in which the Mortgaged Property is located for a property of similar type and quality, but in no event to exceed $19,432,698, in the aggregate (unless additional equity is contributed to the Borrower by the Guarantor and/or the Limited Guarantor in an amount equal to any such excess of aggregate Leasing Commissions over $19,432,698).

        “Leasing Hurdle Date” shall mean the date on which the Agent shall have received fully-executed Approved Leases for at least 68% of the NRSF of the Project and which provide for an average base rental rate of at least $23.43 per rentable square foot. Notwithstanding the foregoing, if at any time after the foregoing conditions have been satisfied, any Approved Lease is actually terminated by any Tenant (not due to any default of the Property Owner thereunder) or rejected in the bankruptcy proceeding of any Tenant and the result of such termination or rejection would be the failure to meet the foregoing leasing hurdle conditions, then with respect to Advances made after such failure, the IRR Amount and the Make-Whole Amount shall be computed at the Applicable Pre-Hurdle Percentage until the above leasing hurdle conditions have been satisfied once again. In addition, if at any time after the foregoing leasing hurdle conditions have been satisfied, there is a default under any Approved Lease due to any failure of the Property Owner to satisfy the obligations of the landlord under such Approved Lease and as a result thereof such Approved Lease is terminated and thereafter the above leasing hurdle conditions would not be satisfied, then the Leasing Hurdle Date shall be deemed not to have occurred at all and, on a retroactive basis, the IRR Amount and the Make-Whole Amount shall be computed at the Applicable Pre-Hurdle Percentage with respect to any Advances made from the Closing Date until such time as the above leasing hurdle conditions are once again satisfied. Without limiting the foregoing, in the event that the Prime Lease ever qualifies as an Approved Lease hereunder, and thereafter the Prime Lease is terminated for any reason whatsoever and the result of such termination is the failure of the above leasing hurdle conditions to be satisfied, then the Leasing Hurdle Date shall be deemed not to have occurred at all and, on a retroactive basis, the IRR Amount and the Make-Whole Amount shall be computed at the Applicable Pre-Hurdle Percentage with respect to any Advances made from the Closing Date until such time as the above leasing hurdle conditions are once again satisfied.

"Legal Requirements" shall mean: (i) all Laws and Regulations, (ii) all permits, licenses and authorizations relating thereto, and (iii) all Operating Agreements and other covenants, conditions and restrictions contained in any instruments at any time in force (whether or not involving Governmental Authorities) affecting the Mortgaged Property or any part thereof which, in the case of this clause (iii), require repairs, modifications or alterations in or to the Mortgaged Property or any part thereof, or in any material way limit or restrict the use and enjoyment thereof.

        “Lender” and “Lenders” shall have the meaning set forth in the preamble to this Agreement.

        “Lender Expenses” shall mean all origination costs and all out-of-pocket expenses and costs reasonably incurred by the Lenders (or any of their Affiliates) with respect to the making of the Loan (as well as such costs and expenses as the Agent (or any of its Affiliates) customarily includes in reimbursables, such as the duplication and binding of presentation books), including for preparation of audits, agreed-upon-procedures, reasonable travel expenses, preparation of environmental, seismic and engineering reports, credit reports, appraisals, preparation, negotiation, execution and delivery of this Agreement and the other Loan Documents and the consummation of the transactions contemplated hereby and thereby (including reasonable attorneys’ fees and disbursements in connection therewith and in connection with Agent’s due diligence), UCC and other document filing fees; provided, however, that “Lender Expenses” shall not include the syndication costs and expenses and loan participation costs and expenses incurred by the Lenders after the Closing Date but shall include such costs and expenses reasonably incurred by the Agent.

        “Lender Fee” shall mean an amount equal to $650,000.

        “Licenses” shall have the meaning set forth in Section 4.1(v) hereof.

        “Lien” shall mean any mortgage, deed of trust, lien (statutory or other), pledge, hypothecation, assignment, preference, priority, security interest, or any other encumbrance or charge on or affecting the Mortgaged Property, the Collateral or any portion thereof or the Property Owner or Borrower (including, without limitation, any conditional sale or other title retention agreement, any sale-leaseback, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement or similar instrument under the Uniform Commercial Code or comparable law of any other jurisdiction, domestic or foreign, and mechanics, materialmen’s and other similar liens and encumbrances).

"Limited Guarantor" shall mean Penny Beitler L.L.C., an Illinois limited liability company.

        “Limited Guaranty” shall mean that certain Limited Guaranty, dated as of the date hereof, made by the Limited Guarantor in favor of the Agent on behalf of the Lenders.

        “Loan” shall mean each Advance and all Advances in the aggregate made pursuant to this Agreement and the other Loan Documents, and evidenced by the Notes and secured by the Pledge Agreement and the other Loan Documents.

        “Loan Amount” shall mean $65,000,000 ($10,000,000 of which shall constitute the Interest Holdback); provided, however, that (x) at no time shall the outstanding balance of the Loan, when combined with the maximum amount of the Senior Loan that the Property Owner has qualified for at such time, exceed 82% of the total Construction Costs as reflected in the Approved Construction Budget and (y) at no time shall the sum of the outstanding balance of the Loan and the amount outstanding under the Senior Loan at such time exceed, in the aggregate, $290,000,000 (and any excess of such combined amount over $290,000,000 shall be paid to the Lenders in accordance with Section 2.4.1).

        “Loan Documents” shall mean, collectively, this Agreement, the Notes, the Pledge Agreement, the Assignment of Agreements, the Environmental Indemnity, the Guaranties, the Four-Party Agreement, the Leasing Agent’s Consent, the Construction Manager’s Consent, the Architect’s Consent, the Property Manager’s Consent and the Financing Statements and any other document executed in connection with the Loan, as well as all other documents executed and/or delivered in connection with the Loan or hereafter delivered by or on behalf of the Borrower pursuant to the requirements hereof or of any other Loan Document.

        “Loan Percentage” shall mean (i) for each initial Lender, the percentage set forth for such Lender on Exhibit C attached hereto and (ii) for any subsequent Lender, the percentage obtained as the quotient of the principal amount of the Loan assigned to such Lender over the aggregate principal amount of the Loan.

        “Lock-Out Period” shall mean a period of thirty (30) months commencing on June 24, 2000 and ending on December 23, 2002.

        “Major Building Materials” shall have the meaning set forth in Section 2.1.5(c) hereof.

        “Major Contractor” shall mean any contractor hired by the Property Owner, including, without limitation, the Construction Manager (and including subsidiaries and Affiliates), supplying labor or materials, or both, in connection with the Improvements which is for an aggregate contract price equal to or greater than $2,000,000.00, whether pursuant to one contract or agreement or multiple contracts or agreements, after taking into account all change orders.

        “Major Subcontractor” shall mean any subcontractor supplying labor or materials, or both, in connection with the Improvements which is for an aggregate contract price equal to or greater than $1,000,000.00, whether pursuant to one contract or agreement or multiple contracts or agreements, after taking into account all change orders.

        “Make-Whole Amount” shall mean with respect to any prepayment of the Loan before the expiration of the Lock-Out Period, (i) if such prepayment occurs prior to the Leasing Hurdle Date, an amount equal to the difference between (x) the interest payments that would have been payable by the Borrower on the amount of the Loan being prepaid from and after the date of such prepayment to the expiration of the Lock-Out Period if such amount had remained outstanding through the entire Lock-Out Period at the Applicable Pre-Hurdle Percentage, compounded monthly, and (y) the amount of interest which would have been payable over the same period, compounded monthly, at a rate equal to the yield at the time of such prepayment on the U.S. Treasury issue with a maturity date closest to, but not before the date on which the Lock-Out Period expires (with such yield based on the bid price for such issue as determined by the Agent) and (ii) if such prepayment occurs on or after the Leasing Hurdle Date, an amount equal to the difference between (A) the sum of (1) the interest payments that would have been payable by the Borrower on the amount of the Loan being prepaid which was advanced before the Leasing Hurdle Date from and after the date of such prepayment to the expiration of the Lock-Out Period if such amount had remained outstanding through the entire Lock-Out Period at the Applicable Pre-Hurdle Percentage, compounded monthly, plus (2) the interest payments that would have been payable by the Borrower on the amount of the Loan being prepaid which was advanced after the Leasing Hurdle Date from and after the date of such prepayment to the expiration of the Lock-Out Period if such amount had remained outstanding through the entire Lock-Out Period at the Applicable Post-Hurdle Percentage, compounded monthly and (B) the amount of interest which would have been payable over the same period, compounded monthly, at a rate equal to the yield at the time of such prepayment on the U.S. Treasury issue with a maturity date closest to, but not before the date on which the Lock-Out Period expires (with such yield based on the bid price for such issue as determined by the Agent). A numerical example of the calculation of the Make-Whole Amount is set forth on Exhibit Q attached hereto. In the event of any inconsistency between this definition and Exhibit Q, the terms of this definition shall control.

        “"Managing Member" shall mean Penny Beitler L.L.C., an Illinois limited liability company, its permitted successors and assigns.

        “Managing Member’s SPE Agreement” shall mean that certain agreement of Managing Member, dated as of the date hereof, pursuant to which Managing Member makes certain single purpose covenants for the benefit of the Agent.

        “Market Lease” shall have the meaning set forth in Section 5.1(t) hereof.

        “Material Adverse Effect” shall mean any material adverse effect upon (i) the business operations, economic performance, assets or condition (financial or otherwise) of any Borrower Party or the Mortgaged Property, (ii) the ability of any Borrower Party to perform, in all material respects, its material obligations under each of the Loan Documents, (iii) the enforceability or validity of any Loan Document or the perfection or priority of any Lien created under any Loan Document, (iv) the value of, or cash flow from, the Mortgaged Property or the operations thereof or (v) the rights, interests and remedies of the Agent or any Lender under the Loan Documents.

        “Material Agreements” shall mean each contract and agreement relating to the ownership, development, construction, use, operation, leasing (excluding Approved Leases), management, maintenance, repair or improvement of the Mortgaged Property or any portion thereof, or otherwise imposing obligations on the Property Owner or the Borrower, under which the Property Owner or the Borrower would have the obligation to pay more than $500,000 per annum or which has an unexpired term in excess of one (1) year and cannot be terminated by the Property Owner or the Borrower without cause, penalty or premium upon thirty (30) days notice or less.

        “Maturity Date” shall mean the Initial Maturity Date, as such date may be extended in accordance with Section 2.8 hereof, or if such day is not a Business Day then on the first Business Day prior thereto, or such other date on which the final payment of principal of the Notes becomes due and payable as herein provided, whether at such stated maturity date, by declaration of acceleration, or otherwise.

        “Mezzanine Debt Service Coverage Ratio” shall mean, on any date of determination, the ratio for the three-month period ending on such date of determination, of (i) the aggregate Net Operating Income for such period to (ii) the aggregate Combined Debt Service for such period.

        “ "MDI" shall mean Morse Diesel International, Inc. and its permitted successors and assigns.

        “Minimum Funding Shortfall” shall mean, on any date from and after August 24, 2001, an amount equal to the difference between (x) $45,000,000 and (y) the then outstanding principal balance of the Loan.

        “Minimum Funding Rate” shall mean, from and after August 24, 2001, a rate of interest sufficient to provide the Lenders with a Monthly Debt Service Payment in respect of the then outstanding principal balance of the Loan equal to the Monthly Debt Service Payment which would have due at the Applicable Interest Rate if the Minimum Funding Shortfall had been fully advanced.

        “Minimum Net Effective Rent Requirements” shall mean, with respect to any Lease of all or any portion of the Project described below, that such Lease provides for the applicable Net Effective Rent in accordance with the following schedule:

Retail - LL             Sub        135,014         56,755      $   20.42

Retail - Ground          1         incl. above     27,828      $   38.23

Retail - 2nd             2         incl. above     30,179      $   24.84

Low Rise                3-11       656,514        558,038      $   16.73

Mid Rise                12-24      472,095        401,278      $   14.20

High Rise               25-37      514,644        437,449      $   15.35

   Total                         1,778,267      1,511,527      $   16.35
"Monthly Debt Service Payment" shall have the meaning set forth in Section 2.3.1 hereof.

        “Mortgage” shall mean that certain first priority Mortgage, Security Agreement, Assignment of Leases, Rents and Revenues, and Fixture Filing, dated as of the date hereof, executed and delivered by the Property Owner as security for the Senior Loan and encumbering the Mortgaged Property.

        “Mortgaged Property” shall have the meaning set forth in the Senior Loan Agreement.

        “Multiemployer Plan” shall mean a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA to which any Borrower Party or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five years made or accrued an obligation to make contributions.

        “Multiple Employer Plan” means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of any Borrower Party or any ERISA Affiliate and at least one Person other than the Loan Parties and the ERISA Affiliates or (b) was so maintained and in respect of which any Borrower Party or any ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

        “Net Effective Rent” shall mean, with respect to any Lease, the actual rent per rentable square foot for the first year of such Lease, minus (i) tenant allowance costs per rentable square foot divided by the term of such Lease, (ii) leasing commissions costs per rentable square foot divided by the term of such Lease, (iii) all free rent allowances and/or rental abatements allowable to the Tenant at any time during the term of such Lease per rentable square foot divided by the term of such Lease and (iv) any amount of operating expense reimbursements for the Project with respect to which the Tenant is not required to pay its pro rata share under such Lease and for which the Property Owner is not otherwise entitled to be reimbursed.

        “Net Operating Income” shall mean, with respect to the Mortgaged Property for any period, Operating Income less Operating Expenses.

        “Net Proceeds” shall mean: (i) the net amount of all insurance proceeds received by the Agent as a result of any Casualty to the Mortgaged Property, after deduction of the Agent’s reasonable out-of-pocket costs and expenses (including, but not limited to, reasonable counsel fees), if any, in collecting same (“Insurance Proceeds”); and/or (ii) the net amount of all condemnation awards, proceeds and payments received by the Agent with respect to any Partial Condemnation or Total Condemnation (as applicable), after deduction of the Agent’s reasonable out-of-pocket costs and expenses (including, but not limited to, reasonable counsel fees), if any, in collecting same (“Condemnation Proceeds”).

        “Net Proceeds Deficiency” shall have the meaning set forth in Section 8.1.4(f) hereof.

        “Non-Recourse Carveout Guaranties” means, collectively, (i) that certain Non-Recourse Carveout Guaranty relating to the Loan, dated as of the date hereof, made by Guarantor in favor of the Agent on behalf of the Lenders and (ii) that certain Non-Recourse Carveout Guaranty relating to the Loan, dated as of the date hereof, made by the Limited Guarantor in favor of the Agent on behalf of the Lenders.

        “Note” shall mean each promissory note made by the Borrower in favor of each Lender evidencing that portion of the principal amount of the Loan Amount owing to such Lender, as such promissory notes may be amended, modified, restated, supplemented, extended, renewed, or replaced from time to time.

        “NRSF” shall mean net rentable square feet determined in accordance with the Standard Method for Measuring Floor Area in Office Buildings (ANSI/BOMA Z65.1, 1996).

        “Occupies” or “Occupancy” in respect of a Lease shall mean that Tenant under such Lease (i) has executed and delivered such Lease, (ii) has accepted the premises demised pursuant to such Lease and has provided evidence of acceptance thereof reasonably satisfactory to the Agent, and (iii) occupies the premises demised pursuant to such Lease.

        “Officer’s Certificate” shall mean, with respect to any Borrower Party, a certificate made by an individual authorized to act on behalf of such Borrower Party. Without limiting the foregoing, if the individual signing the certificate is doing so on behalf of a corporation, then such individual shall hold the office of President, Executive Vice President, Senior Vice President, Vice President, Chief Financial Officer, Treasurer or Controller (or the equivalent) with respect to such corporation and if the certificate is being delivered in connection with any financial statement, report or record, then such certificate shall be signed by the Chief Financial Officer, Senior Vice President - Finance, Controller or Treasurer of such Borrower Party.

        “Operating Agreements” shall mean (i) reciprocal easement and/or operating agreements, (ii) covenants, conditions and restrictions, and (iii) similar agreements affecting the Mortgaged Property and binding upon and/or benefiting the Property Owner and a third party. A list of Operating Agreements is attached hereto as Exhibit S.

        “Operating Expenses” shall mean, in respect of the Mortgaged Property and for any specified period, on an accrual basis, all expenses paid (or due and payable) by the Property Owner (or by an Acceptable Property Manager for the account of the Property Owner) during such period in connection with the operation of the Mortgaged Property (including Basic Carrying Costs), as well as bookkeeping, accounting, insurance costs, Base Management Fees, Leasing Commissions, wages and other costs and expenses incurred for the Mortgaged Property and legal expenses incurred in connection with the operation of the Mortgaged Property, determined, in each case, consistently with GAAP; but “Operating Expenses” shall not include (i) depreciation or amortization or other noncash items (other than expenses that are accrued but not yet paid), (ii) the principal of and interest on the Senior Loan or any other Indebtedness of the Property Owner, (iii) income taxes or other taxes in the nature of income taxes, (iv) any expenses (including legal, accounting and other professional fees, expenses and disbursements) incurred in connection with and allocable to the Senior Loan, (v) the cost of any actual Capital Expenditures, (vi) distributions to the members of the Property Owner of any management fees or similar compensation (other than Base Management Fees and Leasing Commissions) or similar compensation payable to any Affiliate of the Property Owner, and (vii) any item of expense which otherwise would be considered within Operating Expenses but is paid directly by any Tenant. Expenses that are accrued as Operating Expenses during any period shall not be included in Operating Expenses when paid during any subsequent period.

        “Operating Income” shall mean, in respect of the Mortgaged Property and for any specified period, all revenue received by the Property Owner (or by an Acceptable Property Manager for the account of the Property Owner) from any Person during such period in connection with the operation of the Mortgaged Property, determined on an accrual basis of accounting consistent with GAAP, including, without limitation, the following:

        (i) all Rents and, without duplication, all charges received by the Property Owner (or by an Acceptable Property Manager for the account of the Property Owner) for electricity, oil, gas, water, steam, heat, ventilation, air conditioning and any other energy, telecommunications, telephone, utility or similar items, including overtime usage, HVAC equipment charges, sprinkler charges, escalation charges, license fees, maintenance and cleaning fees, charges for improvements, parking revenues and income, Taxes and Other Charges and other amounts payable to the Property Owner (or to an Acceptable Property Manager for the account of the Property Owner) under any Lease (including tenant security deposits but only to the extent the Property Owner is entitled to apply or retain the security deposit in accordance with the Lease and any interest income earned thereon and retained by the Property Owner) or other agreement relating to the Mortgaged Property (it being expressly agreed that all rent shall be adjusted to eliminate the effect of straight lining);

        (ii) all amounts payable to the Property Owner (or to an Acceptable Property Manager for the account of the Property Owner) pursuant to Operating Agreements relating to the Mortgaged Property;

        (iii) condemnation awards to the extent that such awards are compensation for lost rent allocable to such specified period;

        (iv) business interruption and loss of “rental value” insurance proceeds to the extent such proceeds are allocable to such specified period; and

        (v) all other income, which is recurring and collected in the ordinary course of business of operating the Mortgaged Property.

Notwithstanding the foregoing clauses (i) through (v), Operating Income shall not include (A) any condemnation or insurance proceeds (other than of the types described in clauses (iii) and (iv) above, (B) any proceeds resulting from the sale, exchange, transfer, financing or refinancing of all or any part of the Mortgaged Property (other than of the types described in clause (iii) above), (C) any type of income that would otherwise be considered Operating Income pursuant to the provisions above but is paid directly by any Tenant to a Person other than the Property Owner or its agents and (D) any fees or other amounts payable by a Tenant or another Person that are reimbursable by the Property Owner to such Tenant or other Person.

        “Option Notice” shall have the meaning set forth in Section 2.11 hereof.

        “Organizational Documents” shall mean (i) with respect to any Person that is a corporation, the certificate of incorporation or charter and by-laws of such Person, (ii) with respect to any Person that is a partnership, the partnership agreement and, if a limited partnership, the certificate of limited partnership of such Person and the limited partnership agreement, and (iii) with respect to any Person that is a limited liability company, the certificate of formation or the articles of organization and the operating agreement of such Person.

        “Other Charges” shall mean all ground rents, maintenance charges, impositions other than Taxes, and any other charges, including vault charges and license fees for the use of vaults and similar areas adjoining the Mortgaged Property, now or hereafter levied or assessed or imposed against the Mortgaged Property or any part thereof and payable by the Property Owner.

        “Other Taxes” shall have the meaning set forth in Section 2.2.2(b) hereof.

        “Outside Completion Date” shall mean the earlier to occur of (i) Substantial Completion of construction of the Base Building Improvements and (ii) March 31, 2003, subject to delays caused by Force Majeure Events.

        “Partial Condemnation” shall mean any condemnation or eminent domain proceeding or action (including but not limited to any transfer made in lieu of or in anticipation of the exercise of such taking) by any Governmental Authority, whether for any permanent or temporary use, occupancy or other interest affecting such portion of the Mortgaged Property other than a Total Condemnation.

        “Participation” shall have the meaning set forth in Section 5.1(v) hereof.

        “Payment and Performance Bonds” shall mean dual-obligee payment and performance bonds relating to such Major Contractors and Major Subcontractors as Agent shall reasonably require, issued by a surety company or companies acceptable to the Agent, in each case in an amount not less than the full contract price and otherwise in form and substance acceptable to the Agent.

        “PBGC” shall mean the Pension Benefit Guaranty Corporation or any successor thereto.

        “PCB” shall have the meaning set forth in the definition of Hazardous Substance.

        “Performing Lenders” shall have the meaning set forth in Section 3.5.2 hereof.

        “Permits” shall mean all licenses, permits, variances and certificates used or required in connection with the ownership, operation, use or occupancy of the Mortgaged Property (including, without limitation, business licenses, state health department licenses and all such other permits, licenses and rights, obtained from any Governmental Authority or private Person).

        “Permitted Encumbrances” shall have the meaning ascribed to such term in the Senior Loan Agreement.

        “Permitted Indebtedness” shall mean (i) the Debt, (ii) written indemnities entered into in the ordinary course of business and on customary terms and conditions in connection with the acquisition of goods or services, and, (iii) any other unsecured indebtedness approved by the Agent in its sole discretion.

        “Person” shall mean any individual, sole proprietorship, corporation, general partnership, limited partnership, limited liability company or partnership, joint venture, association, joint stock company, bank, trust, estate, unincorporated organization, endowment fund, any Governmental Authority or any other form of entity.

        "Plan" shall mean a Single Employer or a Multiple Employer Plan.

        “Plans and Specifications” shall mean for the Project, the plans and specifications for the Improvements prepared by the Architect, as the same may be amended and supplemented from time to time in accordance with the terms of this Agreement. “Pledge Agreement” shall mean that certain Pledge and Security Agreement, dated as of the date hereof, made by Guarantor, Limited Guarantor and Borrower in favor of the Agent on behalf of the Lenders.

        “Policies” shall have the meaning set forth in Section 8.1.1(c) hereof.

        “Prepayment” shall have the meaning set forth in Section 2.4.2 hereof.

        “Prepayment Date” shall have the meaning set forth in Section 2.4.2 hereof.

“Prepayment Notice” shall have the meaning set forth in Section 2.4.2 hereof.

        “Prime Lease” shall mean that certain Lease Agreement dated as of December 19, 2000, between the Property Owner, as landlord, and Prime Group Realty, L.P., as tenant, as amended from time to time in accordance with the terms of this Agreement. Until such time as the termination options contained in Section 35 of the Prime Lease have fully expired (or been waived in writing) and Prime Group Realty, L.P. notifies the Agent in writing that it intends to pay the rent required under the Prime Lease and occupy the space demised by the Prime Lease and that future rental obligations under the existing lease at 77 West Wacker Drive have been terminated, released or assumed by a third party, the Prime Lease shall not constitute an “Approved Lease” for any purposes hereunder (including, without limitation, with respect to the Leasing Hurdle Date or the calculation of the Applicable Interest Rate), no Management Fees or Leasing Commissions with respect to the Prime Lease shall be paid or payable and no income or projected income from the Prime Lease shall constitute Operating Income.

        “Prohibited Amendment” shall have the meaning set forth in Section 6.1(v) hereof.

        “Project” shall have the meaning set forth in the recitals to this Agreement.

        “Project Lease” shall mean a Lease substantially in the form attached hereto as Exhibit D, which form has been approved by the Agent as the standard office lease for the Project.

        “Property Management Agreement” shall mean (i) the property management agreement entered into by the Property Owner and the Property Manager and approved by the Agent as set forth in Section 10.1 hereof, pursuant to which the Property Manager is to provide management and other services with respect to the Mortgaged Property and (ii) any other management agreement entered into with the prior written consent of Agent (which consent shall not be unreasonably withheld or delayed).

        “Property Manager” shall mean (i) any Acceptable Property Manager or (ii) any replacement Property Manager appointed in accordance with Section 10.1 hereof.

        “Property Manager’s Certificate” shall have the meaning set forth in Section 3.2(c)(viii) hereof.

        “Property Manager’s Consent” shall mean that certain Second Priority Property Manager’s Consent and Subordination of Property Management Agreement relating to the Mortgaged Property entered into by the Property Manager in favor of the Agent on behalf of the Lenders.

        “Property Owner” shall have the meaning set forth in the recitals to this Agreement.

        “Punch List Items” shall have the meaning set forth in the definition of Substantial Completion.

        “Qualified Survey” shall mean a current title survey of the Mortgaged Property, certified to the Title Company and the Agent for the benefit of the Lenders and their successors and assigns, that, except as otherwise approved by the Agent (i) is in form and content satisfactory to the Agent, (ii) is prepared by a professional and properly licensed land surveyor satisfactory to the Agent in accordance with the 1992 Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys, (iii) meets the classification of an “Urban Survey”, and the following additional items from the list of “Optional Survey Responsibilities and Specifications” (Table A) should be added to each survey: 2, 3, 4, 6, 7 (other than 7(b)(2) and 7(b)(3)), 8, 10 and 11, (iv) reflects the same legal description contained in the Qualified Title Policy relating to the Mortgaged Property, (v) includes, among other things, a metes and bounds description of the real property comprising part of the Mortgaged Property satisfactory to Agent, and (vi) contains a certification in form and substance reasonably acceptable to the Agent.

        “Qualified Title Policy” shall mean an ALTA owner’s title insurance policy (1970 unmodified form, where issuable, or 1992 form with acceptable endorsements) issued by one or more title companies acceptable to the Agent, with ALTA facultative reinsurance and direct access agreements acceptable to the Agent, which title insurance policy shall (i) provide coverage in at least the full amount of the sum of the maximum amount of the Senior Loan and the Loan Amount, (ii) contain such endorsements and affirmative coverages as the Agent may request, (iii) name the Agent for the benefit of the Lenders as the insured pursuant to the special form of mezzanine lender’s endorsement and (iv) provide that the benefits under the mezzanine lender’s endorsement are assignable by its terms with a transfer of the Loan.

        “Qualifying Lease” shall mean a Lease that (i) (A) is an Approved Lease and (B) when considered together with all other Qualifying Leases other than the Bank One Lease, provides for an average base rental rate (weighted pro rata to the area of the applicable leased premises) of at least $22.50 per NRSF, which rate assumes that the Tenant under the applicable Qualifying Lease must pay its pro rata share (payable on a “net” basis) of Taxes and Operating Expenses or (ii) the Agent otherwise approves as a Qualifying Lease.

        “ratable share” or “ratably” shall mean, with respect to any Lender, its share of the Loan based on the proportion of the outstanding principal amount of the Loan advanced by such Lender to the total outstanding principal amount of the Loan.

        "Rating Agency" shall mean any one or more of Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc., Moody's Investors Service, Inc., Fitch IBCA, Inc., or any other nationally-recognized statistical rating agency and their respective successors, as selected by the Agent.

        “Receipts” shall mean (i) all of the Borrower’s distributions, and rights to distributions, from the Property Owner, (ii) all of the Limited Guarantor’s distributions and rights to distributions from the Borrower and (iii) all of the Guarantor’s distributions and rights to distributions from the Borrower.

        “Reduced Make-Whole Amount” shall have the meaning set forth in Section 2.11 hereof.

        “Register” shall have the meaning set forth in Section 2.1.11(b) hereof.

        “Regulation D” shall mean Regulation D of the Federal Reserve Board, as in effect from time to time.

        “Related Party” shall mean any member, shareholder, partner, principal, Affiliate, employee, officer, director, agent or representative of any Borrower Party.

        “Release” shall mean any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment (including, without limitation, the movement of Hazardous Substances through ambient air, soil, surface water, groundwater, wetlands, land or subsurface strata).

        “Rents” shall mean all rents, rent equivalents, moneys payable as damages pursuant to a Lease or in lieu of rent or rent equivalents, royalties (including all oil and gas or other mineral royalties and bonuses), income, receivables, receipts, revenues, deposits (including security, utility and other deposits), accounts, cash, issues, profits, charges for services rendered, and other consideration of whatever form or nature received by or paid to or for the account or benefit of the Property Owner or its agents or employees from any and all sources arising from or attributable to the Mortgaged Property and/or the use and occupancy by Tenants thereof, including, without limitation, any obligations now existing or hereafter arising or created out of the sale, Lease, sublease, license, concession or other grant of the right of the use and occupancy of the Mortgaged Property or rendering of services by the Property Owner and proceeds, if any, from business interruption or other loss of income insurance.

        “Required Equity” shall mean an amount equal to $62,200,000, which amount shall have been fully invested (or contributed in the form of land) by the Borrower Parties in the Project in a manner reasonably satisfactory to the Agent on or before the date of the Initial Advance; provided, however, that in the event that the Property Owner has qualified for $230,000,000 under the terms of the Senior Loan Documents, the amount of Required Equity shall be reduced (but in no event in an amount greater than $5,000,000) in accordance with Section 2.1.7 below.

        “Required Rating” shall mean “AA” (or its equivalent) by the Rating Agencies.

        “Required Records” shall have the meaning set forth in Section 5.1(j)(ix) hereof.

        “Restoration” shall mean the repair and restoration of the Mortgaged Property to a substantially comparable condition as existed immediately prior to a Casualty or Partial Condemnation, as applicable, together with such alterations and additions as may be reasonably approved by the Agent or required by a Governmental Authority.

        “Restricted Securities Account” shall mean that certain restricted account established with the Agent by the Guarantor pursuant to the Completion Guaranty and the Interest and Operating Costs Guaranty.

        “Retainage” shall mean, for each construction contract and subcontract, the greater of (i) ten percent (10%) of all Hard Costs funded to the contractor or subcontractor under the contract or subcontract (as the same may be amended by Change Orders and in accordance with this Agreement) relating to such contractor’s or subcontractor’s services until such time as the labor or materials provided under such contract or subcontract is fifty percent (50%) complete as certified by the Construction Consultant, at which time no further Retainage under such contract or subcontract shall be required and (ii) the actual retainage required under such contract or subcontract. There shall be no Retainage on Soft Costs, unless retainage on Soft Costs is required under such construction contract or subcontract, in which case the Retainage for such Soft Costs shall be as set forth in such construction contract or subcontract.

        “Securities Act” shall mean the Securities Act of 1933, as amended from time to time.

        “Senior Lender” shall have the meaning set forth in the recitals to this Agreement.

        “Senior Loan” shall mean that certain loan contemplated pursuant to the Senior Loan Agreement between the Property Owner and the Senior Lender.

        “Senior Loan Agreement” shall have the meaning set forth in the recitals to this Agreement.

        “Senior Loan Amount” shall mean, from time to time, the “Loan Commitment Amount” as defined in and calculated under the Senior Loan Agreement.

        “Senior Loan Documents” shall mean the Senior Loan Agreement and all additional documents executed or delivered by or on behalf of the Property Owner in connection with the Senior Loan as of the date hereof.

        “Shortfall” shall have the meaning set forth in Section 2.1.7 hereof.

        “Single Employer Plan” means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of any Borrower Party or any ERISA Affiliate and no Person other than the Borrower Parties and the ERISA Affiliates or (b) was so maintained and in respect of which any Borrower Party or any ERISA Affiliate could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

        “Soft Costs” shall have the meaning set forth in Section 2.1.7 hereof.

        “Special Draw Request” shall have the meaning set forth in Section 2.2.5 hereof.

        “Stabilized Occupancy” shall mean Occupancy by Tenants accounting for 92% of the NRSF of the Project pursuant to Approved Leases.

        “Subsidiary” shall mean (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time, any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries, (ii) any partnership, association, trust, joint venture, limited liability company or other entity in which such Person directly or indirectly through subsidiaries has more than a 50% equity interest at any time and (iii) any partnership, association, trust, joint venture, limited liability company or other business entity which is required to be consolidated with another such business entity in accordance with GAAP.

        “Substantial Completion” shall mean the date when all of the following conditions have been satisfied:

        (i) all Work associated with the Base Building Improvements has been completed in accordance with the Plans and Specifications and the Construction Agreement (except for non-material deviations therefrom that do not adversely affect the use of the Improvements for their intended use or their value) and shall satisfy the requirements of all “Landlord’s Work” (other than tenant improvements) under the Bank One Lease and the Holland & Knight Lease, subject only to the completion of non-material details of correction, construction or mechanical adjustment, the non-completion of which does not interfere with the use and occupancy of the Mortgaged Property for its intended purpose (the “Punch List Items”);

        (ii) the Property Owner shall have obtained and the Borrower shall have delivered or cause to be delivered to the Agent all required Governmental Approvals and all sign-offs, permits, licenses and certificates of any Governmental Authority regarding work associated with the Base Building Improvements, issued, in each case, by the appropriate Governmental Authority;

        (iii) the Mortgaged Property shall be free of any Lien pertaining to the Work (other than Permitted Encumbrances) and the Agent shall have received such releases of liens, waivers and affidavits with respect thereto as it may reasonably require; and

        (iv) the Agent shall have received all other documents, sign-offs, approvals, licenses and permits, including copies of completed AIA Form G704 (Certificate of Substantial Completion), to determine that all conditions to substantial completion of the Work have been met under the terms of the Senior Loan Documents.

        “Substitute Cash Collateral Account” shall have the meaning set forth in the Completion Guaranty.

        “Substitute Collateral” shall have the meaning set forth in the Completion Guaranty.

        “Substitute Lender” shall have the meaning set forth in Section 3.5.2.

        “Taxes” shall mean all real estate and personal property taxes, assessments, fees, taxes on rents or rentals, water rates or sewer rents, and other governmental charges now or hereafter levied or assessed or imposed against the Property Owner or the Mortgaged Property or rents therefrom or which may become Liens.

        “Tenant” shall mean any Person liable by contract or otherwise to pay monies (including a percentage of gross income, revenue or profits) pursuant to a Lease.

        “Title Company” shall mean Near North National Title Corporation, as agent, and Ticor Title Insurance Company, Lawyers Title Insurance Corporation, First American Title Insurance Company, Stewart Title Insurance Company and Old Republic Title Insurance Company, as co-insurers.

        “Total Condemnation” shall mean any condemnation or eminent domain proceeding or action (including but not limited to any transfer made in lieu of or in anticipation of the exercise of such taking) by any Governmental Authority, whether for any permanent or temporary use, occupancy or other interest affecting such portion of the Mortgaged Property as, when so taken or condemned, would leave, in the Agent’s reasonable determination, a balance of the Mortgaged Property that, due either to the area so taken or the location of the part so taken in relation to the part not taken, would not, under economic conditions, physical constraints, zoning laws, building regulations and other Laws and Regulations then existing, readily accommodate a new or reconstructed building or buildings and other improvements of a type comparable to the Improvements existing as of the date of such taking or condemnation.

        “UCC” or “Uniform Commercial Code” shall mean (i) with respect to any tangible Collateral, the Uniform Commercial Code as in effect on the date hereof in the state where such Collateral is located, as amended from time to time, and (ii) with respect to any intangible Collateral, the Uniform Commercial Code as in effect on the date hereof in (A) the state in which the chief executive office of the Person with ownership of such Collateral is located, and (B) the state in which such Person is organized, in each case, as amended from time to time.

        “U.S. Government Securities” shall mean securities evidencing an obligation to pay principal and interest in a full and timely manner that are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a Person Controlled or supervised by and acting as an agency or instrumentality of and guaranteed as a full faith and credit obligation by the United States of America (including a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such securities or a specific payment of principal of or interest on any such securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the securities or the specific payment of principal of or interest on the securities evidenced by such depository receipt).

        “U.S. Tax” shall mean any present or future tax, assessment or other charge or levy imposed by or on behalf of the United States of America or any taxing authority thereof (excluding any franchise and income taxes due from and payable by Lenders or the Agent).

        “Withdrawal Liability” has the meaning specified in Part I of Subtitle E of Title IV of ERISA.

        “Work” shall mean all construction, labor, materials, supplies, monitoring, supervision, administration, contracting and other services or materials necessary or desirable for the satisfactory performance, execution and Final Completion of the construction of the Base Building Improvements in accordance with the Plans and Specifications, the Construction Agreement and good construction practice.

        Section 1.2 Principles of Construction. (a) All references to sections, schedules and exhibits are to sections, schedules and exhibits in or to this Agreement unless otherwise specified. Unless otherwise specified, the words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The words “includes”, “including” and similar terms shall be construed as if followed by the words “without limitation”. The terms “Mortgaged Property” and “Collateral” shall be construed to be followed by the phrase “or any part or portion thereof”. Unless otherwise specified, all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined. Any reference herein to any Loan Document shall refer to such Loan Document as such Loan Document may be amended, restated or otherwise modified from time to time. All accounting terms not specifically defined herein shall be construed in accordance with GAAP, as may be modified herein. As a matter of convenience herein, rating categories are generally stated in the nomenclature of Standard & Poor’s Ratings Services, it being understood that unless otherwise expressly stated to the contrary, reference to such category shall also be deemed to be a reference to the comparable category of each other Rating Agency. Whenever in this Agreement any Person is referred to, such reference shall be deemed to include the legal representatives, successors and assigns of such Person, provided that the foregoing shall not be deemed to permit any transfer of any ownership interest that is otherwise prohibited hereunder. All covenants, promises and agreements in this Agreement contained, by or on behalf of the Borrower, shall inure to the benefit of the respective legal representatives, successors and assigns of each Lender and the Agent.

        (b) Whenever in this Agreement the phrase the Borrower “shall, or shall cause the Property Owner to” or “shall not permit the Property Owner to” appears, or the Borrower otherwise undertakes and/or covenants to cause the Property Owner to take, or refrain from taking, any action pursuant to this Agreement or any other Loan Document, it shall be understood that Borrower’s actions in connection with such undertakings or covenants will be (i) pursuant to proper limited liability company action and in observance of proper limited liability company and entity formalities and capacities in accordance with the Organization Documents of the Borrower and the Property Owner, (ii) not in derogation of any contractual or legal obligations of the Property Owner, and (iii) not in derogation of the Borrower’s obligation to maintain its corporate separateness from the Property Owner.

Article II GENERAL

        Section 2.1 The Loan.

        2.1.1 Commitment. Subject to and upon the terms and conditions set forth herein, each Lender hereby severally agrees to lend to the Borrower its ratable share of the Initial Advance and the other advances contemplated hereunder (each, an “Advance”) in accordance with and in the aggregate amount of its Commitment. The aggregate amount of the Loan shall not exceed the Loan Amount. The Loan shall mature on the Maturity Date. The Borrower hereby agrees to accept the Loan as of the date hereof, subject to and upon the terms and conditions set forth herein. The proceeds of Advances shall only be used by the Borrower to make contributions to the Property Owner for the payment of Approved Construction Costs actually incurred in connection with the construction of the Improvements.

        2.1.2 Advances. The Approved Construction Budget reflects, by category and line items, the purposes and the amounts for which funds to be advanced by the Lenders to the Borrower (and contributed to the Property Owner) under this Agreement are to be used. The Lenders shall not be required to disburse for any category or line item any amount that, together with all prior Advances, would exceed the amount specified therefor in the Approved Construction Budget, subject to Sections 2.1.3, 2.1.4 and 7.1.10 hereof (or other reallocations approved by the Agent in its sole discretion). Any fees or payments to be made pursuant to the Affiliate Contracts shall only be disbursed hereunder at such times provided under and otherwise in accordance with said Affiliate Contracts (but in no event shall such payments exceed from time to time the amount allocated therefor in the Approved Construction Budget).

        2.1.3 Cost Overruns. If the Borrower becomes aware of any change in Construction Costs which will increase such costs above the costs set forth for a category or line item of Construction Costs reflected on the Approved Construction Budget, the Borrower shall, within five (5) Business Days thereafter, notify the Agent in writing and submit to the Agent a revision to the Approved Construction Budget for the Agent’s review and, to the extent required hereunder, approval. Except as set forth in this Section 2.1.3 and in Sections 2.1.2, 2.1.4 and 7.1.10 hereof, any reallocation of any category or line items in the Construction Budget shall be subject to the Agent’s approval in the Agent’s sole discretion. The Lenders shall have no obligation to make any further Advances with respect to the increase in the line item or category for which a revision under this Section 2.1.3 has been submitted to the Agent for approval, unless and until the revision to the Approved Construction Budget so submitted by the Borrower is approved by the Agent or withdrawn by the Borrower (it being understood that in the event a revision to the Approved Construction Budget is withdrawn by the Borrower after an Advance has been made in accordance with the revised (but then withdrawn) Approved Construction Budget, any excess of such Advance over the amount of the Advance that would have been made if the revision to the Approved Construction Budget had not been submitted in the first place may be deducted from the next following Advance or Advances, as necessary), and the Agent reserves the right to approve or disapprove any revision to the Approved Construction Budget in its sole and absolute discretion except to the extent otherwise provided in this Section 2.1.3 and in Sections 2.1.2, 2.1.4 or 7.1.10 hereof.

        2.1.4 Contingency Reserve. Subject to Section 7.1.10 hereof and to the prior approval, which shall not be unreasonably withheld or delayed, of the Agent in respect of individual reallocations of greater than five percent (5%) of a given line item and up to an aggregate reallocation, taking into account all prior reallocations, of ten percent (10%) of such line item as set forth in the Approved Construction Budget on the date hereof, the Borrower may revise the Approved Construction Budget from time to time to move amounts available under the Hard Costs budget line denominated “Contingency” to other Hard Costs budget lines only, and/or to move amounts available under the Soft Costs budget line denominated “Contingency” to other Soft Costs budget lines or to any Hard Costs budget lines by providing to Agent a revision to the Approved Construction Budget indicating all such changes; provided, however, that the Agent’s prior consent shall be required for any (x) disbursement from the “Soft Costs Contingency” in excess of $250,000 (individually or in the aggregate, taking into account prior disbursements with respect to any given line item to which Contingency is being allocated or reallocated) or (y) disbursement from the “Hard Costs Contingency” in excess of $1,000,000 (individually or in the aggregate, taking into account prior disbursements with respect to any given line item to which Contingency is being allocated or reallocated). Notwithstanding the foregoing, Borrower shall also be entitled to request disbursements from the Restricted Securities Account for the same purposes for which the Construction Contingency may be used, on the same terms, conditions and restrictions as set forth in Sections 2.1.2, 2.1.3, 2.1.4, 2.1.7 and 7.1.10 herein. Provided that no Event of Default shall then exist, any amounts remaining on deposit in the Restricted Securities Account upon Stabilized Occupancy of the Mortgaged Property (or on the date of any earlier prepayment in full of the Loan in accordance with Section 2.4 hereof) shall be returned to the Guarantor or otherwise disbursed in accordance with Guarantor’s written directions.

        2.1.5 Stored Materials. (a) Except as provided in this Section 2.1.5, the Agent shall in no event or under any circumstances have any obligation to make any disbursement of the Loan for materials which are stored off-site unless the Agent agrees, in its sole and absolute discretion, to make the same.

        (b) The Agent and the Lenders shall make Advances in accordance with this Agreement to pay for Hard Costs actually incurred for materials not yet incorporated in the Improvements but stored on site, which materials are required in connection with the construction of the Improvements, provided that: (i) such materials are in accordance with the Plans and Specifications (except for non-material deviations therefrom that do not adversely affect the use of the Improvements for their intended purpose or their value) approved by the Agent and the Construction Consultant; (ii) such materials are securely stored on site, properly inventoried, and clearly stenciled or otherwise marked to indicate that they are the property of the Property Owner; (iii) such materials are insured against casualty, loss and theft as required by Section 8.1.1 hereof; (iv) the Property Owner either owns or will, after the payment of the bills and invoices therefor (which payment in full shall occur promptly after the disbursement of the Loan for such materials), own such materials free and clear of all Liens and encumbrances of any nature whatsoever other than Permitted Encumbrances, which ownership shall be established contemporaneously with or promptly after such disbursement by evidence reasonably satisfactory to the Agent; (v) subject to Sections 2.1.3, 2.1.4 and 7.1.10, the aggregate amount of such disbursements for such materials shall in no event at any time exceed the actual Hard Costs incurred by the Borrower for such materials as verified by the Construction Consultant pursuant to the provisions of this Agreement; (vi) the aggregate amount of such disbursements of the Loan for such materials which are stored on-site and which is outstanding at any given time shall in no event exceed $2,000,000; (vii) if required by the Agent, the Architect or the Construction Consultant shall certify that it has inspected said materials and that they are in good condition and suitable for use in connection with the Project.

        (c) The Agent and the Lenders shall from time to time make disbursements in accordance with the terms of this Agreement for the purchase of certain finally assembled, fully fabricated major building materials, which are ready for delivery to the Project but are temporarily stored at off-site locations other than the Project (collectively, “Major Building Materials”), approved by the Construction Consultant (acting reasonably) prior to the delivery to the Project or incorporation into the Improvements of such Major Building Materials; provided, however, that in the case of each such disbursement, the conditions contained in clause (b) above have been satisfied with respect to the Major Building Materials, other than the requirement of clauses (ii) and (vi) contained therein with respect to the storage of such materials on site, and the Agent shall have received (i) a written statement from the manufacturer or storer of such Major Building Materials (or a provision in the purchase order therefor to such effect) that the Agent, the Construction Consultant and either of their agents may fully inspect such Major Building Materials at all reasonable times upon reasonable advance notice and (ii) evidence that the aggregate amount of such disbursement for Major Building Materials does not at any time exceed $15,000,000.

        (d) The Agent shall have the right in its sole discretion, but not the obligation, to request that the Borrower deliver or cause to be delivered to the Agent the following documents within ten (10) Business Days after the date on which any Advance for Major Building Materials is made: (i) bills of lading, warehouse receipts, delivery receipts or other evidence of title with respect to the Major Building Materials for which such advance is made, which shall be in form and substance reasonably satisfactory to the Agent in all respects and (ii) a certificate of the Borrower in form and substance reasonably acceptable to the Agent in all respects to the effect that such Major Building Materials are owned by the Property Owner outright, free and clear of all Liens, security interest and encumbrances (other than those created under the Senior Loan Documents and the Permitted Encumbrances), and that all of the terms of this Section 2.1.5 have been complied with. No Advance for Major Building Materials shall be made unless the Major Building Materials covered thereby are stored at a location, other than the Project, reasonably acceptable to the Agent and the Construction Consultant, and are (A) stored in a designated and secure area, and said Major Building Materials will not be transported to another location except in connection with their delivery to the Project, (B) effectively segregated (to the extent possible) from all other materials of whatever kind located at the off-site location in question and (C) reasonably anticipated to be incorporated into the Project within one hundred and eighty (180) days of the Advance therefor.

        (e) Disbursements for all stored materials, whether or not stored at the Project, shall not exceed at any one time $17,000,000 in the aggregate for the Project.

        2.1.6 Amount of Advances. (a) In no event shall any Advance exceed an amount equal to the difference between the full amount of Construction Costs theretofore paid or to be paid with the proceeds of such Advance plus any Construction Costs incurred by the Property Owner through the date of the Draw Request for such Advance minus the applicable Retainage for each contract and subcontract. It is further understood that the Retainage described above is intended to provide a contingency fund protecting the Lenders against the failure of the Borrower or another Borrower Party to fulfill its obligations under the Loan Documents, and that the Agent may charge amounts against such Retainage in the event the Agent or the Lenders are required or elect to expend funds to cure any Event of Default.

        (b) The portion of Retainage that relates to work or materials supplied by any contractor in connection with the Improvements will, upon request, be disbursed to the Borrower subject to satisfaction of the following conditions, whether before or after the completion of the Improvements: (i) no Event of Default has occurred and is continuing; (ii) the Construction Consultant verifies to the Agent that such contractor has completed 100% of its work for the Improvements and has supplied 100% of all materials for the Project in compliance in all material respects with such contractor’s contract and in conformity with the Plans and Specifications for the Project (except for non-material deviations therefrom that do not adversely affect the use of the Improvements for their intended purpose or their value); (iii) such contractor shall execute a Lien waiver in the form attached hereto as Exhibit G; and (iv) if required by the Agent, the disbursement of such portion of the Retainage shall be approved by any surety company that has issued a Payment and Performance Bond with respect to such contractor; provided, however, that, notwithstanding the preceding portion of this sentence, in the event that the preceding conditions set forth in clauses (i) through (iv) have been met by MDI except that, in lieu of clause (ii) the Construction Consultant verifies that Substantial Completion has occurred and in respect of clause (iii) a Lien waiver in the form of Exhibit G attached hereto has been executed by MDI, then 50% of the Retainage relating to MDI’s Construction Manager’s fee shall be disbursed to the Property Owner. Notwithstanding the foregoing, in the event that Agent transfers to the Senior Lender all Retainage held by Agent in connection with the first advance of the Senior Loan occurring after the Closing Date, in accordance with the Four-Party Agreement, all such Retainage shall thereafter be disbursed as directed by the Senior Lender pursuant to the terms and provisions of the Senior Loan Documents (and the construction escrow agreement executed in connection therewith).

        2.1.7 Loan Balancing. Notwithstanding anything contained herein to the contrary, if at any time or from time to time during the term of this Agreement, in the Agent’s sole (but good faith) judgment and opinion, the unfunded balance of the Loan together with the Required Equity, the Interest Equity, Retainage and the then-applicable Senior Loan Amount is insufficient to pay the remaining Hard Costs and any and all other costs and expenses (including the payment of interest on the Loan) associated with the construction and leasing of the Project set forth in the Approved Construction Budget (“Soft Costs”) after taking into account all Construction Contingencies and reallocations pursuant to Section 7.1.10 hereof (the amount of such deficiency, the “Shortfall”), no further Advances shall be made by the Lenders until the Borrower either individually or in combination (a) deposits with the Agent the Shortfall (without duplication of and except for amounts held by the Senior Lender under Section 2.1.7 of the Senior Loan Agreement), (b) infuses the Shortfall into the Project by payment of expenses in cash or other manner reasonably satisfactory to the Agent and delivers to the Agent evidence thereof reasonably satisfactory to the Agent, (c) provides the Agent with other assurance reasonably satisfactory to the Agent (such as a letter of credit or guaranty) that the Shortfall will be funded as and when needed, (d) to the extent permitted under Section 2.1.4 hereof, allocates the applicable portion of the Construction Contingency (or amounts in the Restricted Securities Account) to the Shortfall and/or (e) to the extent permitted under Section 7.1.10 hereof, reallocates cost savings from the Approved Construction Budget (or other reallocations which are approved by the Agent, in its sole discretion) in accordance with the terms of this Agreement. The Borrower hereby agrees that the Agent shall have a Lien on and security interest in, for the benefit of Lenders, any sums deposited with the Agent pursuant to clauses (a) and (c) above, that the Borrower shall have no right to withdraw any such sums except for the payment of Construction Costs, that the full amount of such sums shall be used to pay Construction Costs before additional proceeds of the Loan are advanced and the Agent agrees that all such sums shall be advanced pursuant to Draw Requests submitted by the Borrower. Any such sums deposited in accordance with said clause (a) or (c) shall be released to the Borrower when and to the extent that the Agent reasonably determines that the amount thereof is more than the then-existing Shortfall; provided, however, that if an Event of Default occurs, the Agent shall, at the option of the Lenders, apply such amounts either to the costs of completion of the Improvements or to the immediate reduction of outstanding principal (together with the applicable IRR Amount and Make-Whole Amount, if any) and/or interest under the Notes. Notwithstanding anything above to the contrary, at such time as the Property Owner has qualified for an aggregate of $230,000,000 of loan proceeds under and pursuant to the Senior Loan Documents (as determined by the Senior Lender), (1) the Required Equity hereunder shall be reduced by an amount equal to the amount of equity (up to $5,000,000) which is reimbursed to the Property Owner by the Senior Lender under the Senior Loan Documents as a result of such qualification and (2) the Borrower shall be permitted to distribute to the Guarantor and the Limited Guarantor the difference between such reimbursement referenced in clause (1) above and any Shortfall, calculated on the date of such reimbursement, under this Section 2.1.7.

        2.1.8 Quality of Work. No Advance or any portion thereof shall be made with respect to defective work or to any contractor that has performed work that is defective and that has not been cured (provided, however, that Advances or portions thereof may be made to the Borrower in respect of non-defective work of such contractor so long as the Borrower certifies to the Agent that the Borrower reasonably expects such other work of such contractor not to be defective), but, during the continuance of an Event of Default, the Lenders may disburse all or part of any Advance before the same shall become due if the Construction Consultant believes it advisable to do so, and all such Advances or parts thereof shall be deemed to have been made pursuant to this Agreement.

        2.1.9 Miscellaneous. The making of an Advance by the Lenders shall not constitute the Agent’s or the Lenders’ approval or acceptance of the construction theretofore completed or the materials furnished in connection therewith. The Agent’s inspection and approval of the Plans and Specifications, the construction of the Improvements, or the workmanship and materials used therein, shall impose no liability of any kind on the Agent or the Lenders, the sole obligation of the Agent and the Lenders as the result of such inspection and approval being to make the Advances if, and to the extent, required by this Agreement.

        2.1.10 No Re-advances. Any amount borrowed and repaid hereunder in respect of the Loan may not be reborrowed.

        2.1.11 The Notes. (a) The Loan shall be evidenced by a Note or Notes from the Borrower in the aggregate principal amount of the Loan. The Note or Notes shall bear interest at the Applicable Interest Rate or the Minimum Funding Rate, as applicable, with respect to the principal amount thereof advanced pursuant to this Agreement and outstanding to and including the Maturity Date and thereafter (and at any time during the continuance of an Event of Default) until repayment at the Default Rate. The Note or Notes shall be subject to repayment as provided in Section 2.3 hereof, shall be entitled to the benefits of this Agreement and shall be secured by the Pledge Agreement and the Financing Statements and by certain of the other Loan Documents.

        (b) The Agent shall maintain, or cause to be maintained, a register (the “Register”) at the address set forth in Section 11.5 hereof to which notices to the Agent are to be sent hereunder, on which it shall enter the name or names of the registered owner or owners from time to time of the Note or Notes. Each Note may be independently assigned or otherwise transferred in accordance with the requirements of Section 11.23 hereof to an Eligible Assignee in whole or in part by registration of such assignment or transfer on the Register (and each Note shall expressly so provide). Any assignment or transfer of all or part of the Loan (and the Note or Notes evidencing the same) may be effected by registration of such assignment or transfer on the Register. At the request of any Lender or any designated assignee or transferee of a Note, the Borrower shall issue to such Lender or the designated assignee or transferee one or more new Notes in the same aggregate principal amount of the Note or Notes so assigned or transferred upon delivery to the Borrower of the Note or Notes so assigned or transferred marked “cancelled”. The Register shall be available for inspection by the Borrower at any reasonable time upon reasonable prior notice.

         Section 2.2 Interest.

        2.2.1 Generally. Interest on the outstanding principal balance of the Loan and the Notes shall accrue at the Applicable Interest Rate (or the Minimum Funding Rate, as applicable) and shall be calculated on the basis of a year of 360 days for the actual number of days elapsed in the applicable calendar month. If an Advance is repaid on the same day on which it is made one (1) day’s interest shall be paid on such Advance.

        2.2.2 Determination of Interest Rate. (a) The rate at which the outstanding principal amount of the Loan bears interest from time to time as set forth below shall be referred to as the “Applicable Interest Rate”. The Loan shall bear interest at a fixed rate equal to twelve percent (12%) per annum through and including the Maturity Date; provided, however, that:

        (i) if Qualifying Leases representing not less than 55% of the NRSF of the Project have not been executed and delivered to the Agent on or before January 5, 2002, the interest rate shall be increased by one hundred and fifty basis points (1.50%) above the “Applicable Interest Rate” in effect immediately prior to such date;

        (ii) if Qualifying Leases representing not less than 65% of the NRSF of the Project have not been executed and delivered to the Agent on or before January 5, 2003, the interest rate shall be increased by one hundred and fifty basis points (1.50%) above the “Applicable Interest Rate” in effect immediately prior to such date; and

        (iii) if Qualifying Leases representing not less than 75% of the NRSF of the Project have not been executed and delivered to the Agent on or before July 5, 2003, the interest rate shall be increased to seventeen percent (17%) per annum.

        (b) In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or other excise or property taxes, charges, or similar levies which arise from any payment made hereunder, or from the execution, delivery or registration of, or otherwise with respect to, this Agreement, the other Loan Documents or the Loan (hereinafter referred to as “Other Taxes”).

        (c) The Borrower shall indemnify each Lender and the Agent for the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed by any Governmental Authority on amounts payable under this Section 2.2.2) paid by such Lender or the Agent (as the case may be) and any liability (including penalties, interest, and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Payment under this indemnification shall be made within thirty (30) days after the date such Lender or the Agent (as the case may be) makes written demand therefor. Notwithstanding the foregoing, in no event shall the Borrower be required to indemnify any Lender and/or the Agent (and the terms “Taxes” and “Other Taxes” shall specifically exclude in the case of each Lender and the Agent) in respect of taxes imposed on such Lender’s and/or the Agent’s income (including penalties and interest in respect thereof) and franchise taxes imposed by any Governmental Authority.

        (d) If the Borrower is required by law to withhold or deduct any amount from any payment hereunder in respect of any U.S. Tax, the Borrower shall withhold or deduct the appropriate amount, remit such amount to the appropriate Governmental Authority and pay to each Person to whom there has been an Assignment or Participation of the Loan and who is not a U.S. Person such additional amounts as are necessary in order that the net payment of any amount due to such non-U.S. Person hereunder after deduction for or withholding in respect of any U.S. Tax imposed with respect to such payment (or in lieu thereof, payment of such U.S. Tax by such non-U.S. Person), will not be less than the amount stated herein to be then due and payable, provided that the foregoing obligation to pay such additional amounts shall not apply:

        (i) to any payment to any Person unless such Person (or if such Person is not the beneficial owner of the relevant Loan, such beneficial owner) has contemporaneously with its becoming a party to an Assignment or Participation, complied with its obligations under Section 11.23(b) hereof;

        (ii) to any U.S. Taxes imposed solely by reason of the failure by such Person (or, if such Person is not the beneficial owner of the relevant Loan, such beneficial owner) to comply with applicable certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connections with the United States of America of such Person (or beneficial owner, as the case may be) if such compliance is required by statute or regulation of the United States of America as a precondition to relief or exemption from such U.S. Taxes unless such Person is legally unable to do so;

        (iii) with respect to any Person who is a fiduciary or a partnership or other than the sole beneficial owner of such payment, to any U.S. Tax imposed with respect to payments made under any Notes to a fiduciary or a partnership to the extent that the beneficial owner or member of the partnership would not have been entitled to the additional amounts if such beneficial owner or member of the partnership had been the holder of the Notes; or

        (iv) to any U.S. Tax imposed as a result of any act or omission by a Person that is a holder or beneficial owner of the Notes that would cause the Person to be unable to comply with Section 11.23(b) hereof.

        (e) Within thirty (30) days after paying any amount from which it is required by law to make any deduction or withholding, and within thirty (30) days after it is required by law to remit such deduction or withholding to any relevant taxing or other authority, the Borrower shall deliver to such non-U.S. Person satisfactory evidence of such deduction, withholding or payment (as the case may be).

        (f) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 2.2.2 shall survive the payment in full of principal and interest hereunder, and the termination of this Agreement.

        2.2.3 Default Rate. If an Event of Default shall have occurred and be continuing (including the failure of the Borrower to make a payment of principal or interest on an Interest Payment Date after any applicable cure periods have expired), the Borrower shall pay interest at the Default Rate on the outstanding amount of the Loan and accrued but unpaid interest thereon, upon demand from time to time (which interest is payable both before and after any Lender has obtained a judgment with respect to the Loan), to the extent permitted by applicable law. Payment or acceptance of the increased rates provided for in this Section 2.2.3 is not a permitted alternative to timely payment or full performance by the Borrower and shall not constitute a waiver of any Default or Event of Default or an amendment to this Agreement or any other Loan Document and shall not otherwise prejudice or limit any rights or remedies of the Agent or any Lender.

        2.2.4 Late Payment Premium. The Borrower shall pay to the Agent for the account of the Lenders a late payment premium in the amount of five percent (5%) of any principal amortization payment, interest, fee or other amount payable under the Loan made more than five (5) calendar days after the due date thereof, which late payment premium shall be due with any such late payment except to the extent any such late payment results from an Advance Default. The acceptance of a late payment premium shall not constitute a waiver of any default then existing or thereafter arising under this Agreement. Further, the Agent’s failure to collect a late payment premium at any time shall not constitute a waiver of the Agent’s right to thereafter, at any time and from time to time (including, without limitation, upon acceleration of the Notes or upon payment in full of the Loan), collect such previously uncollected late payment premiums or to collect subsequently accruing late payment premiums (unless Agent agrees to so waive such rights in writing).

        2.2.5 Interest Holdback. Ten Million Dollars ($10,000,000) of the Loan Amount (the “Interest Holdback”) shall be used for the purpose of paying interest on the Loan. Provided that no Event of Default then exists, the Interest Holdback shall be disbursed monthly in an amount equal to one half of the Monthly Debt Service Payment (calculated assuming an interest rate of twelve percent (12%) per annum, regardless of the actual Applicable Interest Rate or Minimum Funding Rate in effect from time to time) payable for such month; provided that no such disbursement shall be made until the Agent shall have received the Borrower’s portion of each Monthly Debt Service Payment. All disbursements from the Interest Holdback prior to the full funding of the Loan (exclusive of the Interest Holdback) shall only be made in conjunction with a Draw Request and upon satisfaction of all conditions precedent to such Draw Request. Disbursements from the Interest Holdback after the full funding of the Loan (exclusive of the Interest Holdback) shall only be made in conjunction with a special interest disbursement request in the form attached hereto as Exhibit J (a “Special Draw Request”), which shall be made simultaneously with a request for an advance by the Property Owner under the Senior Loan. Provided that no Event of Default shall then exist, the Agent shall make the disbursement requested in a Special Draw Request upon confirmation that the Senior Lender is simultaneously funding an advance under the Senior Loan (or is advancing interest to itself for such month if no draw request has been made by the Property Owner) and upon the Agent’s receipt of the Borrower’s portion of the applicable Monthly Debt Service Payment. In the event that no amounts are advanced by the Senior Lender in any month when the Borrower has submitted a Special Draw Request, the Agent shall independently determine whether the conditions precedent applicable to an interest only Advance have been satisfied. The Borrower hereby directs the Agent to make such disbursement directly to the Lenders as a payment in respect of the Monthly Debt Service Payment due for such month. No portion of the Interest Holdback may be disbursed after the Initial Maturity Date. The Commitments of the Lenders hereunder automatically shall be reduced, pro rata, by the amount of the Interest Holdback not disbursed prior to the Initial Maturity Date.

        Section 2.3 Loan Payment.

        2.3.1 Monthly Debt Service Payment. From and after the Initial Advance, and on each and every Interest Payment Date thereafter until the Debt has been paid in full, the Borrower shall pay interest in arrears at the Applicable Interest Rate or the Minimum Funding Rate, as applicable, on the outstanding principal balance of the Loan as computed in accordance with Section 2.2.2 hereof (the “Monthly Debt Service Payment”).

        2.3.2 Payment on Maturity Date. The Borrower shall repay any and all outstanding principal indebtedness of the Loan in full on the Maturity Date, together with all accrued and unpaid interest thereon to (but excluding) the date of repayment, together with the required IRR Amount and Make-Whole Amount (if any) and all other amounts due to the Lenders or the Agent hereunder or under the Notes, the Pledge Agreement and the other Loan Documents.

        2.3.3 Making of Payments. Each payment by the Borrower hereunder or under the Notes shall be made in funds immediately available to the payee thereof by 12:00 p.m. New York City time, on the date such payment is due and shall be made in lawful money of the United States of America by wire transfer in federal or other immediately available funds. Payments of interest and principal in respect of each Note shall be made to the applicable Lender in respect of such Note (subject to Sections 2.6 and 2.7 hereof) to the Agent’s account pursuant to the wiring instructions provided by the Agent to the Borrower (such wiring instructions for BT shall be: ABA No. 021001033, Account No. 99-401268, Attention: Wendy Williams, Reference: Dearborn Center). Any funds received by the Agent after such time shall, for all purposes hereof, be deemed to have been paid on the next succeeding Business Day. Except as otherwise provided herein, whenever any payment hereunder or under the Notes shall be stated to be due on a day which is not a Business Day, such payment shall be made on the first Business Day immediately subsequent thereto (except in the case of payments due on the Maturity Date, which if not a Business Day shall be made on the first Business Day immediately prior thereto).

        2.3.4 Application of Payments. Payments made by the Borrower in respect of the principal and interest of the Loan shall be applied in accordance with Paragraph 4 of the Note; provided, however, that notwithstanding any provision herein or therein to the contrary, upon the occurrence and during the continuance of an Event of Default, each Lender may apply any payments received to the Debt in such order, manner and amount as such Lender in its sole discretion shall determine and the Agent may exercise any remedies available under this Agreement, at law and in equity.

        2.3.5 No Setoffs. All amounts due hereunder or under the Notes or the other Loan Documents shall be payable without setoff, counterclaim or any other deduction whatsoever.

        2.3.6 Loan Account. The Agent shall maintain a loan account on its books in the name of the Borrower in which will be recorded the Loan and all payments and prepayments of principal of and interest on the Loan, including IRR Amounts and Make-Whole Amounts, (provided that any error in such loan account shall not in any manner affect the obligations of the Borrower to repay the Loan in accordance with the terms of this Agreement, the Notes and the other Loan Documents, and the Lenders and the Borrower acknowledge that the Agent’s ability to maintain such loan account shall be dependent on, among other things, the Borrower’s accurate reporting of payments made in accordance herewith and the Lenders’ objection to any inaccuracies therein).

        Section 2.4 Prepayment.

        2.4.1 Mandatory Prepayments.

        (a) Except as described in Section 2.4.1(b) below, if the Mortgaged Property or the Property Owner’s interest therein is sold, transferred or otherwise disposed of, voluntarily or involuntarily (other than as permitted by Section 6.1(h) below), or if the Lien of the Senior Loan Documents is released from the Mortgaged Property, then, not later than the closing date or effective date of such sale, transfer, disposition or release, the Borrower shall repay the Loan, in full, together with interest thereon through the date of such prepayment, the applicable IRR Amount and the Make-Whole Amount (if such prepayment occurs during the Lock-Out Period).

        (b) If there shall occur a Casualty or Condemnation in respect of the Mortgaged Property at any time after the initial funding under the Senior Loan and as a result thereof the Senior Loan is prepaid in whole or in part, then, to the extent that there shall be excess proceeds or awards available to either the Property Owner or the Borrower following the application of such proceeds or awards pursuant to the terms of the Senior Loan Documents, the Borrower shall apply the amount of such available excess proceeds or awards first, to any outstanding default interest, fees, late charges or other costs due and owning to the Agent and/or the Lenders; second, to any accrued and unpaid interest on the Loan at the Applicable Interest Rate or the Minimum Funding Rate, as applicable; third, to the applicable IRR Amount; fourth, to the outstanding principal balance of the Loan; fifth, to the Borrower in an amount equal to the Required Equity plus a return on such amount equal to the aggregate percentage return paid to the Lenders pursuant to clauses second and third above; sixth, to the Make-Whole Amount then due (if any) and seventh, the remainder of such proceeds, if any, to the Borrower. Payments required under this subsection (b) shall be due on the first Interest Payment Date occurring after the determination under the Senior Loan Agreement that the related proceeds or awards will be applied to the Senior Loan.

        (c) If at any time the Agent reasonably determines that the ratio of (x) the sum of the outstanding balance of the Loan and the maximum amount of the Senior Loan for which the Property Owner then qualifies to (y) the Construction Costs as reflected in the Approved Construction Budget exceeds 82%, the Borrower shall prepay the Loan in an amount sufficient to reduce such ratio to 82%. If at any time the sum of outstanding balance of the Loan and the amount outstanding under the Senior Loan exceeds $290,000,000, the Borrower shall prepay the Loan in an amount sufficient to reduce such sum to $290,000,000. The Borrower shall pay the applicable IRR Amount and Make-Whole Amount (if any) to the Agent in connection with any prepayment under this Section 2.4.1(c).

        2.4.2 Permitted Prepayment. Subject to the terms and conditions set forth in this Section 2.4.2, the Borrower may prepay (without penalty, premium or other prepayment charge other than the Make-Whole Amount) the Loan in whole or in part (hereinafter, a “Prepayment”); provided that the Borrower gives an irrevocable written notice (the “Prepayment Notice”) to the Agent not less than thirty (30) days prior to the date on which such Prepayment is to be made (the “Prepayment Date”) specifying the date and amount of the Prepayment. The Agent shall provide each Lender with written notice of such Prepayment within one (1) day of receiving the Prepayment Notice from the Borrower, provided that the failure of the Agent to deliver such notices shall not adversely affect the Borrower’s rights under this Section 2.4.2. On the Prepayment Date, the Borrower shall pay to the Agent the principal amount of the Loan specified in the Prepayment Notice, all accrued and unpaid interest thereon, the IRR Amount with respect to the amount so prepaid, the Make-Whole Amount (if such Prepayment occurs prior to the expiration of the Lock-Out Period), all other sums then due under the Notes, this Agreement, the Pledge Agreement and the other Loan Documents with respect to the amount so prepaid, and all actual, out-of-pocket costs and expenses of each Lender incurred in connection with the Prepayment, including reasonable attorneys’ fees and disbursements. The Agent shall not be obligated to accept any Prepayment of the principal balance of the Loan unless it is accompanied by all sums due in connection therewith pursuant to the terms hereof.

        2.4.3 Repayment upon Event of Default. If all or any part of the principal amount of the Loan is prepaid upon acceleration of the Loan following the occurrence of an Event of Default, the Borrower shall be obligated to pay all amounts that would be payable in connection with a prepayment under Section 2.4.2 hereof, including all accrued and unpaid interest on the principal balance of the Notes to the date of repayment (including interest owed at the Default Rate), the IRR Amount, the Make-Whole Amount (if such repayment occurs prior to the expiration of the Lock-Out Period) all other sums then due under the Notes, this Agreement, the Pledge Agreement and the other Loan Documents, and all out-of-pocket costs and expenses of the Agent and any Lender incurred in connection with such Event of Default including reasonable attorneys’ fees and disbursements.

        Section 2.5 Release of the Collateral. Except as set forth in this Section 2.5, no repayment or prepayment of all or any portion of the Notes shall cause, give rise to a right to require, or otherwise result in, the release of the Lien of the Loan Documents on the Collateral. The Agent on behalf of the Lenders shall, at the expense of the Borrower, upon payment in full of all principal and interest on the Loan (including the IRR Amount) and all other amounts due and payable under the Loan Documents, including the Make-Whole Amount (if any), in accordance with the terms and provisions of the Notes and this Loan Agreement, promptly release the Lien of the Pledge Agreement and related Loan Documents and shall deliver documents evidencing such release in a form suitable for filing and shall promptly return to Borrower all original Notes marked “Cancelled and Paid in Full.”

        Section 2.6 Pro Rata Treatment. Except to the extent otherwise provided herein, the Loan, each payment or prepayment of principal of the Loan and each payment of interest on the Loan, shall be allocated pro rata among the Lenders in accordance with their respective Loan Percentages from time to time.

        Section 2.7 Sharing of Payments. Each Lender agrees that, in the event that any Lender shall obtain payment in respect of the Loan owing to such Lender under this Agreement through the exercise of a right of set-off, banker’s lien, counterclaim or otherwise (including, but not limited to, pursuant to the Bankruptcy Code) in excess of its Loan Percentage as provided for in this Agreement from time to time, such Lender shall promptly notify the Agent of such fact and purchase from the other Lenders a participation in the portion of the Loan held by such Lenders, in such amounts and with such other adjustments from time to time as shall be equitable in order that all Lenders share such payment in accordance with their respective Loan Percentages as provided for in this Agreement. Each Lender further agrees that if a payment to a Lender (which is obtained by such Lender through the exercise of a right of set-off, banker’s lien, counterclaim or otherwise) shall be rescinded or must otherwise be restored, each Lender which shall have shared the benefit of such payment shall, by repurchase of a participation theretofore sold, return its share of that benefit to each Lender whose payment shall have been rescinded or otherwise restored. The Borrower agrees that, subject to the express terms hereof, any Lender so purchasing such a participation may, to the fullest extent permitted by law, exercise all rights of payment, including set-off, banker’s lien or counterclaim, with respect to such participation as fully as if such Lender were a holder of the Loan or other obligation in the amount of such participation. The Agent shall keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased pursuant to this Section 2.7 and shall in each case notify the Lenders following any such purchases.

        Section 2.8 Extension of Initial Maturity Date.

        (a) Subject to the provisions of this Section 2.8, the Borrower may, by notice (the “Extension Notice”) delivered to the Agent not later than ninety (90) days prior to the Initial Maturity Date, extend the Maturity Date to the date that is the first anniversary of the Initial Maturity Date. The Borrower’s right to extend the Maturity Date shall be subject to the satisfaction of each of the following conditions precedent as of the delivery of the Extension Notice and as of the Initial Maturity Date:

        (i) no (x) monetary Event of Default with respect to which notice has been delivered and the Borrower has failed to cure within five Business Days after such notice shall have occurred more than four (4) times and (y) Event of Default arising from breaches of Sections 6.1(b), 6.1(g), 6.1(h) or 6.1(n) shall have occurred;

        (ii) the Borrower shall have delivered to the Agent together with the Extension Notice a certificate which shall be deemed remade as of the Initial Maturity Date executed by an authorized signatory of the Borrower having actual Knowledge sufficient to make such certification, representing and warranting, as of the date of such certification, to the Agent that (A) the Loan Documents are in full force and effect, (B) the Loan Documents constitute the valid and binding obligations of the Borrower and the other Borrower Parties enforceable in accordance with their terms, subject to Debtor Relief Laws and general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law), (C) the Borrower and the other Borrower Parties do not have any offsets, counterclaims or defenses with respect to the payment of the Loan or to the Loan Documents or the Borrower or the Borrower Parties’ obligations and liabilities under the Loan Documents, and (D) all of the representations and warranties contained in the Loan Documents, or otherwise made with respect to the Loan, remain true and correct in all material respects;

        (iii) the Project shall generate Net Operating Income over the term of the extension, as projected by the Agent upon receipt from the Borrower of the Extension Notice, of not less than $26,500,000 based on Approved Leases representing not more than eighty percent (80%) of the total NRSF of the office and retail space in the Project (without giving effect to free rent or other rental abatements under any Approved Lease);

        (iv) the Tenants under the Approved Leases described in the immediately preceding clause shall be in Occupancy of their demised premises in the Project;

        (v) the Agent shall have received evidence and be reasonably satisfied that the then-current Net Operating Income from the Project (computed on a going forward basis), together with any interest reserve or holdback established under the Senior Loan Agreement and, subject to Section 2.1.7 hereof, Construction Contingency, will be sufficient to cover debt service payments on both the Senior Loan and the Loan (at the Applicable Interest Rate or the Minimum Funding Rate, as applicable) through the extended Maturity Date;

        (vi) the Guarantor and the Limited Guarantor shall have delivered to the Agent a confirmation that the Guaranties and the Environmental Indemnity shall continue in full force and effect during such period in a form reasonably acceptable to the Agent and the Guarantor shall be in compliance with all covenants under the Guaranties;

        (vii) Substantial Completion of the Project shall have occurred; and

        (viii) The Property Owner shall have obtained an extension of the Senior Loan as contemplated under Section 2.9 of the Senior Loan Agreement.

        (b) As soon as practicable following an extension of the Maturity Date pursuant to this Section 2.8, the Borrower Parties and the Agent shall (if reasonably requested by the Agent) execute and deliver amended and restated Notes and shall enter into such amendments to the related Loan Documents as may be necessary or appropriate to evidence the modifications of the terms of the Advances provided in this Section 2.8; provided, however, that no failure by the Borrower Parties or the Agent to enter into any such amendments shall affect the rights or obligations of the Borrower Parties or the Agent with respect to the Advances or extension of the Loan.

        Section 2.9 Minimum Funding. In the event that a minimum of $45,000,000 of the Loan (without taking into consideration the unadvanced amount of the Interest Holdback) has not been advanced to Borrower on or before August 24, 2001, the Borrower acknowledges and agrees that from and after such date (i) the unadvanced amount of the Interest Holdback shall be included as if such amount had been advanced on such date for purposes of calculating both IRR Amounts and Make-Whole Amounts and (ii) the Applicable Interest Rate on the outstanding principal amount of the Loan shall be increased to the Minimum Funding Rate (until such time as $45,000,000 has actually been advanced hereunder, at which time the interest rate on the outstanding principal amount shall be the Applicable Interest Rate). In the event that the sum of the unadvanced amount of the Interest Holdback on August 24, 2001, plus the outstanding principal amount of the Loan on such date is still less than $45,000,000, the Borrower further acknowledges and agrees that from and after such date (until such time as the Borrower has received additional Advances hereunder sufficient to bring such aggregate amount to at least $45,000,000) the outstanding principal balance of the Loan (including the unadvanced portion of the Interest Reserve) shall be deemed to be $45,000,000; provided, that the interest payable on the Loan shall be calculated as set forth in (ii) above. The Borrower specifically acknowledges that from and after August 24, 2001, it shall be responsible for the payment of Monthly Debt Service Payments, Default Interest, late payment premiums, IRR Amounts and Make-Whole Amounts based upon an outstanding Loan balance of $45,000,000 notwithstanding that the actual amount of the Loan disbursed to the Borrower may be less than such amount.

        Section 2.10 Release of Guaranties; Substitute Collateral. Agent hereby acknowledges and agrees that, with the consent of the Borrower, Guarantor shall have the option, at any time while the Loan is outstanding, to substitute cash collateral for its obligations under the Completion Guaranty and the Interest and Operating Costs Guaranty (but not any of the other Guaranties) upon satisfaction of the following conditions:

        (a) Guarantor shall deposit the Substitute Collateral into the Substitute Cash Collateral Account. The only Person authorized to withdraw funds from the Substitute Cash Collateral Account shall be the Agent. The Substitute Collateral shall be available to the Agent for the payment of Completion Costs, to ensure that each of the Guarantied Obligations under the Completion Guaranty and/or the Interest and Operating Costs Guaranty is fully satisfied, and to ensure payment or satisfaction of any other liability or obligation of Guarantor under the Completion Guaranty and/or the Interest and Operating Costs Guaranty. Guarantor shall have no obligation to make additional deposits into the Substitute Cash Collateral Account. Any interest earned on amounts on deposit in the Substitute Cash Collateral Account shall be added to and comprise a portion of the Substitute Collateral. Any funds remaining on deposit in the Substitute Cash Collateral Account after the payment in full of the Loan in accordance with the terms hereof (whether on the Maturity Date or on the date of any earlier prepayment in full of the Loan in accordance with Section 2.4 hereof), shall be returned to Guarantor or otherwise disbursed at Guarantor’s written direction;

        (b) Guarantor shall deliver (1) any documentation reasonably necessary to grant the Agent a perfected security interest in the Substitute Collateral, (2) a written independent accountant’s statement (or a statement from another third party acceptable to the Agent) confirming, with respect to each of Guarantor, Prime Group Realty Trust and the Borrower, that both prior to and after giving effect to the transfer of the Substitute Cash Collateral to the Substitute Cash Collateral Account and the granting to the Agent of a security interest therein, that (x) the fair saleable value of their respective assets exceeds their respective total liabilities, including subordinated, unliquidated, disputed or contingent liabilities, (y) such transfer did not leave any of the Guarantor, Prime Group Realty Trust or the Borrower with unreasonably small capital to carry out its respective business as conducted or as proposed to be conducted, and (z) such transfer and the granting of the security interest to the Agent was made for adequate consideration and that Guarantor received reasonably equivalent value therefor, and (3) a reasoned legal opinion reasonably acceptable to the Agent (which opinion may rely upon the accountant’s and/or other third party’s statement) that such transfer and the granting of such security interest would not constitute a preference or a fraudulent conveyance or a fraudulent transfer under any Debtor Relief Laws;

        (c) No Event of Default shall have occurred and be continuing (other than an Event of Default which would cease to exist upon the termination and release of the Completion Guaranty and/or the Interest and Operating Costs Guaranty), including, without limitation, any violation of Section 5.1(i) hereof, Section 8(i) of the Completion Guaranty or Section 6.1(i) of the Interest and Operating Costs Guaranty;

        (d) No Event of Default shall have occurred and be continuing under (and as defined in) the Senior Loan Documents and Agent shall have received an estoppel certificate from the Senior Lender confirming that (1) no Event of Default under the Senior Loan Documents then exists, (2) no default or Event of Default will result from the delivery of the Substitute Collateral, the granting to the Agent of a security interest in the Substitute Cash Collateral Account or the termination and release of the Completion Guaranty and/or the Interest and Operating Costs Guaranty, (3) the Senior Lender will continue to make advances under the Senior Loan (upon satisfaction of the conditions precedent set out in the Senior Loan Agreement without modification of such conditions) and (4) the Agent may use the Substitute Collateral and access the Substitute Cash Collateral Account on a non-subordinated basis notwithstanding anything to the contrary set forth in the Intercreditor Agreement; and

        (e) If Guarantor (1) is a tenant under any Lease at the Mortgaged Property, Guarantor shall post a security deposit with the Property Owner, in the form of Cash or a letter of credit, in form and amount reasonably acceptable to the Agent in respect of Guarantor’s obligations under such Lease or (2) has elected to fund a Defaulting Lender’s Commitment in accordance with Section 3.5.2(e)(y) below, Guarantor shall provide the Agent with assurance of Guarantor’s future performance of such funding obligations in a manner which is satisfactory to the Agent in its sole and absolute discretion.

        Section 2.11 Lenders’ Option. In the event that the Borrower delivers written notice to the Agent that the Guarantor intends to provide Substitute Collateral and obtain a release of the Completion Guaranty and the Interest and Operating Costs Guaranty as provided in Section 2.10 (a “Guaranty Release Notice”) and Guarantor establishes to the satisfaction of the Agent, in its sole discretion, that Guarantor is able to fully satisfy each of the conditions set forth in Section 2.10 above, each Lender shall have the option (exercisable independently from each other Lender) to either (i) release the Completion Guaranty and the Interest and Operating Costs Guaranty and continue as a Lender under the Loan Documents or (ii) require that the Borrower prepay its Note, together with all accrued interest thereon, the IRR Amount applicable to such Lender’s Note and the Reduced Make-Whole Amount applicable to such Lender’s Note. Each Lender shall notify the Borrower of its election, in writing (an “Option Notice”), within fifteen (15) days after Guarantor has established that it is able to satisfy the requirements of Section 2.10. If any Lender fails to deliver an Option Notice within such time frame, that Lender shall be deemed to have elected to receive a prepayment of its Note at the applicable Reduced Make-Whole Amount. In the event that Lenders holding, in the aggregate, at least $26,000,000 of the principal amount of the Loan elect to release the Completion Guaranty and the Interest and Operating Costs Guaranty and remain Lenders, Borrower shall promptly proceed to satisfy each of the conditions set forth in Section 2.10 and pay those Lenders electing to be prepaid. In the event that Lenders holding, in the aggregate, less than $26,000,000 of the principal amount of the Loan elect to remain as Lenders, the Borrower shall have the option to require that all Lenders accept a prepayment of their Notes at the Reduced Make-Whole Amount. If each of the conditions set forth in Section 2.10 has not been fully satisfied and Borrower has not prepaid each Lender electing prepayment under this Section 2.11 within thirty (30) days from the delivery of the Option Notices, the Lenders shall have the right to require that the Borrower reaffirm its intention to take such actions and provide updated evidence of its compliance with each of the terms and conditions of Section 2.10 (which may include new estoppel certificates, accountants statements and legal opinions). Each Lender shall also have the right to deliver a new Option Notice at such time changing its election under this Section 2.11. The Borrower shall be entitled, at any time to notify the Lenders in writing that it is revoking its Guaranty Release Notice. No penalty or other amount shall be payable by Borrower in connection with any such revocation of a Guaranty Release Notice and, upon any such revocation, each Option Notice shall be of no further force and effect and any Lender which was deemed to have elected to receive a prepayment of its Note by its failure to have delivered an Option Notice shall no longer be entitled to any such prepayment and shall remain a Lender hereunder. “Reduced Make-Whole Amount” shall mean (x) with respect to any prepayment under this Section 2.11 made on or before June 24, 2002, fifty percent (50%) of the Make-Whole Amount which would otherwise be due in accordance with Section 2.4.2 above and (y) with respect to any prepayment under this Section 2.11 made after June 24, 2002, the actual amount due in accordance with Section 2.4.2 above without discount or reduction.

Article III CONDITIONS PRECEDENT

        Section 3.1 Conditions Precedent to the Loan. To induce the Lenders to enter into this Agreement, the Borrower hereby agrees that the following conditions precedent shall be satisfied not later than the Closing Date:

        (a) Representation and Warranties; Compliance with Conditions. Each of the representations and warranties of any Borrower Party contained in this Agreement or any other Loan Document shall be true and correct in all material respects on and as of the Closing Date with the same effect as if made on and as of such date, and no Default or Event of Default shall have occurred and be continuing, and each Borrower Party shall be in compliance in all material respects with all terms and conditions set forth in this Agreement and in each other Loan Document on its part to be observed or performed.

        (b) Loan Agreement, Notes and Pledge Agreement. The Agent shall have received an original of this Agreement, the Notes and the Pledge Agreement, in each case duly executed by and delivered on behalf of the Borrower.

         (c) Delivery of Certain Loan Documents; Title Insurance; Reports; Leases.

        (i) Financing Statements. The Agent shall have received from the Borrower fully-executed and acknowledged counterparts of the Financing Statements, each in form satisfactory for recording or filing in the appropriate public records, and evidence that counterparts of the Financing Statements shall have been delivered to the Title Company for recording or filing, so as to effectively create upon such recording a valid and enforceable Lien upon the Collateral, of first priority with respect to all Collateral other than the Additional Subordinate Collateral, and of second priority with respect to the Additional Subordinate Collateral, in favor of the Agent for the benefit of the Lenders.

        (ii) Title Insurance. The Agent shall have received a Qualified Title Policy (or a binding commitment from the Title Company to issue the same) with respect to the Mortgaged Property in the form and manner required hereunder and evidence that all premiums in respect thereof have been paid.

        (iii) Survey. The Agent shall have received a Qualified Survey with respect to the Mortgaged Property.

        (iv) Insurance. The Agent shall have received valid certificates of insurance for the policies of insurance required hereunder, satisfactory to the Agent, and evidence of the payment of all premiums then due and payable for the existing quarterly policy period. Such certificates shall indicate that the Agent for the benefit of the Lenders is named as an additional insured, and shall contain a loss payee endorsement in favor of the Agent (where applicable) on behalf of the Lenders with respect to the insurance policies to be maintained hereunder.

        (v) Environmental Reports. The Agent shall have received a copy of the Environmental Site Assessment and any other Environmental Report required by the Agent, each being satisfactory to Agent, together with a reliance letter confirming that the Agent may rely fully on the content thereof, and shall be reasonably satisfied that the Borrower, the Property Owner and the Mortgaged Property are not subject to any present or contingent environmental liability.

        (vi) Zoning. The Agent shall have received letters or other evidence with respect to the Mortgaged Property from the appropriate Governmental Authority concerning applicable zoning and building laws, and the Qualified Title Policy shall have a zoning endorsement, each in form reasonably satisfactory to the Agent.

        (vii) Encumbrances. The Borrower shall have taken or caused to be taken such actions in such a manner so that the Agent on behalf of the Lenders has a valid and perfected first priority Lien on the Collateral other than the Additional Subordinate Collateral and a second priority Lien on the Additional Subordinate Collateral as of the Closing Date with respect to the Pledge Agreement and Financing Statements, and evidence thereof satisfactory to the Agent shall have been received by the Agent.

        (viii) Engineering Reports. The Agent shall have received Engineering Reports in respect of the Mortgaged Property satisfactory to the Agent, together with a reliance letter confirming that the Agent may rely fully on the contents thereof.

        (ix) Material Agreements. The Agent shall have received true and complete copies of all Material Agreements,certified by the Borrower as true and complete.

        (x) Operating Agreements. The Agent shall have received true and complete copies of all Operating Agreements set forth on, certified by the Borrower as true and complete.

        (xi) Lien Search Reports. The Agent shall have received search reports satisfactory to it with respect to UCC financing statements, tax lien and judgment searches conducted by a search firm acceptable to the Agent with respect to the Mortgaged Property and Borrower Parties in such jurisdictions as the Agent shall have reasonably requested.

        (xii) Construction Consultant's Report. The Agent shall have received from the Construction Consultant a preliminary Project report satisfactory to the Agent.

        (xiii) Satisfaction of LaSalle Mortgage. The Agent shall have received satisfactory evidence of complete satisfaction and release of any Lien on the Mortgaged Property associated with that certain mortgage, dated March 31, 1998, made by Prime/Beitler Development Company, L.L.C., in favor of LaSalle National Bank, or a beneficiary thereof; provided, however, that at the request of the Borrower, the evidence of the release of such Lien may be provided after the Closing Date (but prior to or simultaneously with the Initial Advance) if the Title Company issues a Qualified Title Policy insuring that the ownership interest of the Property Owner in the Mortgaged Property is not subject to the Lien of the mortgage in favor of LaSalle National Bank.

        (xiv) Managing Member's SPE Agreement. The Agent shall have received the Managing Member's SPE Agreement, duly executed by Managing Member.

        (xv) Other Documents. The Agent shall have received fully-executed copies of each of the following documents, in each case in form and substance satisfactory to the Agent: (A) the Guaranties, (B) the Environmental Indemnity, (C) the Construction Agreement, (D) the Construction Manager’s Consent, (E) the Architect’s Agreement, (F) the Architect’s Consent, (G) the Property Manager’s Agreement, (H) the Property Manager’s Consent, (I) the Intercreditor Agreement, (J) the Leasing Agreement, (K) the Assignment of Agreements, (L) the Leasing Agent’s Consent and (M) the Four-Party Agreement.

        (d) Related Documents. Each additional document not specifically referenced herein, but relating to the transactions contemplated herein, shall have been duly authorized, executed and delivered by all parties thereto and the Agent shall have received and approved certified copies thereof.

        (e) Authority. Borrower shall deliver or cause to be delivered to the Agent copies certified by an officer or other authorized Person of the applicable Borrower Party (i) all such Organizational Documents related to the Borrower, the Property Owner, the Managing Member, the Limited Guarantor and the Guarantor in each case together with each amendment thereto and certified (as of a date reasonably near the Closing Date) by the applicable Secretary of State as being a true and correct copy, (ii) a certificate of the Secretary of State of the jurisdiction of each such Borrower Party’s formation (dated reasonably near the Closing Date), certifying that the Borrower, the Property Owner the Managing Member, the Limited Guarantor and the Guarantor are duly formed and in good standing under the laws of the State of the jurisdiction of their respective organization, (iii) a certificate of the Secretary of State of the State of Illinois (dated reasonably near the Closing Date), stating that the Borrower, the Property Owner the Managing Member, the Limited Guarantor and the Guarantor are duly qualified and in good standing in such State, (iv) a certificate of the Borrower signed by a duly authorized officer or other authorized Person of the Managing Member (dated as of the Closing Date), certifying (A) as to the truth of the representations and warranties in all material respects contained in the Loan Documents, both before and after giving effect to the making of the Loan by the Lenders and to the application of the proceeds therefrom and (B) that to such Person’s Knowledge no material event has occurred and is continuing, or would result from the making of the Loan by the Lenders or from the application of the proceeds therefrom, that constitutes an Event of Default, (v) a certified copy of the resolution of the Managing Member approving the Loan, this Agreement, the Note and each other Loan Document to which the Borrower is or is to be a party, and of all documents evidencing other necessary partnership or corporate action and governmental and other third party approvals and consents, if any, with respect to the Loan, this Agreement, the Note and each other Loan Documents, and (vi) a notarized certificate of the Managing Member certifying the names and true signatures of the Persons authorized to sign this Agreement, the Note and each other Loan Document to which the Borrower is or is to be a party and the other documents to be delivered hereunder and thereunder.

        (f) Opinions of Counsel. The Agent shall have received legal opinions from counsel satisfactory to the Agent with respect to (i) the due organization and existence of each Borrower Party, (ii) the due execution, delivery, authority, enforceability of the Pledge Agreement, the Financing Statements, this Agreement, the Notes, the Environmental Indemnity, the Guaranties and each of the other Loan Documents, and such other matters as the Agent may reasonably require, all such opinions in form, scope and substance satisfactory to the Agent in its reasonable discretion, (iii) the creation and perfection of the security interests granted with respect to the Collateral, (iv) a non-consolidation opinion relating to the Borrower and the other Borrower Parties and (v) such other matters as the Agent may reasonably require.

        (g) Construction Budget; Construction Schedule. The Borrower shall have delivered the Approved Construction Budget, the Construction Schedule and a summary setting forth and comparing the “Estimated Segment Delivery Dates” under and as defined in the Bank One Lease and the “Required Delivery Date” under and as defined in the Holland & Knight Lease to the applicable dates in the Construction Schedule.

        (h) Completion of Proceedings. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated by this Agreement and the other Loan Documents and all documents incidental thereto shall be reasonably satisfactory in form and substance to the Agent.

        (i) No Material Adverse Change. The Agent and each Lender shall be satisfied that, as of the Closing Date, there shall have been no change or development, since June 24, 2000, that has or will have a Material Adverse Effect on the financial condition, business, business prospects or operations of any Borrower Party.

        (j) Restricted Securities Account. Guarantor shall have established the Restricted Securities Account with Agent.

        (k) Operating Agreement Estoppels. The Agent shall have received an executed estoppel letter from each party to an Operating Agreement which is required to deliver an estoppel pursuant to such Operating Agreement, which shall be in form and substance reasonably satisfactory to the Agent (or in the form required to be delivered under the applicable Operating Agreement).

        (l) Appraisal. The Agent shall have received an Appraisal for the Mortgaged Property satisfactory to the Agent indicating that the minimum value of the Mortgaged Property, upon Stabilized Occupancy, shall be not less than Three Hundred Fifty-Four Million and no/100 Dollars ($354,000,000.00).

        (m) Financial Statements. The Guarantor shall have provided the required financial statements of Guarantor and Prime Group Realty Trust for the fiscal quarter ending September 30, 2000, all of which statements shall be reasonably satisfactory to the Agent and accompanied by an Officer’s Certificate certifying that each such financial statement presents fairly in all material respects the financial condition or operating results, as applicable, of the Guarantor and has been prepared in accordance with GAAP.

        (n) Fees. The Borrower shall have paid the Lender Fee and all other fees due to the Agent and its Affiliates upon the closing of the Loan.

        (o) Consents, Licenses, Approvals, Etc. The Agent shall have received copies or other evidence of all material consents, Licenses, Permits and approvals, if any, required in connection with the execution, delivery and performance by the Borrower, and the validity and enforceability of, the Loan Documents, and such consents, Licenses, Permits and approvals shall be in full force and effect.

        (p) No Injunction. No law or regulation shall have been adopted, no order, judgment or decree of any Governmental Authority shall have been issued, and no litigation shall be pending or threatened, which in the good faith judgment of the Agent would enjoin, prohibit or restrain, or impose or result in a Material Adverse Effect upon, the making or repayment of the Loan or the consummation of the transactions contemplated hereby.

        (q) Payment of Lender Expenses by the Borrower. The Borrower shall have paid all Lender Expenses.

        (r) Additional Information. The Agent shall have received such other information and documentation with respect to the Borrower, the Property Owner, the other Borrower Parties and their respective Affiliates, the Collateral, the Mortgaged Property and the transactions contemplated herein as Agent may reasonably request, such information and documentation to be reasonably satisfactory in form and substance to the Agent.

        (s) Site Inspections. The Agent shall have performed or caused to be performed on its behalf,on-site due diligence reviews of the Mortgaged Property, satisfactory to Agent in its sole discretion.

        (t) Leases. The Agent shall have received (i) a copy of the fully-executed Bank One Lease and the Holland & Knight Lease, each certified by Borrower as to accuracy and completeness, (ii) an estoppel letter in favor of the Agent and copies of a subordination, non-disturbance and attornment agreement in favor of the Senior Lender from Bank One in respect of the Bank One Lease and from Holland & Knight in respect of the Holland & Knight Lease, each in form and substance satisfactory to the Agent and (iii) fully-executed Leases and/or fully-executed letters of intent in respect of Leases of office and/or retail space at the Project (other than the Bank One Lease, the Holland & Knight Lease and the Prime Lease) representing at least 11,810 NRSF, which Leases and/or letters of intent shall be reasonably satisfactory to the Agent.

        (u) Senior Loan. The Property Owner shall have closed or shall simultaneously close on the Senior Loan (and qualify for a minimum available loan amount of $220,000,000 thereunder), the terms and conditions of which shall be acceptable to the Agent in its sole discretion. No event of default shall exist, under and as defined in the Senior Loan Agreement, and all conditions to the closing of the Senior Loan (other than the closing of the Loan) shall either be satisfied or shall have been waived by the Senior Lender, in writing, and such writing shall have been provided to the Agent. The Borrower shall provide the Agent with a written statement of Borrower confirming that all such closing conditions under the Senior Loan Agreement have either been satisfied or waived.

        Section 3.2 Conditions to Initial Advance. The obligation of each Lender to make the Initial Advance shall be subject to the following conditions precedent:

        (a) Subcontracts. The Borrower shall have delivered to the Agent, and the Agent shall have approved (i) a list of all Major Contractors and Major Subcontractors who have been or, to the extent identified by the Borrower, are intended to be supplying labor or materials for the Project and (ii) all contracts and agreements to the extent then executed of the Major Contractors and Major Subcontractors that have been retained with respect to the Project.

        (b) Other Contracts. The Borrower shall have delivered to the Agent correct and complete photocopies of all executed contracts and executed subcontracts for the Project (and the Agent shall have approved the same in the case of the Major Contractors and Major Subcontractors), a detailed list of all subcontractors then expected to perform work at the Mortgaged Property and a copy of the standard form of subcontract to be used by the Construction Manager.

        (c) Deliveries. The following items or documents shall have been delivered to Agent:

        (i) Plans and Specifications. Two (2) complete sets of the Plans and Specifications and any and all modifications made thereto, along with a list identifying the Plans and Specifications and any and all modifications and amendments made thereto.

        (ii) Qualified Title Policy. A datedown endorsement to the Qualified Title Policy in form and substance acceptable to the Agent in its reasonable discretion, dated the date of the Initial Advance and showing that the Mortgaged Property is subject only to (A) Permitted Encumbrances and the Lien of the Senior Loan Documents, and (B) any other Liens or encumbrances consented to in writing by the Agent.

        (iii) Evidence of Sufficiency of Funds. Evidence reasonably satisfactory to the Agent, in its good faith judgment, that (A) the proceeds of the Loan Amount (together with the Required Equity, the Interest Equity, any Retainage and the then-applicable Senior Loan Amount) will be sufficient to cover all Construction Costs reasonably anticipated to be incurred and (B) in the event that any line item of the Approved Construction Budget is deemed by the Agent to be insufficient to pay for the cost of completing such line item after taking into account the portion of the Construction Contingency which is then permitted to be applied thereto, such deficiency has been funded by the Borrower, to the Agent's reasonable satisfaction, from other line item amounts reallocated pursuant to Sections 2.1.2, 2.1.3, 2.1.4 or 7.1.10 hereof or from funds other than the proceeds of the Loan (or the Senior Loan).

        (iv) Laws and Regulations. Evidence satisfactory to the Agent that the Improvements are in compliance with all Laws and Regulations (except for non-material instances of non-compliance that do not adversely affect the use or operation of the Property or the value thereof).

        (v) Payment and Performance Bonds. If requested by the Agent, Payment and Performance Bonds with respect to each Major Contractor and Major Subcontractor that has commenced work on the Project.

        (vi) Draw Request. A Draw Request.

        (vii) Governmental Approvals. All Government Approvals necessary for the commencement of construction of the Improvements as contemplated by the Plans and Specifications, including, without limitation, an appropriate permit permitting the commencement of construction, shall have been obtained and shall be in full force and effect and shall have been delivered to the Agent by the Borrower.

        (viii) Third Party Certificates. Certificates from the Architect (the "Architect's Certificate"), the Construction Manager (the "Construction Manager's Certificate"), the Property Manager (the "Property Manager's Certificate") and the Leasing Agent (the "Leasing Agent's Certificate") substantially in the forms attached hereto as Exhibits E-1, E-2, E-3, and E-4 respectively.

        (d) Notices. All notices required by any Governmental Authority or by any applicable Law or Regulation to be filed prior to commencement of construction of the Improvements shall have been filed and copies of same shall have been delivered to the Agent.

        (e) Performance; No Default. The Borrower shall have performed and complied with all terms and conditions herein required to be performed or complied with by it at or prior to the date of the Initial Advance and on the date of the Initial Advance there shall exist no Default or Event of Default. The Property Owner shall have performed and complied with all terms and conditions under the Senior Loan Documents required to have been performed or complied with by the Property Owner prior to such date and on such date there shall exist no Default or Event of Default under and as defined in the Senior Loan Agreement.

        (f) No Material Adverse Effect. There shall not have occurred any change, event or conflict which has caused, or is reasonably likely to cause, a Material Adverse Effect.

        (g) Representations and Warranties. The representations and warranties made by the Borrower and any other Borrower Party in the Loan Documents or otherwise made by or on behalf of the Borrower or any other Borrower Party in connection therewith or after the date thereof shall have been true and correct in all material respects on the date made and shall continue to be true and correct in all material respects on the date of the Initial Advance.

        (h) Other Documents. The Borrower Parties shall have delivered such other documents and certificates as the Agent may reasonably request.

        (i) Lien Waivers. The Agent shall have received duly executed lien waivers in the form set forth in Exhibit G attached hereto from all Major Contractors and Major Subcontractors in respect of all work performed, and all labor or material supplied for which payment thereof has been made, prior to the date of the Initial Advance.

        (j) No Damage. The Improvements shall not have been injured or damaged by Casualty, unless insurance proceeds have been disbursed in accordance with Section 8.1.4 hereof (or acceptable evidence that such proceeds will be available has been provided to the Agent) and such insurance proceeds are sufficient in the judgment of the Agent to effect the satisfactory restoration of the Improvements and to permit the completion thereof in accordance with the Plans and Specifications (except for non-material instances of non-compliance that do not adversely affect the use or operation of the Property or the value thereof) prior to the Outside Completion Date.

        (k) Construction Consultant Approval. The Construction Consultant has advised the Agent that all matters relating to the construction of the Project are progressing in substantial accordance with the Plans and Specifications and the Construction Schedule.

        (l) Leases. A certification from the Borrower that each executed Lease is an Approved Lease.

        (m) Subcontracting. Agent shall have received fully executed copies of acceptable subcontracts with respect to (i) HVAC systems, (ii) elevators, (iii) structural steel and (iv) concrete for the Project. In addition, the Agent shall receive a copy of the fully executed subcontract for the “curtain wall” on or before February 1, 2001.

        (n) Required Equity. The Agent shall have received satisfactory evidence that the Required Equity has been funded.

        (o) Senior Loan Availability. The Agent shall have received a written representation from the Borrower specifically identifying, to its Knowledge, each condition precedent to the initial advance under the Senior Loan which remains unsatisfied by the Property Owner as of such date and stating that to its Knowledge no default or event of default then exists under the Senior Loan Documents. If the Agent shall have reason to believe that such representation is not correct in all material respects, the Agent shall have no obligation to fund any Advance until such time as such representation is correct in all material respects.

        Section 3.3 Conditions of Subsequent Advances. The obligation of each Lender to make any Advance after the Initial Advance shall be subject to the following conditions precedent:

        (a) Prior Conditions Satisfied. All conditions precedent to the Initial Advance and any prior Advance have been, and if applicable, shall continue to be, satisfied as of the date of such subsequent Advance.

        (b) Performance; No Default. The Borrower shall have performed and complied with all terms and conditions herein required to be performed or complied with by it at or prior to the date of such Advance and, on the date of such Advance, there shall exist no Default or Event of Default under this Agreement or the Senior Loan Agreement.

        (c) No Material Adverse Effect. There shall not have occurred any change, event or condition which has or is reasonably likely to cause, a Material Adverse Effect.

        (d) Loan Documents. The Loan Documents shall be in full force and effect. The Pledge Agreement and the Financing Statements shall constitute a valid first Lien on the Collateral, other than the Additional Subordinate Collateral, and shall constitute a valid second priority Lien on the Additional Subordinate Collateral.

        (e) Representations and Warranties. The representations and warranties made by the Borrower and any other Borrower Party in the Loan Documents or otherwise made by or on behalf of the Borrower or any other Borrower Party in connection therewith after the date thereof shall have been true and correct in all material respects on the date on which made and shall also be true and correct in all material respects on the date of such Advance.

        (f) No Damage. The Improvements shall not have been injured or damaged by Casualty, unless insurance proceeds have been disbursed in accordance with Section 8.1.4 hereof (or reasonably acceptable evidence that such proceeds will be available has been provided to the Agent) and such insurance proceeds sufficient in the judgment of the Agent to effect the satisfactory restoration of the Improvements and to permit the completion thereof in accordance with the Plans and Specifications (except for non-material instances of non-compliance that do not adversely affect the use or operation of the Property or the value thereof) prior to the Outside Completion Date.

        (g) Receipt by Agent. The Agent shall have received:

(i) Draw Request. A Draw Request;

        (ii) Endorsement to Qualified Title Policy. An endorsement to the Qualified Title Policy as described in Section 3.2(c)(ii) hereof in form and substance reasonably acceptable to the Agent;

        (iii) Lien Waivers. Duly executed lien waivers in the form set forth in Exhibit G attached hereto from all Major Contractors and Major Subcontractors in respect of all work performed, and all labor or material supplied for which payment thereof has been made, prior to the date of the immediately previous Advance (provided, however, that if any individual lien waiver is not delivered to Agent as required, Agent may withhold an amount equal to the payment corresponding to such missing lien waiver from the amount of the requested Advance and, so long as all other conditions precedent to such Advance have been met and no Event of Default shall then exist, shall fund the remaining portion of such Advance to Borrower);

        (iv) Certificates. An Architect's Certificate, a Construction Manager's Certificate, a Property Manager's Certificate and a Leasing Agent's Certificate;

        (v) Evidence of Sufficiency of Funds. Evidence satisfactory to the Agent, in its good faith judgment, that (A) the proceeds of the Loan Amount plus the Required Equity, the Interest Equity, any Retainage and the amount of the then-applicable Senior Loan Amount will be sufficient to cover all Construction Costs reasonably anticipated to be incurred and (B) in the event that any line item of the Approved Construction Budget is deemed by the Agent to be insufficient to pay for the cost of completing such line item after taking into account the portion of the Construction Contingency which is then permitted to be applied thereto, such deficiency has been funded by the Borrower, to the Agent's reasonable satisfaction, from other line item amounts reallocated pursuant to Sections 2.1.2, 2.1.3, 2.1.4 and -7.1.10 hereof or from funds other than the proceeds of the Loan (or the Senior Loan).

        (h) Subcontractors. No Advance shall be made by the Lenders with regard to work done by or on behalf of any Major Contractor or Major Subcontractor unless the Borrower shall have delivered to the Agent the following documents as to such Major Contractor or Major Subcontractor, each in form and substance reasonably satisfactory to the Agent:

        (i) a copy of a fully executed contract with such party; and

        (ii) copies of each Payment and Performance Bond.

        (i) Construction Consultant Approval. The Construction Consultant shall have advised the Agent that all matters relating to the construction of the Project are progressing in substantial accordance with the Plans and Specifications.

        (j) Other Documents. Such other documents and certificates as the Agent may reasonably request.

        (k) Senior Loan Availability. The Agent shall have received a written representation from the Borrower specifically identifying, to its Knowledge, each condition precedent to the initial advance under the Senior Loan which remains unsatisfied by the Property Owner as of such date and stating that to its Knowledge no default or event of default then exists under the Senior Loan Documents. If the Agent shall have reason to believe that such representation is not correct in all material respects, the Agent shall have no obligation to fund any Advance until such time as such representation is correct in all material respects.

        (l) Restricted Securities Account. Guarantor shall have made the required deposits of Acceptable Securities into the Restricted Securities Account on or before each of January 15, 2001, February 15, 2001 and March 15, 2001 (as applicable) in accordance with the Completion Guaranty and the Interest and Operating Costs Guaranty.

        Section 3.4 Conditions of Retainage Advance. In addition to the conditions set forth in Section 3.3 hereof, each Lender’s obligation to make the final advance with respect to Retainage in accordance with the Four-Party Agreement shall be subject to the occurrence of the following and the receipt by the Agent of the following:

        (a) Architect's Certificate. A Certificate of the Architect substantially in the form attached hereto as Exhibit E-1.

        (b) Lien Waivers and Releases. The Borrower shall furnish to the Agent unconditional lien waivers and releases in the form attached hereto as Exhibit H from the Construction Manager and all contractors, subcontractors, suppliers and materialmen, evidencing that they have been paid in full for all work performed and/or materials supplied prior to the date of such final Advance (other than with respect to work performed and/or materials supplied which relate to the Retainage being transferred).

        (c) Other Documents. Such documents, letters, affidavits, reports and assurances, as the Agent and the Construction Consultant may reasonably request.

        (d) Senior Loan Availability. Written confirmation, in form satisfactory to the Agent, that the Senior Lender has approved the initial draw request submitted by the Property Owner under the Senior Loan Documents.

        Section 3.5 Method of Disbursement of Loan Amount. Each Lender severally but not jointly agrees to make its ratable share of Advances in accordance with the Approved Construction Budget and subject to the following procedures:

        3.5.1 Draw Request To Be Submitted to the Agent and the Construction Consultant. The Borrower shall submit to the Agent and the Construction Consultant documentation (substantially in the forms attached hereto as Exhibit I (such items collectively referred to as a “Draw Request”) not less than ten (10) Business Days prior to the date upon which a disbursement of the Loan is requested to be made (the “Borrowing Date”) and no more frequently than once in each calendar month. As part of each Draw Request, the Borrower shall submit, as irrevocable notice of its intention to borrow funds, the Borrower’s Requisition Letter in the form set forth in Exhibit I-1 (“Borrower’s Requisition Letter”), which shall be executed by any authorized officer or authorized representative of the Borrower. Each Borrower’s Requisition Letter shall be accompanied by: (i) a Borrower’s Requisition Spreadsheet in the form set forth in Exhibit I-2; (ii) a completed Application and Certificate for Payment (AIA Document G702) attached hereto as Exhibit I-3 that is executed by the Construction Manager and the Architect; (iii) a Borrowing Certificate in the form set forth in Exhibit I-4; (iv) payment receipts in the form set forth in Exhibit G from the Construction Manager and all contractors, subcontractors, suppliers and materialmen, evidencing that they have been paid in full for all work performed and/or materials supplied to the date of the preceding Advance, except for Retainage provided for in this Agreement; (v) at the request of the Agent, current requisitions for payment from the Construction Manager and all contractors, subcontractors suppliers and/or materialmen allocable to the Project; (vi) such other information and documents as may be reasonably requested or required by the Agent or the Construction Consultant with respect to the Hard Costs covered by such Draw Request; and (vii) invoices, statements or such other information and documentation as the Agent shall reasonably request or require with respect to any Soft Costs covered by such Draw Request. All such requests and requisitions for payment shall have been approved by the Agent and, with respect to Hard Costs, recommended for payment by the Construction Consultant. If the Agent fails to approve or disapprove any Draw Request four (4) Business Days prior to the related Borrowing Date and Borrower notifies the Agent (with copies to Amy Sinensky and Frank Iantorno at 130 Liberty Street, 25th Floor, New York, NY 10006) of such failure (such notice to reference this Section 3.5.2 and state in bolded language, “FAILURE TO APPROVE OR DISAPPROVE OF THE DRAW REQUEST DATED _________ SHALL RESULT IN A DEEMED APPROVAL OF SUCH DRAW REQUEST”), then if Agent fails to approve or disapprove of such Draw Request within two (2) Business Days after receiving such notice, such Draw Request shall be deemed approved. With respect to a Special Draw Request only, the amount requested therein shall be advanced upon satisfaction of the conditions set forth in Section 2.2.5 above.

        3.5.2 Procedure for Advances. (a) Not less than three (3) Business Days prior to the applicable Borrowing Date, the Agent shall deliver written notice to each Lender at the address specified by each Lender from time to time which notice shall include such Borrowing Date and such Lender’s ratable share of such Advance. Within seven (7) days after such Borrowing Date, the Agent shall deliver to each Lender any items reasonably requested by the Agent or a Lender to the extent such items have not previously been delivered and to the extent in the Agent’s possession, but Agent’s failure to do so shall not affect Borrower’s rights under this Agreement. The Lenders shall make the requested Advance on the Borrowing Date so long as all conditions to such Advance are satisfied as determined by the Agent. Unless otherwise notified by the Agent, each Lender may assume that all conditions to such Advance are satisfied on the Borrowing Date.

        (b) Not later than 10:30 a.m. New York City time, on the date set forth in the Draw Request, each Lender shall make available for the account of the Agent at its address referred to in Section 11.5 hereof, in same day funds, such Lender’s ratable portion of such Advance. After the Agent’s receipt of such funds and upon fulfillment of the applicable conditions in Sections 3.2, 3.3 and 3.4 hereof, the Agent will make such funds available to the Borrower, on the Borrowing Date, in accordance with the terms of this Section 3.5.

        (c) Unless Agent shall have been notified in writing by any Lender prior to the date of an Advance that such Lender does not intend to make available to Agent such Lender’s ratable portion of the Advance to be made on such date, Agent may assume that such Lender has made such amount available to Agent on such date, and Agent may make available to Borrower a corresponding amount. If such corresponding amount is not in fact made available to Agent by such Lender on the date of such Advance, Agent shall promptly notify Borrower of such fact by telephone (promptly confirmed in writing), but shall have no obligation to make such corresponding amount available to Borrower. Except as expressly set forth in Sections 3.5.2(d) and 3.5.2(e) below, nothing in this Section 3.5.2 shall be deemed to relieve any Lender from its obligations to fulfill its Commitment or to prejudice any rights which Borrower may have against any Lender as a result of any default by such Lender hereunder. Any Lender which defaults in funding its ratable portion of an Advance under this Agreement (a “Defaulting Lender”) shall indemnify Borrower and the non-defaulting Lenders and hold each of them harmless from and against any and all loss, cost, liability, damage or expense, including, without limitation, reasonable attorneys’ fees and costs arising out of any such default.

        (d) No Lender shall be responsible for any default by any other Lender (except that the Defaulting Lender shall be responsible for its own default and the indemnity provided for in the last sentence of Section 3.5.2(c) above) in its obligation to make Advances hereunder. No Lender shall be obligated to fund its ratable portion of any Advance in the event of the failure of any other Lender to fund its ratable portion of any such Advance, subject to the provisions of Section 3.5.2(e) below.

        (e) If any Lender fails to make its ratable portion of any Advance in accordance with this Agreement and the Loan Documents (an “Advance Default”), Agent shall promptly provide notice thereof to the non-Defaulting Lenders and Borrower and, subject to the remaining provisions of this Section 3.5.2(e), the non-Defaulting Lenders shall have no further obligation to make any Advances. Notwithstanding the foregoing, one or more of the other Lenders (the “Performing Lenders”) may elect to fund all or any portion of the Defaulting Lender’s ratable portion of such Advance (although none of Lenders or Agent shall have any obligation to make any such Advances). For any Advance with respect to which a Lender has agreed to become a Performing Lender and to fully fund the Defaulting Lender’s ratable portion of such Advance, each non-Defaulting Lender shall make its respective ratable portion of such Advance which it was otherwise obligated to make when and as otherwise required to be made by such Lender. In addition, at any time following an Advance Default, either (x) Agent and Borrower may arrange for an existing Lender or a new lender (which shall be an Eligible Assignee and shall be reasonably acceptable to the non-Defaulting Lenders) to become a substitute lender (the “Substitute Lender”) with respect to the Defaulting Lender’s Commitment for the unadvanced amount of the Loan or (y) if no Lender has agreed to become a Performing Lender, the Guarantor or the Limited Guarantor may fund the Defaulting Lender’s ratable portion of the Advance in question and undertake to fund the entire remaining amount of the Defaulting Lender’s Commitment as an additional equity contribution to the Borrower in connection with each subsequent Advance, provided, however, that Guarantor or the Limited Guarantor, as applicable, shall be required to provide assurance of its future performance of such contribution obligations in a manner which is satisfactory to the Agent in its sole and absolute discretion and written confirmation that the Senior Lender has consented to such an arrangement, and provided, further, that such contribution obligations of Guarantor and/or Limited Guarantor shall not be released, reduced, limited or relieved in connection with any release of the Completion Guaranty and/or the Interest and Operating Costs Guaranty in accordance with Section 2.10 above. No such assignment shall release or relieve the Defaulting Lender of any liability for its breach of this Agreement or the Loan Documents or under the indemnity set forth in Section 3.5.2(c) above. Notwithstanding anything contained herein to the contrary, if Agent and Borrower arrange for, and substitute the Defaulting Lender with, a Substitute Lender, or otherwise satisfy the conditions of this Section 3.5.2(e), then the non-Defaulting Lenders’ obligations with respect to all yet unadvanced amounts of the Loan shall continue as if an Advance Default had not occurred.

        3.5.3 Funds Advanced. Each Advance shall be made by the Agent by wire transfer to an escrow account designated solely for the Project and held and controlled by the Title Company at LaSalle National Bank, 135 South LaSalle Street, Chicago, Illinois 60603, Account No. 5800071440, ABA No. 071000505, Escrow No. N0001567, Account Name: Near North National Title Corporation as Escrowee for Prime/Beitler Development Company, L.L.C. All proceeds of all Advances shall be used by the Borrower only for the purposes for which such Advances were made as set forth in the Loan Documents. The Borrower shall not commingle such funds with other funds of the Borrower.

        3.5.4 Advances to Others. If an Event of Default then exists and the Lenders elect in their sole discretion to continue making Advances, at the Agent’s option, the Lenders may make any or all Advances directly to the Construction Manager or any title insurer or (subject to the requirements of the Construction Agreement) to any other party to whom the Agent determines in good faith payment is due, for Construction Costs which shall theretofore have been approved by the Agent and for which the Borrower shall have failed to make payment and the execution of this Agreement by the Borrower shall, and hereby does, constitute an irrevocable authorization so to advance the proceeds of the Loan Amount directly to any such party as amounts become due and payable to it hereunder. No further authorization from the Borrower shall be necessary to warrant such direct Advances to the Construction Manager and all such Advances shall satisfy pro tanto the obligations of the Lenders hereunder and shall be secured by the Pledge Agreement and the other Loan Documents as fully as if made directly to the Borrower.

        3.5.5 Advances Do Not Constitute a Waiver. No Advance shall constitute a waiver of any of the conditions of the Lenders’ obligation to make further Advances nor, in the event the Borrower is unable to satisfy any such condition, shall any Advance have the effect of precluding the Agent from thereafter declaring such inability to be an Event of Default hereunder.

        3.5.6 Advances to Pay Interest, Principal and Fees on Loan. The Borrower hereby irrevocably authorizes the Lenders to disburse proceeds of the Loan (including from the Interest Holdback) to pay interest accrued on the Note or Notes as it or they come due or to pay any principal, or the IRR Amount, or the Make-Whole Amount then due, or, after an Event of Default, to satisfy any of the conditions hereof, including, without limitation, the payment of the reasonable fees of the Lenders’ counsel and the Construction Consultant then owing by the Borrower in accordance with the terms hereof as determined by the Agent. Notwithstanding anything to the contrary contained in this Agreement, the Agent and the Lenders shall have no obligation to make a disbursement for interest or fees (even if provided in the Approved Construction Budget) if, when and to the extent that the Agent, in its sole judgment, determines that the Project is generating, on a cash basis, positive cash flow sufficient to pay such interest and/or fees, after payment of all other usual, reasonable and customary expenses (including interest expenses) relating to the Project.

Article IV REPRESENTATIONS AND WARRANTIES OF THE BORROWER

        Section 4.1 Representations and Warranties of the Borrower. The Borrower represents and warrants to the Agent and the Lenders that, as of the Closing Date:

        (a) Organization. It has been duly organized and is validly existing and is in good standing with requisite power and authority to own 100% of the issued and outstanding equity interests in the Property Owner and to transact the businesses in which it is now engaged. It is duly qualified to do business and is in good standing in each jurisdiction where it is required to be so qualified in connection with its properties, businesses and operations or, if not, the failure to do so would not have a Material Adverse Effect. It possesses all rights, licenses, permits and authorizations, governmental or otherwise, necessary to entitle it to own the equity interests in the Property Owner and to operate the businesses in which it is now engaged.

        (b) Proceedings. All necessary action has been taken by it to authorize the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party. This Agreement and other Loan Documents have been duly authorized, executed and delivered by it and constitute its legal, valid and binding obligations enforceable against it in accordance with their respective terms, subject, as to enforceability, to applicable Debtor Relief Laws and general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law). No consent, approval, authorization or order of, or qualification with, any Governmental Authority is required in connection with the execution, delivery or performance by it of this Agreement or the other Loan Documents that has not been obtained.

        (c) No Conflicts. The execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any Lien (other than pursuant to the Loan Documents and the Senior Loan Documents) upon the Collateral or applicable assets pursuant to the terms of, any indenture, mortgage, deed of trust, loan agreement, partnership agreement, trust agreement or other agreement or instrument to which it or any of the Borrower Parties is a party or by which it or any of the Borrower Parties’ properties or assets is subject, nor, to the Borrower’s Knowledge, will such action result in any violation of the provisions of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over it or any of its Affiliates’ properties or assets, and any consent, approval, authorization, order, registration or qualification of or with any Governmental Authority required for the execution, delivery and performance by it of this Agreement or any other Loan Documents to which it is a party has been obtained and is in full force and effect.

        (d) Litigation. Except (i) as set forth on Exhibit F attached hereto and (ii) for matters as to which individually the exposure to the Borrower or the Property Owner is reasonably estimated at less than $500,000 and the Borrower can demonstrate (at the Agent’s request) are (or are reasonably anticipated to be) entirely covered by insurance (other than with respect to the deductible for such insurance), there are no actions, suits or proceedings at law or in equity by or before any Governmental Authority or other agency now pending or, to Borrower’s Knowledge, threatened against or affecting it, the Property Owner or the Mortgaged Property. Each of the matters set forth on Exhibit F satisfies the criteria in clause (ii) above.

        (e) Agreements. It is not in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Material Agreement.

        (f) Title. The Borrower has good, marketable and indefeasible title to 100% of the issued and outstanding equity interests in the Property Owner, free and clear of all Liens whatsoever (other than pursuant to the Loan Documents). With respect to the Collateral, the Pledge Agreement, together with the Financing Statements, when properly filed, will create a valid, perfected first priority Lien on the Collateral (other than with respect to the Additional Subordinated Collateral, as to which the Financing Statements will create a valid, perfected second priority Lien). The Property Owner has good, marketable and indefeasible title in fee to the real property comprising part of the Mortgaged Property, free and clear of all Liens whatsoever except the Permitted Encumbrances, and such other Liens as are permitted pursuant to or created by the Senior Loan Documents. The Permitted Encumbrances do not and will not materially adversely affect or interfere with the value, or intended use or operation, of the Mortgaged Property, or the Borrower’s ability to repay the Notes or any other Loan Document in accordance with the terms of the Loan Documents. Except as indicated in and insured over by a Qualified Title Policy, there are no claims for payment for work, labor or materials affecting the Mortgaged Property (other than mechanics or materialmens Liens for work or materials performed or supplied the costs for which are not yet past due or which are being contested in accordance with Section 5.1(b)(ii)). Nothing in this Section 4.1(f) may be relied on by the Title Company issuing any policies covering the Mortgaged Property. No Person other than the Property Owner and the Senior Lender owns any interest in any payments due under the Leases.

        (g) No Bankruptcy Filing. Neither Borrower nor the Property Owner has filed or is contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency laws or the liquidation of their assets or property, and the Borrower has no Knowledge of any Person contemplating the filing of any such petition against it or the Property Owner.

        (h) Full and Accurate Disclosure. No information contained in this Agreement, the other Loan Documents, or any written statement furnished by or, to Borrower’s Knowledge, on behalf of it pursuant to the terms of this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not materially misleading in light of the circumstances under which they were made. To Borrower’s Knowledge, there has been no material adverse change in any condition, fact, circumstance or event that would make any such information inaccurate, incomplete or otherwise misleading in any material respect or that otherwise would have a Material Adverse Effect. It has disclosed to the Agent all material facts of which it has Knowledge and has not failed to disclose any material fact of which it has Knowledge that would cause any representation or warranty made herein to be materially misleading. There is no fact or circumstance presently known to it which has not been disclosed to Agent and which has, or is likely to have, a Material Adverse Effect.

        (i) Compliance with ERISA.

        (i) No ERISA Event has occurred or is reasonably expected to occur with respect to any Plan.

        (ii) Schedule B (Actuarial Information) to the most recent annual report (Form 5500 Series) for each Plan, copies of which have been filed with the Internal Revenue Service and furnished to the Agent, is complete and accurate and fairly presents the funding status of such Plan, and since the date of such Schedule B there has been no material adverse change in such funding status.

        (iii) Neither any Borrower Party nor any ERISA Affiliate has incurred or is reasonably expected to incur any Withdrawal Liability to any Multiemployer Plan.

        (iv) Neither any Borrower Party nor any ERISA Affiliate has been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA; and no such Multiemployer Plan is reasonably expected to be in reorganization or to be terminated, within the meaning of Title IV of ERISA.

        (j) Compliance. It, the Property Owner and the Mortgaged Property and the use thereof comply in all material respects with all applicable existing Legal Requirements and Insurance Requirements, including building and zoning ordinances and codes. The Mortgaged Property is not a non-conforming use or legal non-conforming use. Borrower is not in default or violation of any order, writ, injunction, decree or demand of any Governmental Authority. There has not been committed by or on behalf of Borrower or, to Borrower’s Knowledge, any other Person involved with the operation or use of the Land and the Improvements any act or omission affording the federal government or any state or local government the right of forfeiture as against the Land and the Improvements or any part thereof or any monies paid in performance of its obligations under any of the Loan Documents.

        (k) Material Agreements. Other than the Property Management Agreement, the Leasing Agreement, the Architect’s Agreement and the Construction Agreement, there currently are no Material Agreements. A true and complete copy of each Material Agreement has been delivered to the Agent. Each Material Agreement has been entered into at arm’s length in the ordinary course of business by or on behalf of the Borrower or the Property Owner and provides for the payment of fees in amounts and upon terms not less favorable to it than market rates and terms.

        (l) Financial Information. All financial data and statements prepared by or on behalf of it and delivered to the Agent prior to the date hereof (i) are true, complete and correct, in all material respects to the extent not subsequently corrected in a written document delivered to the Agent, (ii) accurately represent in all material respects the financial condition or operating results, as applicable, of the applicable Borrower Parties and the Mortgaged Property as of the date of such reports, and (iii) have been prepared in accordance with GAAP. It does not have any material contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments, that are known to it and that are reasonably likely to have a Material Adverse Effect, except as referred to or reflected in said financial statements and operating statements.

        (m) Condemnation. No Condemnation or other similar proceeding has been commenced or, to its Knowledge, is contemplated with respect to all or any portion of the Mortgaged Property or for the relocation of roadways providing access to the Mortgaged Property.

        (n) Federal Reserve Regulations. No part of the proceeds of the Loan will be used for the purpose of purchasing or acquiring any “margin stock” within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or for any other purpose which would be inconsistent with such Regulation U or any other Regulations of such Board of Governors, or for any purposes prohibited by Legal Requirements or by the terms and conditions of this Agreement or the other Loan Documents.

        (o) Utilities and Public Access. The Mortgaged Property has rights of access to dedicated public ways (and makes no material use of any means of access or egress that is not pursuant to such dedicated public ways or recorded, irrevocable rights-of-way or easements) and is served by water, sewer, sanitary sewer and storm drain facilities adequate to service the Mortgaged Property for its current uses. All public utilities necessary for the full use and enjoyment of the Mortgaged Property are located in the public right-of-way abutting the Mortgaged Property or in or through a recorded irrevocable easement in favor of the Mortgaged Property, and all such utilities are connected so as to serve the Mortgaged Property without passing over other property (or, if not, such services are readily available and will be connected to the Mortgaged Property by Substantial Completion), except to the extent that such utilities are accessible to the Mortgaged Property by virtue of a recorded irrevocable easement or similar agreement or right. All roads necessary for the use of the Mortgaged Property for its current purposes have been completed and are either part of the Mortgaged Property (by way of deed or recorded easement) or dedicated to public use and accepted by all Governmental Authorities.

        (p) Not a Foreign Person. Neither it nor any of its Subsidiaries is a "foreign person" within the meaning of Section 1445(f)(3) of the Code.

        (q) Separate Lots. The Mortgaged Property is comprised of one (1) or more parcels which constitute one or more separate tax lots which do not include any property not a part of the Mortgaged Property.

        (r) Basic Carrying Costs, Assessments. All Basic Carrying Costs due and payable as of the date hereof have been paid. To its Knowledge there are no pending or proposed special or other assessments for public improvements or other matters affecting the Mortgaged Property (except as shown in the financial statements described in Section 5.1(l) hereof), nor, to its Knowledge, are there any contemplated improvements to the Mortgaged Property that are likely to result in such special or other assessments.

        (s) Enforceability. Each Loan Document to which it is a party is its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject only to Debtor Relief Laws and general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law). The Loan Documents are not subject to any right of rescission, set-off, counterclaim or defense by it, the Guarantor or the Limited Guarantor, including the defense of usury, nor would the operation of any of the terms of the Loan Documents, or the exercise of any right thereunder, render the Loan Documents unenforceable, subject to Debtor Relief Laws and general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law), and it has not asserted any right of rescission, set-off, counterclaim or defense with respect thereto.

        (t) No Prior Assignment. Other than pursuant to the Senior Loan Documents, there are no prior assignments of the Leases or any portion of the Rents due and payable or to become due and payable which are presently outstanding, except in connection with indebtedness to be repaid in full concurrently with the Closing Date.

        (u) Insurance. It or the Property Owner has obtained or caused to be obtained and has delivered to the Agent insurance policies or certificates thereof reflecting the insurance coverages, amounts and other requirements set forth in this Agreement. All premiums on such insurance policies required to be paid as of the date hereof have been paid for the current quarterly policy period. Other than in connection with the matters set forth in Exhibit F attached hereto, no claims have been made under any such policy, with respect to the Mortgaged Property and, to its Knowledge, no Person, including the Borrower and Property Owner, has done, by act or omission, anything which would impair the coverage of any such policy.

        (v) Licenses. The Property Owner (a) has obtained all certifications, permits, licenses, approvals, registrations, authorizations, accreditations or consents (collectively, the “Licenses”) required as of the Closing Date by, and accomplished all filings, notifications, registrations and qualifications with (or obtained exemptions from any of the foregoing from) and (b) will obtain, during the course of construction as and when required, all Licenses, and accomplish all filings, notifications, registrations and qualifications with (or obtain exceptions from any of the foregoing from), all applicable Governmental Authorities to properly and legally own, develop, construct, manage and operate the Property and necessary for the conduct of its business. Each License has been or will be, as applicable, duly obtained, is or will be, as applicable, valid and in full force and effect, and is not or will not be, as applicable, subject to any pending or, to its Knowledge, threatened administrative or judicial proceeding to revoke, cancel or declare such License invalid. The Property Owner is not in default or violation with respect to any of the Licenses in a manner that would have a Material Adverse Effect, and no event has occurred which constitutes, or, to Borrower’s Knowledge, with due notice or lapse of time or both may constitute, a default by the Property Owner under, or a violation of, any License that would have a Material Adverse Effect.

        (w) Flood Zone. The Mortgaged Property is not located in an area identified by the Federal Emergency Management Agency or the Federal Insurance Administration as an area having special flood hazards (Zone A), and, to the extent that any part of the Mortgaged Property is located in an area identified by the Federal Emergency Management Agency as an area federally designated a “100 year flood plain,” the Mortgaged Property is covered by flood insurance meeting the requirements set forth in Section 8.1.1(b)(i) hereof.

        (x) Physical Condition. The Mortgaged Property is in good condition, order and repair in all respects material to its current use, operation or value. To the Borrower’s Knowledge, there exist no structural or other material defects or damages in the Mortgaged Property, whether latent or otherwise, which will materially impair the value of the Mortgaged Property or the construction of Improvements. Neither it nor the Property Owner has received written notice from any insurance company or bonding company of any defects or inadequacies in the Mortgaged Property or any part thereof, which would, alone or in the aggregate, adversely affect the insurability of the same or cause the imposition of extraordinary premiums or charges thereon or of any termination or threatened termination of any policy of insurance or bond.

        (y) Leases. No person has any possessory interest in the Mortgaged Property or right to occupy the same except under and pursuant to the provisions of the Leases, and true and complete copies of Leases have been delivered to the Agent. The Leases are in full force and effect and there are no material defaults thereunder by the lessor and, to the Borrower’s Knowledge, there are no material defaults thereunder by the applicable lessee and to its Knowledge there are no conditions that, with the passage of time or the giving of notice, or both, would constitute a material default thereunder. As to all Leases at the Mortgaged Property:

        (i) (A) except as set forth on Exhibit K attached hereto, there are no outstanding landlord obligations with respect to tenant allowances or free rent periods or tenant improvement work, (B) all of the obligations and duties of the landlord under the Leases that are due or are to be performed (as applicable) on or prior to the date hereof have been fulfilled, and (C) there are no pending claims asserted by any Tenant for offsets or abatements against rent or any other monetary claim;

        (ii) except as set forth on Exhibit L attached hereto, all of the Leases are free and clear of any right or interest of any real estate broker or any other person (whether or not such brokers or other persons have negotiated the Leases or have contracted with the Property Owner or the Borrower for the collection of the rents thereunder), and no brokerage or leasing commission or other compensation is or will be due or payable to any person, firm, corporation or other entity with respect to or on account of any of the Leases;

        (iii) the Property Owner is the sole owner of the lessor's interest in all of the Leases and the Property Owner has not given or suffered any other assignment, pledge or encumbrance in respect of any of the Leases or its interests thereunder (other than pursuant to the Senior Loan Documents and other than as set forth in the Loan Documents and with respect to the "rights of first negotiation" provided for in that certain Purchase and Sale Agreement, dated as of March 11, 1998, by and between LaSalle National Bank, as trustee under trust agreement dated February 26, 1998 and known as trust No. 121550, and J. Paul Beitler Development Company, as amended by that certain First Amendment to Real Estate Sale Contract dated as of March 19, 1998), and the Property Owner has the sole right to collect rents and other amounts due under the Leases;

        (iv) no Tenant is more than thirty (30) days in arrears on its rent or other amounts due to the landlord under its Lease; and

        (v) except for the provisions of the Bank One Lease and the Holland & Knight Lease described on Exhibit M attached hereto, none of the Leases contains any option to purchase, any right of first refusal to purchase or any right to terminate the lease term (except in the event of a Casualty or Condemnation affecting all or substantially all of the Mortgaged Property).

        (z) Material Agreements. Neither it nor the Property Owner is in default of any of their respective material obligations under any Material Agreement, and neither of them has delivered any notice of default with respect to any Material Agreement to the other party thereunder which has not been cured.

        (aa) Filing and Recording Taxes. All transfer taxes, deed stamps, intangible taxes or other amounts in the nature of transfer taxes required to be paid by any Person under applicable existing Legal Requirements currently in effect in connection with the transfer of the Mortgaged Property to the Property Owner have been paid in full or deposited with the issuer of a Qualified Title Policy for payment upon recordation of the deeds effecting such transfer. All mortgage, mortgage recording, stamp, intangible or other similar tax required to be paid by any Person under applicable existing Legal Requirements currently in effect in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement of any of the Loan Documents and the Senior Loan Documents, including the Mortgage and the Financing Statements, and the Liens intended to be created thereby, have been paid or deposited with a title company for payment upon recordation of the Mortgage and filing of the Financing Statements.

        (bb) Taxes. It, the Property Owner and the Guarantor have each filed, or caused to be filed, all material tax returns (federal, state, local and foreign) required to be filed and paid all amounts of taxes shown thereon to be due (including interest and penalties) and have paid all other taxes (including intangible fees, assessments and other governmental charges or taxes) owing (or necessary to preserve any Liens in favor of the Agent), by it, the Property Owner and the Guarantor except for such taxes (i) which are not yet delinquent or (ii) as are being contested in good faith and by proper proceedings, and against which adequate reserves are being maintained in accordance with GAAP. No extension of time for assessment or payment by it, the Property Owner or the Guarantor of any federal, state or local tax is in effect.

        (cc) Investment Company Act. Neither it nor any of its Subsidiaries is (i) an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended; or (ii) a “holding company” or a “subsidiary company” of a “holding company” or an “affiliate” of either a “holding company” or a “subsidiary company” within the meaning of the Public Utility Holding Company Act of 1935, as amended.

        (dd) Fraudulent Transfer. It (i) has not entered into the Loan or any Loan Document with the actual intent to hinder, delay, or defraud any creditor and (ii) has received reasonably equivalent value in exchange for its obligations under the Loan Documents. Giving effect to the transactions contemplated by the Loan Documents, the fair saleable value of its assets exceeds and will, immediately following the execution and delivery of the Loan Documents, exceed its total liabilities, including subordinated, unliquidated, disputed or contingent liabilities. The fair saleable value of its assets is and will, immediately following the execution and delivery of the Loan Documents, be greater than its probable liabilities, including the maximum amount of its contingent liabilities or its debts as such debts become absolute and matured. Its assets do not and, immediately following the execution and delivery of the Loan Documents will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. It does not intend to, and does not believe that it will, incur debts and liabilities (including contingent liabilities and other commitments) beyond its ability to pay such debts as they mature (taking into account the timing and amounts to be payable on or in respect of its obligations).

        (ee) Material Agreements and Management Agreements. Each Material Agreement, the Property Management Agreement and the Leasing Agreement are in full force and effect and are valid and enforceable against the applicable Borrower Party in all material respects, subject in each case to Debtor Relief Laws and general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) there are no defaults, breaches or violations thereunder by the Property Owner or, to Borrower’s Knowledge, any other party thereto, and to Borrower’s Knowledge, there are no conditions (other than payments that are due but not yet delinquent and other non-delinquent executory obligations) that, with the passage of time or the giving of notice, or both, would constitute a default by any party thereunder, where with respect to any such Material Agreement, the Property Management Agreement or the Leasing Agreement the effect of one or more of any such defaults would have a Material Adverse Effect. Neither the execution and delivery of the Loan Documents, its performance thereunder, filing of the Financing Statements, nor the exercise of any remedies by the Agent, will adversely affect the Property Owner’s rights under any Material Agreement, the Property Management Agreement or the Leasing Agreement relating to the Mortgaged Property.

        (ff) Ownership. The current direct and indirect ownership interests in each Borrower Party are as set forth in Exhibit N attached hereto.

        (gg) Illegal Activity. The Property Owner has not purchased any portion of the Mortgaged Property with proceeds of any illegal activity.

        (hh) Acquisition Documents. It has delivered to the Agent true and complete copies of all agreements and other instruments under which it or any of its Affiliates or any other Person has rights or obligations in respect of the Property Owner’s acquisition of the Mortgaged Property.

        (ii) Environmental Matters. Except for matters set forth in the Environmental Reports:

        (i) To the Borrower's Knowledge, the Land and the Improvements are in compliance with all applicable existing Environmental Laws (which compliance includes, but is not limited to, the possession by the Property Owner or the Property Manager of all environmental health and safety permits, approvals, licenses, registrations and other governmental authorizations required in connection with the ownership and operation of the Land and the Improvements under all existing Environmental Laws).

        (ii) There is no Environmental Claim pending or, to the actual Knowledge of any Borrower Party, threatened.

        (iii) There are no present, or to the Knowledge of Borrower, past Releases of any Hazardous Substance that are reasonably likely to form the basis of any Environmental Claim.

        (iv) Without limiting the generality of the foregoing, to the Knowledge of the Borrower, there is not present at, on, in or under the Land and the Improvements, PCB-containing equipment, asbestos or asbestos containing materials, underground storage tanks or surface impoundments for Hazardous Substances, lead in drinking water (except in concentrations that comply with all existing Environmental Laws), or lead-based paint.

        (v) No Liens are presently recorded with the appropriate land records under or pursuant to any existing Environmental Law with respect to the Land and the Improvements and, to the Borrower's actual Knowledge, no Governmental Authority has been taking or is in the process of taking any action to subject the Land and the Improvements to Liens under any existing Environmental Law.

        (vi) There have been no material environmental investigations, studies, audits, reviews or other analyses conducted by the Borrower or the Property Owner or that are in their possession in relation to the Land and the Improvements which have not been made available to the Agent.

        (jj) Plans and Specifications. It has furnished to the Agent true and complete sets of the Plans and Specifications and the same comply (except for non-material instances of non-compliance that do not adversely affect the use or operation of the Property or the value thereof) with all Laws and Regulations, all Governmental Approvals, and all restrictions, covenants and easements affecting the Mortgaged Property, and have been approved by Construction Manager, the Architect and by each such Governmental Authority as is required for construction of the Improvements.

        (kk) Construction Budget. The Approved Construction Budget accurately reflects all Construction Costs currently contemplated to be incurred by or on behalf of the Property Owner in connection with the construction of the Improvements.

        (ll) Feasibility. Each Construction Schedule and Disbursement Schedule is, to the Borrower’s Knowledge, a realistic projection of the matters set forth therein.

        (mm) Qualifying Leases. There are fully-executed, delivered and effective Qualifying Leases and Approved Leases which, together with the Prime Lease, represent not less than 755,706 NRSF of the Project, and the Borrower has provided the Agent with a copy of the Prime Lease and each such Qualifying Lease and Approved Lease certified as to its accuracy and completeness.

        (nn) Parking. Other than that certain amendment to the City of Chicago Zoning Ordinance known as Business Planned Development Number 743, published in City of Chicago Journal on pages 33848-33864, there are no restrictions with respect to required parking spaces at the Project and there are no agreements with any Person other than Tenants under Approved Leases in respect of parking at the Project. Pursuant to the referenced amendment to the City of Chicago Zoning Ordinance, the Project is required to have at least 209 parking spaces and the Plans and Specifications currently provide for at least 209 parking spaces. To the Borrower’s Knowledge, the parking spaces provided under the Plans and Specifications are sufficient to comply with applicable Laws and Regulations. The Borrower shall not, and shall not permit the Property Owner to (x) enter into any arrangement with respect to parking, other than pursuant to Approved Leases or (y) modify or amend any Construction Documents to reduce the number of parking spaces below 209 in either case without the prior written consent of the Agent.

        (oo) Operating Agreements. The Borrower hereby represents that no Operating Agreements exist as of the Closing Date.

        Section 4.2 Survival of Representations. The parties hereto agree that all of the representations and warranties set forth in Section 4.1 hereof and elsewhere in this Agreement and in the other Loan Documents shall survive for so long as any portion of the Debt is outstanding or there is any remaining Commitment hereunder to lend. All representations, warranties, covenants and agreements made in this Agreement or in the other Loan Documents by the Borrower, the Limited Guarantor or the Guarantor, as applicable, shall be deemed to have been relied upon by the Agent and the Lenders notwithstanding any investigation heretofore or hereafter made by the Agent or the Lenders or on behalf of the Agent or the Lenders.

        Section 4.3 Effect of Draw Request. Each Draw Request submitted to the Agent shall constitute an affirmation that the representations and warranties contained in this Agreement and in the other Loan Documents remain true and correct in all material respects as of the date thereof or, if not, with such modifications as are duly noted in a certificate delivered with such Draw Request (it being acknowledged and agreed that, pursuant to Article III hereof, the Lenders are not obligated to make any Advance if any representation or warranty contained herein is untrue in any material respect); and unless the Agent is notified to the contrary, in writing, prior to the disbursement of the requested Advance or any portion thereof, shall constitute an affirmation that the same remain true and correct in all material respects on the date of such disbursement, or, if not, with such modifications as are duly noted in a certificate delivered with such Draw Request (it being acknowledged and agreed that, pursuant to Article III hereof, the Lenders are not obligated to make any Advance if any representation or warranty contained herein is untrue at the time of any Advance or cannot be made without material modification at the time of any Advance).

Article V AFFIRMATIVE COVENANTS

        Section 5.1 Affirmative Covenants of the Borrower. The Borrower hereby covenants and agrees, from the date of this Agreement, and as long as the Borrower remains indebted to the Agent and the Lenders or there exists any remaining obligation hereunder to fund the Loan Amount, as follows:

        (a) Existence; Compliance with Legal Requirements; Insurance. The Borrower shall do or cause to be done all things reasonably necessary to preserve, renew and keep in full force and effect its and the Property Owner’s existence, rights, Licenses, Permits and franchises and comply in all respects with all Legal Requirements applicable to them and the Mortgaged Property to the extent that the failure to do so would have a Material Adverse Effect. The Borrower shall cause the Property Owner to at all times maintain and preserve the Mortgaged Property and keep the Mortgaged Property in good working order and repair for its intended purpose, reasonable wear and tear excepted, and from time to time make, or cause to be made, all reasonably necessary and desirable repairs, renewals, replacements, betterments and improvements thereto, other than to the extent that the failure to do so would not have a Material Adverse Effect. The Borrower shall cause the Property Owner to operate, maintain, repair and improve the Mortgaged Property in compliance in all material respects with all Legal Requirements. Promptly upon receipt thereof (but in any event within five (5) Business Days), the Borrower shall deliver, or cause to be delivered, to the Agent copies of any and all notices from any licensing and/or certifying agencies that any Permit relating to the operation of any of the Improvements is being suspended or revoked or that the Improvements are being downgraded to a substandard category or that any investigation or proceeding with respect to any such action is pending.

        (b) Taxes and Other Charges; Contest for Taxes and Other Charges, Legal Requirements and Liens.

        (i) Subject to the provisions of Section 5.1(b)(ii) hereof, the Borrower shall cause the Property Owner to pay all Taxes and Other Charges now or hereafter levied or assessed or imposed against the Mortgaged Property or any part thereof prior to the date on which such sums become delinquent. The Borrower shall deliver or cause to be delivered to the Agent, upon request, receipts for payment or other evidence reasonably satisfactory to the Agent that the Taxes and Other Charges have been so paid. Subject to the provisions of Section 5.1(b)(ii) hereof and other than Permitted Encumbrances, the Borrower shall not suffer and shall promptly cause to be paid and discharged any Lien or charge whatsoever that may be or become a Lien against the Mortgaged Property, and shall promptly cause to be paid all utility services provided to the Mortgaged Property. Subject to Section 5.1(b)(ii) hereof, the Borrower shall cause the Property Owner to pay, bond or otherwise discharge, from time to time when the same shall become due, all claims and demands of mechanics, materialmen, laborers and others that, if unpaid, might result in, or permit the creation of, a Lien on the Mortgaged Property, or on the Rents arising therefrom. The Borrower shall not suffer or permit any mechanics' Lien claims to be filed or otherwise asserted against the Project, and will discharge or cause the Property Owner to discharge within thirty (30) Business Days the same in case of the filing of any claims for Lien or proceedings for the enforcement thereof not caused by an Advance Default (and if such claims for Lien or proceedings for the enforcement thereof are caused by an Advance Default, the same shall be discharged, or insured over to the Agent's satisfaction, within sixty (60) Business Days); provided, however, that the Borrower shall have the right to contest in good faith and with reasonable diligence the validity of any such Lien or claim upon furnishing to the Title Company such security or indemnity as it may require to induce said Title Company to issue an endorsement to the Qualified Title Policy insuring against all such claims or Liens; and provided further, that the Agent and the Lenders will not be required to make any further disbursements of the proceeds of the Loan until any mechanics' Lien claims shown by the Qualified Title Policy have been discharged or so insured against by the Title Company.

        (ii) Notwithstanding the foregoing, after prior written notice to the Agent, the Borrower, at its own expense (or the expense of the Property Owner), may contest or cause to be contested by appropriate legal, administrative or other proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application in whole or in part of any Taxes or Other Charges or Lien therefor or any Legal Requirement or Insurance Requirement or Hazardous Substance Claim (as defined in the Environmental Indemnity), or the application of any instrument of record affecting the Borrower, the Property Owner, the Mortgaged Property or any part thereof (other than any of the foregoing relating to or arising under the Loan Documents and the Senior Loan Documents) or any claims or judgments of mechanics, materialmen, suppliers, vendors or other Persons or any Lien therefor, and may withhold payment of the same pending such proceedings if permitted by law; provided that (A) no Event of Default then exists, except for, prior to acceleration, an Event of Default caused by the matter being contested, (B) such proceeding shall suspend any collection of the contested Taxes, Other Charges or Liens from the Mortgaged Property, Borrower Party or the Agent, (C) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which the Borrower or the Property Owner is subject, (D) neither the Mortgaged Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, canceled or lost, (E) upon the Agent's request, the Borrower shall have furnished the Agent with security (in an amount and form reasonably approved by the Agent, without duplication of and except for amounts provided to the Senior Lender under Section 5.1(b)(ii) of the Senior Loan Agreement) to ensure the payment of any such Taxes or Other Charges, or the cost of the contested Legal Requirement or Insurance Requirement or the removal of the Lien, in each case together with all reasonably anticipated interest and penalties thereon, (F) in the case of an Insurance Requirement, failure by the Borrower to comply therewith shall not impair the validity of any insurance required to be maintained hereunder or the right to full payment of any claims thereunder, (G) in the case of any essential or significant service with respect to the Mortgaged Property, any contest or failure to pay will not result in a discontinuance of any such service, (H) in the case of any instrument of record affecting the Mortgaged Property or any part thereof, the contest or failure to perform under any such instrument shall not result in the placing of any Lien on the Mortgaged Property or any part thereof (except if such Lien would be removed upon completion of such proceedings and the compliance by the parties with the terms of the resulting order, decision or determination and, upon the Agent's request, the removal costs for such Lien have been escrowed with the Agent on behalf of the Lenders or in the proceeding or bonded or otherwise deposited or paid in connection with such proceedings), (I) neither the failure to pay or perform any obligation which the Borrower is permitted to contest under this Section 5.1(b)(ii) nor an adverse determination of any such contest shall result in a Material Adverse Effect, and (J) the Borrower shall promptly upon final determination thereof pay or cause to be paid the amount, if any, of any such Taxes, Other Charges or Liens, together with all costs, interest and penalties that may be payable in connection therewith and the Agent shall disburse all amounts deposited by the Borrower as security therefor to the Borrower to be used to pay applicable Taxes, Other Charges or Liens. The Agent may pay over any such cash deposit or part thereof held by the Agent to the claimant entitled thereto at any time when, in the reasonable judgment of the Agent, the entitlement of such claimant is finally determined, and the Agent shall otherwise remit any remaining such amounts to the Borrower. The Agent shall give the Borrower written notice of any such payments prior to the making thereof.

        (iii) If the Borrower shall fail to, or shall fail to cause the Property Owner to, within sixty (60) days after becoming aware of same, either (A) discharge, or (B) contest claims asserted and give security or indemnity in the manner provided in Sections 5.1(b)(i) and 5.1(b)(ii) hereof, or after having commenced to contest the same, and having given such security or indemnity, fail to prosecute such contest with diligence, or to maintain such indemnity or security as required by the Loan Documents or by the Title Company for its full amount, or upon adverse conclusion of any such contest, cause any judgment or decree to be satisfied and Lien to be released, then and in any such event the Agent upon prior notice to the Borrower (except if an Event of Default then exists) may, at its election (but shall not be required to), procure the release and discharge of any claim and any judgment or decree thereon and, further, may in its reasonable discretion effect any settlement or compromise of the same, or may furnish such security or indemnity to the Title Company, and any amounts so expended by the Agent in excess of the amount of Cash or Cash Equivalents security posted by the Borrower, including premiums paid or security furnished in connection with the issuance of any surety company bonds, shall be deemed to constitute disbursement of the proceeds of the Loan hereunder. In settling, compromising or discharging any claims for Lien, the Agent shall not be required to inquire into the validity or amount of any such claim. Notwithstanding the foregoing, neither the Agent nor the Lenders shall have any obligation to make disbursements of Loan proceeds under the terms of this Agreement at any time prior to such time as the Borrower shall have discharged or contested or caused the Property Owner to have discharged or contested any claims in accordance with clauses (i) and (ii) above.

        (c) Litigation. It shall give prompt written notice to the Agent of any litigation or governmental proceedings pending or threatened in writing against any Borrower Party or against or affecting the Mortgaged Property that, if determined adversely to such Borrower Party or the Mortgaged Property, would reasonably be expected to result in a Material Adverse Effect.

        (d) Inspection. Subject to the terms of any Leases, it shall (i) permit and shall cause the Property Owner to permit agents, representatives and employees of the Agent (including any servicer) to (A) enter upon the Mortgaged Property, (B) inspect the progress of any work being performed by or on behalf of the Borrower or the Property Owner thereupon and the Improvements and all materials to be used in the construction thereof, (C) examine the Plans and Specifications and shop drawings related thereto which will be kept at the construction site at all times, and (D) undertake any other type of inspection at the Mortgaged Property, including, without limitation, the performance of appraisals and environmental inspections thereof, all on any Business Day at reasonable hours upon reasonable advance notice and with reasonable efforts not to interfere with any work (except to a de minimus extent), and (ii) cooperate and shall cause the Property Owner to cooperate in all reasonable respects, and use commercially reasonable efforts to cause all contractors and subcontractors to cooperate, with any such inspector to perform all required functions hereunder, unless there exists an Event of Default, in each case at the Agent’s sole cost and expense and in accordance with all safety and security procedures in place at the Mortgaged Property.

        (e) Notice of Default. It shall promptly advise the Agent of any change in the condition (financial or otherwise) of any Borrower Party that could be expected to have a Material Adverse Effect or materially impair its ability to comply with its obligations hereunder, or of the occurrence of any Default or Event of Default of which any Borrower Party has Knowledge.

        (f) Cooperate in Legal Proceedings. It shall cooperate in all reasonable respects with the Agent with respect to any proceedings before any court, board or other Governmental Authority that may in any way affect the rights of any Lender or the Agent hereunder or under the other Loan Documents and, in connection therewith, permit any Lender or the Agent, at its election, to participate in any such proceedings.

        (g) Perform Loan Documents. It shall observe, perform and satisfy all the terms, provisions, covenants and conditions required to be observed, performed or satisfied by it and shall pay when due all costs, fees and expenses required to be paid by it under the Loan Documents, subject to any cure periods provided therein. It shall not enter into or otherwise suffer or permit any amendment, waiver, supplement, termination or other modification of any Loan Document executed and delivered by it without the prior written consent of the Lenders.

        (h) Insurance Benefits. Prior to the initial advance under the Senior Loan, the Borrower shall cooperate and shall cause the Property Owner to cooperate with the Agent in all reasonable respects in obtaining for the Agent on behalf of the Lenders the benefits of any insurance proceeds lawfully or equitably payable in connection with the Mortgaged Property, and the Agent shall be reimbursed for any out-of-pocket expenses reasonably incurred in connection therewith (including reasonable attorneys’ fees and disbursements, and, if reasonably necessary to collect such proceeds, the expense of an appraisal on behalf of the Agent in case of a fire or other casualty affecting the Mortgaged Property or any part thereof) out of such insurance proceeds, subject to Article VIII below.

        (i) Development Team. The Borrower shall cause the Property Owner to maintain an Acceptable Development Team for the Project at all times.

        (j) Further Assurances. The Borrower shall, at its sole cost and expense:

        (i) furnish to the Agent all instruments, documents, boundary surveys, footing or foundation surveys, certificates, plans and specifications, appraisals, title and other insurance reports and agreements, and each and every other document, certificate, agreement and instrument required to be furnished by any Borrower Party pursuant to the terms of the Loan Documents or reasonably requested by the Agent in connection therewith;

        (ii) execute and deliver to the Agent such documents, instruments, certificates, assignments and other writings, and do such other acts reasonably necessary or desirable, to evidence, preserve and/or protect the Lien of the Agent for the benefit of the Lenders at any time securing or intended to secure the obligations of any Borrower Party under the Loan Documents, as the Agent may reasonably require (provided that none of the foregoing has the result of increasing the Borrower's monetary or other obligations or decreasing or impairing Borrower's rights under the applicable Loan Documents, with respect to rights and obligations not of a monetary nature, other than to a de minimis extent); and

        (iii) be responsible for, and pay within thirty (30) days after demand therefor, all Lender Expenses.

        (k) Financial Reporting and Other Information.

        (i) Each of the Borrower, the Property Owner and the Guarantor will keep and maintain or will cause to be kept and maintained on a Fiscal Year basis, in accordance with GAAP, to the extent applicable, proper and accurate books, records and accounts reflecting all of its financial affairs and all items of Operating Income, Operating Expenses and Capital Expenditures. The Agent or any Lender shall have the right from time to time (at the Agent’s sole cost and expense, prior to an Event of Default having occurred and thereafter during the continuance of such Event of Default at the Borrower’s sole cost and expense) at all times during normal business hours upon reasonable advance notice to examine such books, records and accounts at the office of any Borrower Party or other Person maintaining such books, records and accounts and to make such copies or extracts thereof, as the Agent shall desire; provided, however, that the Agent and the Lenders shall use commercially reasonable efforts to keep such books, records and accounts confidential, except that the Agent and the Lenders may disclose any such information (A) to prospective co-lenders and participants, auditors and other consultants in connection with the transaction described in this Agreement (provided each such recipient is informed of the confidential nature of such information and directed to keep the same confidential), (B) to the extent required by any Law or Regulation, and (C) if such information is otherwise available to the public not through a breach hereof.

        (ii) The Borrower shall furnish or cause to be furnished to the Agent on behalf of the Lenders within one hundred twenty (120) days following the end of each Fiscal Year, a complete copy of the annual financial statements of Borrower and the Property Owner, audited by Ernst & Young or another "Big Five" accounting firm or another independent certified public accounting firm acceptable to Agent, in accordance with GAAP (subject to normal year-end adjustments), together with an audit certificate from such accounting firm, for such Fiscal Year and containing a balance sheet, income statement and cash flow statement for the Borrower and the Property Owner, all in such detail as the Agent may reasonably request. Such annual financial statements shall be accompanied by an Officer's Certificate from the Borrower certifying that such annual financial statement presents fairly, in all material respects, the financial condition and results of operation of the Mortgaged Property being reported upon and has been prepared in accordance with GAAP (subject to normal year-end adjustments). Together with such annual financial statements, the Borrower shall furnish to the Agent on behalf of the Lenders [x] an Officer's Certificate of the Borrower certifying as of the date thereof whether, to the Knowledge of the Person executing the Officer's Certificate (so long as such Person is a member of the Managing Member), there exists a Default or Event of Default, and if such a Default or Event of Default exists, the nature thereof, the period of time it has existed and the action then being taken to remedy the same and [y] an annual report, for the most recently completed Fiscal Year, containing (A) Capital Expenditures made in respect of the Mortgaged Property, including separate line items with respect to any Capital Expenditure costing in excess of $50,000, and (B) Leasing levels for the Mortgaged Property (including a then-current occupancy report as at the end of the Fiscal Year and rental rates).

        (iii) The Borrower shall furnish, or cause to be furnished, to the Agent the following items, accompanied by an Officer's Certificate of the Borrower, certifying that such items are true, correct, accurate, and complete and fairly present, in all material respects, the financial condition and results of the operations of the Borrower, the Property Owner and the Mortgaged Property, to the extent applicable:

(A) within fifteen (15) Business Days after Borrower’s receipt thereof, any notice received from a Person representing or claiming to represent a Tenant, alleging or acknowledging a default by landlord under the applicable Lease, requesting a termination or modification of any Lease, or any other similar correspondence received by Borrower or the Property Owner during the subject month; and

(B) within fifteen (15) Business Days after the end of the month in question, monthly leasing reports (including rents, deposits, closing dates, information regarding potential Tenants and ongoing leasing efforts and such other information as the Agent may reasonably request from time to time), and other information necessary and sufficient, to the extent applicable, to fairly represent the financial position and results of operations of the Mortgaged Property during such calendar month, all in form reasonably satisfactory to the Agent.

        (iv) The Borrower shall furnish, or cause to be furnished, to the Agent in respect of the first three (3) fiscal quarters of each Fiscal Year, the following items, accompanied by an Officer's Certificate of the Borrower, certifying that such items are true, correct and complete and fairly present, in all material respects, the financial condition and results of the operations of the Borrower, the Property Owner and the Mortgaged Property in a manner consistent with GAAP (except for the absence of footnotes), to the extent applicable:

(A) on or before the forty-fifth (45th) day after the end of each fiscal quarter, quarterly and year-to-date unaudited financial statements prepared for such fiscal quarter with respect to the Borrower and the Property Owner, including a balance sheet and operating statement for such quarter;

(B) on or before the forty-fifth (45th) day after the end of each fiscal quarter during the extension period permitted pursuant to Section 2.8 hereof, if any, a comparison of the budgeted income and expenses and the actual income and expenses for such quarter and year to date for the Mortgaged Property, together with a detailed explanation of any unfavorable variances of five percent (5%) or more between budgeted and actual amounts in the aggregate and ten percent (10%) or more on a line-item basis for such period and year to date;

(C) on or before the forty-fifth (45th) day after the end of each fiscal quarter, an Officer’s Certificate of the Borrower certifying as of the date thereof whether to the Knowledge of the Person executing the Officer’s Certificate (so long as such Person is the Managing Member of the Borrower), there exists a Default or an Event of Default, and if such Default or Event of Default exists, the nature thereof, the period of time it has existed and the action being taken to remedy the same; and

(D) on or before the twentieth (20th) day after the end of each fiscal quarter, a current rent roll for the Project together with a report detailing all Tenant receivables for such quarter.

        (v) The Borrower shall provide to the Agent (x) on or before January 19th and July 19th of each year, an updated schedule of all contingent obligations of the Guarantor (regardless of whether such obligations are required to be disclosed on balance sheets, in footnotes or otherwise in accordance with GAAP), showing each such contingent obligation in excess of $1,000,000 and (y) promptly after the creation thereof, notice that the Guarantor has incurred any new contingent obligation in excess of $5,000,000 (regardless of whether such obligations are required to be disclosed in accordance with GAAP or disclosed in footnotes).

        (vi) The Borrower shall furnish to the Agent, within ten (10) Business Days after request, such further detailed information with respect to the operation of the Mortgaged Property and the financial affairs of the Borrower and the Property Owner as may be reasonably requested by the Agent.

        (vii) The Borrower shall furnish to the Agent, promptly after receipt, a copy of any written notice received by or on behalf of the Borrower or the Property Owner from any Governmental Authority having jurisdiction over the Mortgaged Property with respect to any Hazardous Substance alleged to exist or emanate therefrom or thereat.

        (viii) The Borrower shall, at any and all times, within a reasonable time after written request by the Agent, furnish or cause to be furnished to the Agent, in such manner and in such detail as may be reasonably requested by the Agent, such information as may be necessary to permit the Agent or any Lender to comply with any request for information made by an investor or prospective institutional holder of a Note in connection with an Assignment or Participation to be furnished under Rule 144A(d) under the Securities Act (including any of the same relating to a Borrower Party).

        (ix) The Borrower shall simultaneously furnish or cause to be furnished to the Agent copies of all financial statements, reports, certificates, notes and information delivered to the Senior Lender under the Senior Loan Documents.

        (x) If the Borrower fails to provide to the Agent or its designee any of the financial statements, certificates, reports or information (the "Required Records") required by this Section 5.1(k) within ten (10) Business Days after written notice from the Agent of the date upon which such Required Record is due, the same shall constitute an Event of Default.

        (xi) The Agent shall have the right at any time and from time to time to audit the financial information provided by the Borrower pursuant to the terms of this Agreement in accordance with the then customary audit policies and procedures of the Agent. The Agent shall pay for the costs of its auditors; provided, however, if (A) such audit shall have been commenced during an Event of Default or (B) such audit reveals a material discrepancy from the information previously provided to the Agent, the Borrower shall pay the reasonable, out-of-pocket costs and expenses of such audit.

        (xii) At the Agent's request, and to the extent not confidential and available to the Borrower, the Borrower shall also cause any of the Required Records to be delivered in electronic format (it being agreed that the Borrower shall not be responsible for the inaccuracies in such information resulting solely from the electronic transmission of the same).

        (l) Business and Operations; Material Agreements. The Borrower and the Property Owner shall continue to engage in the businesses currently conducted by each of them as and to the extent the same are necessary for the ownership, development, construction, maintenance, management and operation of the Mortgaged Property or the terms hereof, or, if not, to the extent that the failure to do so would not have a Material Adverse Effect. The Borrower shall and shall cause the Property Owner to qualify to do business and shall remain in good standing under the laws of each jurisdiction as and to the extent the same are required for the ownership, development, construction, maintenance, management and operation of the Mortgaged Property or the terms hereof. The Borrower shall and shall cause the Property Owner to at all times (i) maintain the Mortgaged Property or cause the Mortgaged Property to be maintained or, prior to Final Completion, such that the Mortgaged Property can, upon completion, be operated as a Class “A” mixed use project; (ii) maintain such Licenses or arrangements in connection therewith so as to permit the Mortgaged Property to be maintained at a standard at least equal to that maintained by Class “A” office managers of similar facilities located near the Mortgaged Property; (iii) promptly perform and/or observe in all material respects all of the covenants and agreements required to be performed and observed by each of them under the Property Management Agreement, the Leasing Agreement and any other Material Agreement, and do all things reasonably required to preserve and to keep unimpaired their rights thereunder; (iv) promptly notify the Agent in writing of the giving of any notice of any default by any party under any Material Agreement of which either of them is aware, including, without limitation, the Property Management Agreement and the Leasing Agreement; and (v) promptly enforce the performance and observance of all of the material covenants and agreements required to be performed and/or observed by the other party under each Material Agreement, including, without limitation, the Property Management Agreement and the Leasing Agreement.

        (m) Title to the Property. The Borrower shall cause the Property Owner to warrant and defend against the claims of all Persons whomsoever the Property Owner’s title to the Mortgaged Property and every part thereof.

        (n) Title to Collateral. The Borrower shall warrant and defend against the claims of all Persons whomsoever (i) its title to the Borrower Equity Interests and every part thereof and (ii) the validity and priority of the Liens granted by the Pledge Agreement and the Financing Statements.

        (o) Cost of Enforcement. In the event (i) that the Pledge Agreement is foreclosed in whole or in part or any of the Notes, any Loan Document, including such Pledge Agreement, is put into the hands of an attorney for collection, suit, action or foreclosure, (ii) of the foreclosure of any Lien or pledge prior to or subsequent to the Pledge Agreement in which proceeding any Lender or the Agent is made a party, (iii) of the bankruptcy, insolvency, rehabilitation or other similar proceeding in respect of the Borrower or an assignment by the Borrower for the benefit of its creditors, or (iv) the Agent or any Lender shall attempt to remedy any Event of Default hereunder, the Borrower shall be chargeable with and agrees to pay all out-of-pocket costs incurred by the Agent or such Lender or Lenders as a result thereof, including costs of collection and defense (including reasonable attorneys, experts, consultants and witnesses fees and disbursements) in connection therewith and in connection with any appellate proceeding or post-judgment action involved therein, which shall be due and payable together with all required service or use taxes.

        (p) Estoppel Statement.

        (i) After written request by the Agent, the Borrower shall within fifteen (15) Business Days furnish the Agent with a statement, duly acknowledged and certified, setting forth (i) the unpaid principal amount of the Notes, (ii) to Borrower's Knowledge, the Applicable Interest Rate or the Minimum Funding Rate, as applicable, (iii) the date installments of interest and/or principal were last paid, (iv) that the Notes, this Agreement, the Pledge Agreement and the other Loan Documents are valid, legal and binding obligations, subject to Debtor Relief Laws and general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law), and whether any of such Loan Documents have been modified and, if modified, giving particulars of such modification, and (v) such other matters as the Agent may reasonably request. Any prospective purchaser of any interest in the Loan shall be permitted to rely on such certificate.

        (ii) The Borrower shall cause the Property Owner to request and use reasonable good faith efforts to obtain for the Agent, upon request, estoppel certificates (A) as applicable, from Bank One in respect of the Bank One Lease, and from Holland & Knight in respect of the Holland & Knight Lease, each in form and substance satisfactory to the Agent (it being agreed that the estoppel certificate attached hereto as Exhibit R is acceptable to the Agent), and (B) from any other Tenant in the form set forth on Exhibit R attached hereto (or other form reasonably approved by the Agent); provided that the Borrower shall not be required to deliver such certificates more frequently than once in any calendar year (unless an Event of Default hereunder or under any of the Loan Documents then exists, in which case the Borrower shall endeavor to obtain, or cause the Property Owner to obtain, as many such certificates as the Agent shall request and, in any event, shall be obligated to obtain, or cause to be obtained, all those as to which the Tenant under the applicable Lease has committed to provide pursuant to such applicable Lease).

        (iii) After written request by the Borrower, but not more often than two (2) times in any twelve-month period, the Agent shall within fifteen (15) Business Days furnish the Borrower with a statement, duly acknowledged and certified, setting forth (i) the unpaid principal amount of the Notes, (ii) the Applicable Interest Rate or the Minimum Funding Rate, as applicable, (iii) the date installments of interest and/or principal on the Loan were last paid, and (iv) that the Notes, this Agreement, the Pledge Agreement and the other Loan Documents have not been modified or, if modified, giving particulars of such modification.

        (q) Loan Proceeds. The Borrower shall use the proceeds of the Loan received by it only for the purposes set forth in Section 2.1.1 hereof.

        (r) Performance by Borrower. The Borrower shall in a timely manner observe, perform and fulfill each and every covenant, term and provision of each Loan Document executed and delivered by it, and shall not enter into or otherwise suffer or permit any amendment, waiver, supplement, termination or other modification of any Loan Document executed and delivered by it without the prior written consent of the Agent.

        (s) No Joint Assessment. The Borrower shall not and shall not allow the Property Owner to suffer, permit or initiate the joint assessment of the Mortgaged Property (i) with any other real property constituting a tax lot separate from the Mortgaged Property (provided, however that, subject to the Borrower’s obtaining, or causing to be obtained, a property identification number endorsement to a Qualified Title Policy satisfactory to the Agent and thus demonstrating to the Agent that such division would not result in a change of ownership of any portion of the Mortgaged Property, the tax lot(s) comprising the Mortgaged Property may be divided to provide for separately assessed tax lots), and (ii) unless required by applicable law, with any portion of the Mortgaged Property that may be deemed to constitute personal property, or any other procedure whereby the Lien of any Taxes that may be levied against such personal property shall be assessed or levied or charged to the Mortgaged Property.

        (t) Leasing Matters.

        (i) All new Leases entered into from and after the date hereof, unless otherwise specifically approved by the Agent, (A) shall be the result of arm's-length negotiations, (B) shall satisfy Minimum Effective Rental Requirements and provide for other market terms (including acceptable subordination, non-disturbance and attornment agreements), (C) shall not contain any terms that would materially adversely affect any Lender's or the Agent's rights under the Loan Documents, (D) shall be Approved Leases and (E) shall specifically provide that any right of first offer, right of first refusal, expansion option or other right to lease additional space granted to the Tenant under such Lease (however described) shall be expressly subordinate to the rights of the Tenants under the Bank One Lease and, to the extent applicable, the Holland & Knight Lease.

        (ii) With respect to any Lease which does not meet the Minimum Net Effective Rent Requirements, no approval of the Agent shall be required hereunder (i) if the Borrower demonstrates to the Agent's reasonable satisfaction that such proposed Lease reflects then-current "market" terms and conditions for similar leases to similar tenants for similar space in Chicago's "Loop" area (a proposed Lease containing such terms and conditions, a "Market Lease") or (ii) in the event of a disagreement between the Borrower and the Agent as to whether a proposed Lease constitutes a Market Lease, if CB Richard Ellis, Inc. or another independent third party acceptable to the Borrower and the Agent, determines (which determination shall be binding on both Borrower and Agent), after a review and comparison of the terms of such proposed Lease to comparable leases in Chicago's "Loop" area (which review shall be completed within thirty (30) days after the date such Lease is received by CB Richard Ellis, Inc. or such other third party) that such Lease does constitute a Market Lease.

        (iii) The Borrower shall cause the Property Owner to (A) observe and perform in all material respects the obligations imposed upon the lessor under the applicable Leases (within the time frames and subject to any notice and/or cure periods contained therein); (B) enforce the material terms, covenants and conditions contained in such Leases on the part of the lessee thereunder to be observed or performed in a commercially reasonable manner; (C) not collect any of the base or minimum rents more than one (1) month in advance (other than security deposits); (D) require that all security deposits under Leases be in the form of either Cash or a letter of credit; (E) require the Tenant under the Prime Lease to provide a security deposit (in the form of Cash or an acceptable letter of credit) in an amount reasonably satisfactory to the Agent in the event that Guarantor exercises its option to terminate the Completion Guaranty and/or the Interest and Operating Costs Guaranty in accordance with the terms of such Guaranties; and (F) not execute any assignment of lessor's interest in the Leases or the Rents (other than to the Senior Lender).

        (iv) The Borrower shall not, and shall not permit the Property Owner to, enter into any new Lease (or amend or modify any existing Lease) with respect to the 28th floor of the Project in a manner which would trigger the "right of first offer" granted to Bank One under Section 27 of the Bank One Lease unless and until the "right of first refusal" granted to Holland & Knight under Section 20(C) of the Holland & Knight Lease with respect to the 28th floor of the Project has either been exercised or waived by Holland & Knight.

        (u) ERISA. The Borrower shall comply in all material respects with the applicable provisions of ERISA and the Code and shall furnish to the Agent (i) (A) promptly and in any event within 10 Business Days after any Borrower Party or any ERISA Affiliate knows or has reason to know that any ERISA Event has occurred, a statement of the Managing Member of the Borrower describing such ERISA Event and the action, if any, that such Borrower Party or such ERISA Affiliate has taken and proposes to take with respect thereto and (B) on the date any records, documents or other information must be furnished to the PBGC with respect to any Plan pursuant to Section 4010 of ERISA, a copy of such records, documents and information; (ii) promptly and in any event within two (2) Business Days after receipt thereof by any Borrower Party or any ERISA Affiliate, copies of each notice from the PBGC stating its intention to terminate any Plan or to have a trustee appointed to administer any Plan; (iii) promptly and in any event within thirty (30) days after the filing thereof with the Internal Revenue Service, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each Plan; and (iv) promptly and in any event within five (5) Business Days after receipt thereof by any Borrower Party or any ERISA Affiliate from the sponsor of a Multiemployer Plan, copies of each notice concerning (A) the imposition of Withdrawal Liability by any such Multiemployer Plan, (B) the reorganization or termination, within the meaning of Title IV of ERISA, of any such Multiemployer Plan or (C) the amount of liability incurred, or that may be incurred, by such Borrower Party or any ERISA Affiliate in connection with any event described in clause (A) or (B).

        (v) Assignment or Participation of Notes. In the event that the Agent notifies the Borrower that a sale of any of the Notes or any interest in any thereof (an “Assignment”) to an Eligible Assignee (including, without limitation, a sale or transfer of any Note held by any of the Lenders to a trust, partnership, business trust or other issuance vehicle accompanied by the simultaneous issuance by such vehicle of a security backed by or representing an interest in such Notes, either alone or together with other assets transferred by any such Lender or other parties), or a sale of a participation interest in any of the Notes (a “Participation”), to one or more other parties is desirable, then the Borrower and the other Borrower Parties agree reasonably to cooperate, at no material cost or additional liability to any such Borrower Party, with such Lender in order to effectuate such Assignment or Participation.

        (w) Splitting of Loan and Notes. The Agent has the right, without any Borrower Party’s consent, on one or more occasions, upon consent of all Lenders, to split the Loan into two (2) or more separate loans, each in a principal amount as determined by the Lenders and providing for such subordination as between such split loans as the Lenders shall elect. The interest rate and economic and other terms for the split loans shall be in the aggregate the same as that of the Loan as determined pursuant to this Agreement and the Notes. The Lenders shall have the right to allocate the security for the split loans in their sole and absolute discretion, including, without limitation, the right to allocate the security provided by the Guaranties and the Pledge Agreement. In connection with any such splitting of the Loan, conforming changes shall be made to the Loan Documents as required to reflect such splitting. Each Borrower Party agrees to cooperate in all material respects in any such splitting of the Loan, at no material cost or additional liability to any such Borrower Party, including, without limitation, amending, modifying or restating this Agreement or any of the other Loan Documents, or entering into such new documentation as reasonably required by any Lender to effectuate the splitting of the Loan.

        (x) Easements and Restrictions. The Borrower shall submit, and shall cause the Property Owner to submit, to the Agent for the Agent’s written approval (which shall not be unreasonably withheld or delayed) prior to the execution thereof by the Property Owner all proposed easements, restrictions, covenants, Permits, Licenses and other instruments (including any redevelopment agreement entered into by or on behalf of the Property Owner) which would affect the title to the Mortgaged Property, accompanied by a survey or site plan showing the proposed location thereof and such other information as the Agent shall reasonably require. The Borrower shall not permit the Property Owner to subject the Mortgaged Property or any part thereof to any easement, restriction or covenant (including any restriction or exclusive use provision in any Lease or other occupancy agreement other than in an Approved Lease) without the prior written approval of the Agent.

        (y) Further Assurance of Title. To further assure title, if at any time the Agent reasonably believes that any Advance is not secured or will or may not be secured by the Pledge Agreement and the other Loan Documents as a first and prior Lien on or security interest in the Collateral other than the Additional Subordinate Collateral and/or a second priority Lien on or security interest in the Additional Subordinate Collateral, then Borrower shall, within ten (10) Business Days after written notice from the Agent, do all things and matters reasonably necessary (including execution and delivery to the Agent of all further documents and performance of all other acts which the Agent reasonably deems necessary or appropriate) to assure to the satisfaction of the Agent that any Advance previously made hereunder or to be made hereunder is secured or will be secured by the Pledge Agreement as a first and prior Lien or security interest with respect to the Collateral. The Lenders may decline to make further Advances hereunder until the Agent has received such assurance.

        (z) Commercial Leasing. The Borrower shall cause the Property Owner to market in a commercially reasonable manner all vacant space in the Project.

        (aa) Cooperation for Syndication. The Borrower shall, and shall cause the Property Owner, (i) to reasonably assist the Agent in the syndication of the Loan, which assistance may include, among other things, providing to the Agent information prepared by or on behalf of the Borrower Parties relating to the Project and the business, assets, financial condition, operations and prospects of the Borrower and the Property Owner with respect to the Project; (ii) to supplement such information from time to time after request by the Agent, or otherwise to ensure the accuracy of such information, until such time as the syndication of the Loan has been completed; and (iii) to make members of the Borrower Parties’ management and their consultants and advisors available during regular business hours upon reasonable advance written notice (A) to answer questions regarding the Project and the Loan, (B) to review, comment on and assist in the preparation of the syndication memorandum relating to the Loan, (C) to meet with prospective Lenders and (D) to use their reasonable efforts, in light of their lending relationships, to benefit the syndication efforts of the Agent

        (bb) Compliance with Senior Loan Documents. Borrower shall cause Property Owner to (i) pay all principal, interest and other sums required to be paid by Borrower or Property Owner under and pursuant to the provisions of the Senior Loan Documents, (ii) diligently perform and observe all of the terms, covenants and conditions of the Senior Loan Documents on the part of Property Owner to be performed and observed, unless such performance or observance shall be waived or not required in writing by Senior Lender and (iii) promptly notify Agent of the giving of any notice by the Senior Lender to Property Owner or Borrower of any default by Property Owner in the performance or observance of any of the material terms, covenants or conditions of the Senior Loan Documents on the part of Property Owner to be performed or observed and deliver to Agent a true copy of each such notice.

Article VI NEGATIVE COVENANTS

        Section 6.1 Negative Covenants. The Borrower hereby covenants and agrees, from the date of this Agreement, and as long as the Borrower remains indebted to the Agent and the Lenders or there exists any remaining obligation hereunder to fund the Loan Amount, as follows:

        (a) Operation of Property. The Borrower shall not and shall not permit the Property Owner to (except as elsewhere herein expressly provided): (i) surrender or terminate any Material Agreement (unless, with respect to a Material Agreement that is not the Property Management Agreement or the Leasing Agreement, the other party thereto is in default thereunder and the termination of such agreement would be commercially reasonable), (ii) surrender or terminate any Property Management Agreement or Leasing Agreement (unless the applicable Property Manager or Leasing Agent is in default thereunder and the termination of such agreement would be commercially reasonable or unless such Property Manager or Leasing Agent is being replaced with an Acceptable Property Manager or an Acceptable Leasing Agent, as the case may be, pursuant to a commercially reasonable agreement reasonably acceptable to Agent), or permit or suffer any significant delegation or contracting of the Property Manager’s or Leasing Agent’s duties except as permitted under the Property Management Agreement or the Leasing Agreement, as the case may be, (iii) increase or consent to the increase of the amount of any charges under any Material Agreement, except as provided therein or on an arm’s-length basis and commercially reasonable terms, (iv) amend, modify, surrender or, except in accordance with the terms and conditions thereof, terminate a Lease (provided, however, that the Borrower may, or may permit the Property Owner to, amend or modify an Approved Lease of less than 10,000 NRSF without the Agent’s prior consent) , or (v) amend, modify, surrender or waive any material rights or remedies under, or enter into or terminate, any Material Agreement in each case without the Agent’s approval, which approval shall not be unreasonably withheld or delayed, unless, in the case of any such termination, the Borrower causes the Property Owner to replace the terminated Material Agreement within a commercially reasonable period with another agreement that provides substantially equivalent benefits to the Property Owner, on terms and conditions no worse to the Property Owner than the corresponding benefits, terms and conditions which applied under the agreement replaced.

        (b) Liens. Subject to Section 5.1(b)(ii) hereof, the Borrower shall not create, incur, assume, permit or suffer to exist any Lien on any portion of the Collateral other than Liens created pursuant to the Loan Documents (and, with respect to the Additional Subordinate Collateral only, the Senior Loan Documents). The Borrower shall not permit the Property Owner to create, incur, assume, permit or suffer to exist any Lien on any portion of the Mortgaged Property, except as specifically permitted pursuant to the Senior Loan Documents.

        (c) Dissolution and Disposal. Except as expressly permitted in this Agreement, none of the Borrower Parties shall (A) dissolve, terminate, wind up its affairs, liquidate, merge with or consolidate into another Person or (B) transfer, lease, assign, sell or otherwise dispose of in any way, in one transaction or any combination of transactions, all or any part of the Collateral or the Mortgaged Property.

        (d) Debt Cancellation. The Borrower shall not and shall not permit the Property Owner to cancel or otherwise forgive or release any material claim or material debt owed to either of them in connection with the Collateral or the Mortgaged Property, including any arising under any of the Leases and Material Agreements except (i) with respect to such Leases and Material Agreements, in accordance with and subject to the terms of this Agreement, and (ii) with the Agent’s consent, with respect to other matters, for adequate consideration in the ordinary course of such Person’s business and on commercially reasonable terms, subject to other restrictions contained herein or in any other Loan Document.

        (e) Affiliate Transactions. The Borrower shall not, without the Agent’s consent, which shall not be unreasonably withheld, enter into, or be a party to, any transaction with any other Borrower Party or any Affiliate of any Borrower Party relating to or which affects the Collateral or the Mortgaged Property, other than (i) transactions which are customary and in the normal course of business, and on terms and conditions substantially as favorable to the Borrower as would be obtainable by any of them in a comparable arm’s-length transaction with a Person other than an Affiliate and (ii) after notice to the Agent.

        (f) Zoning and Uses. The Borrower shall not and shall not permit the Property Owner to (i) initiate or support any limiting change in the permitted uses of the Mortgaged Property (or, to the extent applicable, zoning reclassification of the Mortgaged Property) or any portion thereof, seek any variance under existing land use restrictions, laws, rules or regulations (or, to the extent applicable, zoning ordinances) applicable to the Mortgaged Property or use or permit the use of the Mortgaged Property in a manner that would result in such use becoming a nonconforming use under applicable land-use restrictions (and, if any, zoning ordinances) or that would violate the terms of any Lease, Legal Requirements or any Permitted Encumbrance, (ii) modify, amend or supplement any of the terms of any Permitted Encumbrance in a manner adverse to the interests of the Agent or any Lender, (iii) other than the Permitted Encumbrances, impose or permit or suffer the imposition of any restrictive covenants, easements or encumbrances upon the Mortgaged Property in any manner that adversely affects in any material respect the value or utility of the Mortgaged Property, (iv) execute or file any subdivision plat affecting the Mortgaged Property, institute, or permit the institution of, proceedings to alter any tax lot comprising the Mortgaged Property (provided, however that, subject to the Borrower’s obtaining, or causing to be obtained, a property identification number title insurance policy endorsement satisfactory to the Agent and there not occurring any change in ownership of any portion of the Mortgaged Property and there being no resulting breach of any Approved Lease, the tax lot(s) comprising the Mortgaged Property may be divided to provide for separately assessed tax lots) or (v) permit or suffer the Mortgaged Property to be used by the public or any Person in such manner as might make possible a claim of adverse usage or possession or of any implied dedication or easement.

        (g) Debt. The Borrower shall not incur or assume any Indebtedness other than the Debt. The Borrower shall not permit the Property Owner to incur or assume any Indebtedness except as specifically permitted pursuant to this Agreement and the Senior Loan Agreement; provided, however, that notwithstanding anything to the contrary in the Senior Loan Documents, the Borrower shall not permit the Property Owner to incur trade payables in excess of $1,300,000 in the aggregate outstanding at any one time.

        (h) Transfers. Except in compliance with this Section 6.1(h) or another express provision of this Agreement, there shall be no transfer or other disposition of the Collateral or the Mortgaged Property or any portion thereof or direct or indirect interest therein. Notwithstanding the foregoing, (1) the Borrower may permit the sale or transfer of Equipment by the Property Owner in accordance with the provisions of the Senior Loan Agreement, (2) so long as no Change of Control occurs as a result thereof, operating units or other securities in Guarantor, membership interests in the Limited Guarantor and shares or other securities of Prime Group Realty Trust may be issued, transferred and redeemed, (3) Guarantor may acquire the ownership interests of the Limited Guarantor in accordance with the provisions of the Borrower’s Organizational Documents, (4) provided that Guarantor has delivered the Substitute Collateral to the Agent and all of the conditions set forth in Section 2.10 above are otherwise satisfied and the Agent and the Lenders have released the Completion Guaranty and the Interest and Operating Costs Guaranty in accordance with such Section 2.10, (x) the Collateral and/or the Mortgaged Property may be transferred to a newly formed, bankruptcy remote, special purpose entity (with an independent director or special manager) as long as (i) the Senior Lender consents to such transfer or such transfer is otherwise specifically permitted under the Senior Loan Documents without the Senior Lender’s consent, (ii) Borrower pays all out-of-pocket costs and expenses of the Agent and the Lenders (including reasonable attorneys’ fees) incurred with respect to such transfer and (iii) after such transfer, the Agent shall have a perfected first priority Lien on 100% of the ownership interests in the entity which owns the Mortgaged Property and in the entity which is the Borrower and (y) there shall be no Change of Control restrictions applicable to the Guarantor, the Limited Guarantor or Prime Group Realty Trust and (5) the owners of the equity interests in the Limited Guarantor shall be permitted to transfer such interests among the current equity owners and their immediate family members (including any trust the beneficiaries of which are the current equity owners or their immediate family members) pursuant to a will or other testamentary disposition or for any other estate planning purpose.

        (i) TIF Financing. Except in connection with a redevelopment agreement between the City of Chicago and the Property Owner (which shall be approved by the Agent, such approval not to be unreasonably withheld or delayed; provided, however, that the Agent may condition its approval upon the TIF Note (as defined below) being pledged to the Agent for the benefit of the Lenders and such a condition shall not be deemed unreasonable) and a note issued by the City of Chicago pursuant thereto (a “TIF Note”), the Borrower shall not, and shall not permit the Property Owner to, enter into any arrangement with respect to real estate tax abatements, tax increment financing, payments in lieu of real estate tax or any other financial contracts relating to the financing and development of the Project. Any TIF Note shall not be pledged, transferred, encumbered, sold, factored or otherwise monetized or collateralized without the prior written consent of the Agent (such approval not to be unreasonably withheld or delayed).

        (j) Assignment of Licenses and Permits. Except in connection with a transfer permitted under Section 6.1(h) hereof or any express provision of any Loan Document, the Borrower shall not permit the Property Owner to assign or transfer any of its interest in any Licenses pertaining to the Mortgaged Property, or assign, transfer or remove or permit any other Person to assign, transfer or remove any records pertaining to the Mortgaged Property other than to the Senior Lender pursuant to the Senior Loan Documents.

        (k) Place of Business. The Borrower shall not change its chief executive office or its principal place of business without giving the Agent at least thirty (30) days’ prior written notice thereof and thereafter promptly providing the Agent such information as the Agent may reasonably request in connection therewith.

        (l) Operating Obligations. Except as otherwise permitted under this Agreement and the other Loan Documents, the Borrower shall not and shall not permit the Property Owner to enter into, assume or permit to exist, any obligations for the payment of rent for any property (real, personal or mixed, tangible or intangible) under Leases, subleases or similar arrangements as lessee other than operating leases, equipment leases and similar leases entered into in ordinary course of business for assets incidental to the management and operation of the Mortgaged Property.

        (m) Sale and Leaseback. The Borrower shall not and shall not permit the Property Owner to enter into any arrangement pursuant to which it will lease back, as lessee, any property (real, personal or mixed, tangible or intangible) previously owned by it and sold or otherwise transferred or disposed of, directly or indirectly, to the owner-lessor of such property.

        (n) Limitation on Distributions. If an Event of Default that can be cured solely by the payment of money exists hereunder, the Borrower shall not permit any distribution of any revenues received in connection with the Mortgaged Property, Receipts or other disbursements (including direct or indirect redemptions of membership interests) to any member, partner, shareholder or Affiliate of the Borrower other than pursuant to the Property Management Agreement and the Leasing Agreement until such Event of Default has been cured.

        (o) Limitation on Negative Pledge Clauses. The Borrower shall not enter into with any Person any agreement other than this Agreement and the other Loan Documents or documents with respect to the Senior Loan, which prohibit or limit the ability of the Borrower to create, incur, assume or suffer to exist any Lien on the Collateral.

        (p) Limitation on Securities Issuances. The Borrower shall not, and shall not permit the Property Owner to, issue any additional equity interests, or warrants, rights or options. Notwithstanding the foregoing, Agent agrees that it will consider requests from the Borrower regarding the admission of one or more additional members into the ownership structure of the Borrower, which additional members may be entitled to a preferred return on their equity investment; provided, however, that the terms and conditions governing the admission of any additional members shall be subject to the prior written consent of the Agent in its sole and absolute discretion.

        (q) Limitation on Subsidiary Formation. The Borrower shall not form any Subsidiaries other than the Property Owner. The Managing Member shall not form any Subsidiaries other than the Borrower; provided, however, that if Guarantor becomes the Managing Member in accordance with the provisions of the Borrower’s Organizational Documents, Guarantor shall be permitted to form Subsidiaries so long as such Subsidiaries have no direct or indirect ownership interests in the Collateral or the Mortgaged Property.

        (r) Governing Documents. The Borrower shall not cause or permit (and shall not permit the Property Owner to cause or permit) any amendment, modification, supplement, waiver or termination of any of its Organizational Documents or the Managing Member’s SPE Agreement that would be reasonably likely to cause a Material Adverse Effect (it being understood that any changes to the “special purpose” or “independent manager” provisions of the Borrower’s Organizational Documents or the Managing Member’s SPE Agreement, as applicable, shall be deemed to cause a Material Adverse Effect). None of the Borrower Parties (other than the Borrower) will cause or permit any amendment, modification, supplement, waiver or termination of any provisions of its respective organizational instruments, or other governing documents, in a manner that would impair or limit its ability to satisfy its obligations hereunder and under the other Loan Documents to which it is a party.

        (s) Third Party Fees. At no time during the term of the Loan (including any extension thereof pursuant to Section 2.8 hereof) shall Borrower permit the aggregate amount paid by the Property Owner (i) to the Property Manager to exceed the Base Management Fee plus any portion of the Accrued Management Fee which is payable in accordance with Section 10.1(c) below and (ii) in respect of Leasing Commissions to exceed $19,432,698, in the aggregate, subject, in all events, to the provisions of Section 2.1.7 hereof.

        (t) Leasing Matters. The Borrower shall not permit the Property Owner to enter into any Lease that is not an Approved Lease without the Agent’s consent to the extent that the Borrower is required to obtain such consent hereunder. No additional consent shall be required with respect to an extension of an Approved Lease pursuant to the exercise of an option contained in such Approved Lease.

        (u) Single Purpose Covenants of Borrower. The Borrower hereby represents, warrants, covenants and agrees, and will cause its Organizational Documents to reflect, that while the Debt is outstanding it has not and shall not:

        (i) engaged or engage in any business or activity other than the ownership of the Borrower Equity Interests and activities incidental thereto;

        (ii) acquired or acquire or owned or own any material asset other than the Borrower Equity Interests;

        (iii) merge into or consolidate with any Person or dissolve, terminate or liquidate in whole or in part, transfer or otherwise dispose of all or substantially all of its assets (except as specifically permitted herein) or change its legal structure;

        (iv) failed or fail to preserve its existence as an entity duly organized, validly existing and in good standing under the Laws and Regulations of the jurisdiction of its organization or formation, or, without the prior written consent of the Agent, amend, modify, terminate or fail to comply with the provisions of its partnership agreement, articles or certificate of incorporation, certificate of organization, operating agreement or similar Organizational Documents, as the case may be, whichever is applicable, as the same may be further amended or supplemented, if such amendment, modification, termination or failure to comply would (A) create an amendment to the limitations on the amendment of such documents as contained therein, (B) affect the provisions of such documents pertaining to the matters set forth in this Section 6.1(u), or (C) have a Material Adverse Effect;

        (v) owned or own any Subsidiary other than the Property Owner, or made or make any, investment in, any person or entity other than the Property Owner;

        (vi) commingled or commingle its assets with the assets of any of its Affiliates or of any other Person;

        (vii) incurred or incur any debt, secured or unsecured, direct or contingent (including guarantying any obligation), other than the Permitted Encumbrances, Permitted Indebtedness and obligations incurred under this Agreement, the Notes and the Loan Documents;

        (viii) became or become insolvent or failed or fail to pay its debts and liabilities from its assets as the same shall become due;

        (ix) failed or fail to maintain its records, books of account and bank accounts separate and apart from those of its principals, Affiliates, general partners or managing members, as the case may be, and the Affiliates of any such general partner or managing member or principal, as the case may be, and any other Person;

        (x) failed or fail to maintain separate financial statements, showing its assets and liabilities, separate and apart from those of any other Person;

        (xi) entered or enter into any contract or agreement with any of its principals, Affiliates, general partners, managing members or any principal or Affiliate thereof, except upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arm's-length basis with third parties other than its principals or Affiliates, or any principal or Affiliate thereof;

        (xii) seek the dissolution or winding up in whole, or in part, of the Borrower or any general partner or managing member thereof, as the case may be;

        (xiii) failed or fail to correct any known misunderstandings regarding the separate identity of the Borrower;

        (xiv) held or hold itself out to be responsible for the debts of another Person;

        (xv) made or make any loans or advances to any Person, including its general partners, managing members, principals or Affiliates;

        (xvi) other than pursuant to the Loan Documents, guaranty, pledge its assets for the benefit of, or otherwise become liable on or in connection with, any obligation of any Person, including its general partners, managing members, principals or Affiliates;

        (xvii) failed or fail to file tax returns;

        (xviii) failed or fail either to hold itself out to the public as a legal entity separate and distinct from any other Person or to conduct its business solely in its own name in order not to (A) mislead others as to the identity of the Person with which such other party is transacting business, or (B) suggest that it is responsible for the debts of any third party (including its principals, Affiliates, general partner or managing member, as the case may be, or any principal or Affiliate thereof);

        (xix) failed or fail to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations;

        (xx) failed or fail to pay the salaries of its own employees (if any) from its own assets and maintain a sufficient number of employees in light of its contemplated business operations;

        (xxi) filed or file or consented or consent to the filing of any petition, either voluntary or involuntary, to take advantage of any applicable insolvency, bankruptcy, liquidation or reorganization statute, or make an assignment for the benefit of creditors;

        (xxii) except as in existence on the date hereof, shared or share any common logo with or held or hold itself out as or be considered as a department or division of any of its principals or Affiliates, general partners or managing members, as the case may be, or any other Person;

        (xxiii) failed or fail to allocate any overhead for shared office space in a fair and reasonable manner; or

        (xxiv) failed or fail to use, on a consistent basis, separate stationery, invoices and checks.

        (v) Single Purpose Covenants of Property Owner. The Borrower hereby represents, warrants, covenants and agrees, and will cause the Property Owner’s Organizational Documents to reflect, that the Property Owner has not and Borrower shall cause the Property Owner to not:

        (i) engaged or engage in any business or activity other than the ownership of the Mortgaged Property and activities incidental thereto;

        (ii) acquired or acquire or owned or own any material asset other than (A) the Mortgaged Property and (B) such incidental personal property as may be necessary for the operation of the Mortgaged Property;

        (iii) merge into or consolidate with any Person or dissolve, terminate or liquidate in whole or in part, transfer or otherwise dispose of all or substantially all of its assets (except as specifically permitted in this Agreement) or change its legal structure;

        (iv) failed or fail to preserve its existence as an entity duly organized, validly existing and in good standing under the Laws and Regulations of the jurisdiction of its organization or formation, or, without the prior written consent of the Agent, amend, modify, terminate or fail to comply with the provisions of its partnership agreement, articles or certificate of incorporation, certificate of organization, operating agreement or similar Organizational Documents, as the case may be, whichever is applicable, as the same may be further amended or supplemented, if such amendment, modification, termination or failure to comply would (A) create an amendment to the limitations on the amendment of such documents as contained therein, (B) affect the provisions of such documents pertaining to the matters set forth in this Section 6.1(v), or (C) have a Material Adverse Effect;

        (v) owned or own any Subsidiary, or made or make any, investment in, any Person or entity;

        (vi) commingled or commingle its assets with the assets of any of its Affiliates or of any other Person;

        (vii) incurred or incur any debt, secured or unsecured, direct or contingent (including guarantying any obligation), other than the Senior Loan, Permitted Encumbrances and Permitted Indebtedness (under and as defined in the Senior Loan Agreement);

        (viii) became or become insolvent or failed or fail to pay its debts and liabilities from its assets as the same shall become due;

        (ix) failed or fail to maintain its records, books of account and bank accounts separate and apart from those of its principals, Affiliates, general partners or managing members, as the case may be, and the Affiliates of any such general partner or managing member or principal, as the case may be, and any other Person;

        (x) failed or fail to maintain separate financial statements, showing its assets and liabilities, separate and apart from those of any other Person;

        (xi) entered or enter into any contract or agreement with any of its principals, Affiliates, general partners, managing members or any principal or Affiliate thereof, except upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arm's-length basis with third parties other than its principals or Affiliates, or any principal or Affiliate thereof;

        (xii) seek the dissolution or winding up in whole, or in part, of the Property Owner, the Borrower or any general partner or managing member thereof, as the case may be;

        (xiii) failed or fail to correct any known misunderstandings regarding the separate identity of the Property Owner or the Borrower;

        (xiv) held or hold itself out to be responsible for the debts of another Person;

        (xv) made or make any loans or advances to any Person, including its general partners, managing members, principals or Affiliates;

        (xvi) other than with respect to the Additional Subordinate Collateral, guaranty, pledge its assets for the benefit of, or otherwise become liable on or in connection with, any obligation of any Person, including its general partners, managing members, principals or Affiliates;

        (xvii) failed or fail to file tax returns;

        (xviii) failed or fail either to hold itself out to the public as a legal entity separate and distinct from any other Person or to conduct its business solely in its own name in order not to (A) mislead others as to the identity of the Person with which such other party is transacting business, or (B) suggest that it is responsible for the debts of any third party (including its principals, Affiliates, general partner or managing member, as the case may be, or any principal or Affiliate thereof);

        (xix) failed or fail to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations;

        (xx) failed or fail to pay the salaries of its own employees (if any) from its own assets and maintain a sufficient number of employees in light of its contemplated business operations;

        (xxi) filed or file or consented or consent to the filing of any petition, either voluntary or involuntary, to take advantage of any applicable insolvency, bankruptcy, liquidation or reorganization statute, or make an assignment for the benefit of creditors;

        (xxii) except as in existence on the date hereof, shared or share any common logo with or held or hold itself out as or be considered as a department or division of any of its principals or Affiliates, general partners or managing members, as the case may be, or any other Person;

         (xxiii) failed or fail to allocate any overhead for shared office space in a fair and reasonable manner; or

        (xxiv) failed or fail to use, on a consistent basis, separate stationery, invoices and checks.

        (w) Covenants Regarding Senior Loan. Borrower shall not, and shall cause Property Owner not to, (i) amend or modify (by agreement on the part of the Property Owner or Borrower) or (ii) affirmatively permit the modification or amendment of (by operation of law or otherwise) those Senior Loan Documents which on the date of this Agreement evidence or secure the Senior Loan which would constitute a Prohibited Amendment without the prior written consent of the Agent. As used herein, a “Prohibited Amendment” shall mean an amendment or modification to the existing Senior Loan Documents that (A) is reasonably likely to have a Material Adverse Effect (provided that amendments pursuant to clauses (1) and (2) below shall be deemed not to have a Material Adverse Effect), or (B) which (1) increases the principal amount of the Senior Loan to more than $245,000,000 (exclusive of protective advances) unless (x) the Borrower shall have satisfied the minimum funding conditions set forth in Section 2.9 above and (y) the Borrower shall affirmatively terminate the Commitments of the Lenders with respect to any unfunded portion of the Loan Amount (other than the Interest Holdback) in excess of the minimum amount required to be funded under Section 2.9 above, in which case the principal amount of the Senior Loan may be further increased in an amount equal to the unfunded portion of the Loan Amount (other than the Interest Holdback) as to which has the Lenders’ Commitments have been so terminated (provided, that in no event shall the aggregate amount outstanding under the Senior Loan and the Loan exceed $290,000,000), (2) increases the interest rate payable under the Senior Loan, other than an increase, not to exceed twelve percent (12%) per annum, applicable to any increase in the principal amount of the Senior Loan from $230,000,000 to $245,000,000 (with such increased rate to be payable only on the principal amount of the Senior Loan which exceeds $230,000,000), (3) provides for the payment of any additional interest, additional fees, reserve payments or escrows, (4) provides for any principal amortization of the Senior Loan, (5) modifies the due-on-sale, due-on-encumbrance, or collateral release provisions of the existing Senior Loan Documents, (6) modifies the provisions governing replacement of the Property Manager under the existing Senior Loan Documents, (7) adds material additional obligations, liabilities or indemnities on the part of Property Owner, Borrower or Guarantor, (8) shortens any default cure periods under the existing Senior Loan Documents or (9) changes the maturity date of the Senior Loan. Any amendment or modification to the existing Senior Loan Documents in violation of this Section 6.1(w) shall be ineffective as between Borrower and the Lenders, and, if not cured by Borrower (to the extent the same is susceptible of cure) or caused to be cured by Property Owner within fifteen (15) days after written notice from Agent, shall constitute an Event of Default hereunder, unless Agent consents thereto in writing in its sole and absolute discretion. In addition to the foregoing, any deed-in-lieu of foreclosure, consensual sale, consensual foreclosure or other similar voluntary transfer (excluding Leases) of all or any portion of the Mortgaged Property or any interest therein (except as expressly permitted in Section 6.1(h)) without the prior written consent of the Agent shall constitute an Event of Default hereunder.

        Section 6.2 Agent’s Approval. In any instance in Section 6.1 hereof in which the Agent agrees to be reasonable in its approval or disapproval of a transaction that would otherwise be prohibited thereunder, it is agreed that such approval may be conditioned on, among other things, the Agent’s satisfaction that the provisions of this Agreement and the other Loan Documents (including the Liens and security interests granted hereby and thereby) shall be applicable to any transferee of the business or assets of the Borrower or a Borrower Party.

Article VII CONSTRUCTION

        Section 7.1 Construction Covenants. The Borrower hereby covenants and agrees, from the date of this Agreement, and as long as the Borrower remains indebted to the Agent and the Lenders or there exists any remaining obligation hereunder to fund the Loan Amount, as follows:

        7.1.1 Construction Documents. The Borrower shall cause the Property Owner (a) to enforce in all material respects the terms of the Construction Documents in the best interests of the Improvements using sound business judgment, (b) to waive none of the material obligations of any of the parties thereunder, (c) to do no act which would relieve the contracting party thereto from its material obligations thereunder, (d) to not surrender or terminate the Construction Documents except in accordance with the terms thereof, and (e) to make no material amendments to or changes under the Construction Documents, without the prior approval of the Agent (which will not be, in each case, unreasonably withheld or delayed).

        7.1.2 Application of Loan Proceeds. The Borrower shall use the Loan proceeds solely and exclusively for the purposes of contributing capital to the Property Owner for the purpose of constructing the Improvements and paying for all Construction Costs in accordance herewith and in accordance with the applicable Approved Construction Budget which shall be subject to no change except as permitted hereby.

        7.1.3 Construction Costs and Expenses. Subject to the right to contest pursuant to Section 5.1(b)(ii) hereof, Borrower shall pay or cause the Property Owner to pay when due the applicable Construction Costs associated with the Project.

        7.1.4 Fees. Borrower shall pay when due the reasonable fees of the Construction Consultant, all reasonable costs and expenses, including, without limitation, appraisal fees, recording fees and charges, abstract fees, title policy fees, escrow fees, reasonable attorneys’ fees, fees of inspecting architects and engineers to the extent provided hereunder in connection with the Advances, fees of environmental consultants and all other reasonable costs and expenses of every character which have been incurred or which may hereafter be incurred by the Agent (and, if an Event of Default then exists, each Lender) in connection with the preparation and execution of the Loan Documents, including any extension, amendment, syndication (provided that Borrower shall be responsible for such costs and fees incurred by all of the Lenders with respect to syndications on or prior to the Closing Date, and only those incurred by the Agent with respect to syndications after Closing Date) or modification thereof, the funding of the Loan, the administration and enforcement of the Pledge Agreement, the Note, and the other Loan Documents, reasonable attorneys’ fees relating to the syndication of or participation in the Loan (provided that Borrower shall be responsible for such costs and fees incurred by all of the Lenders with respect to syndications on or prior to the Closing Date, and only those incurred by the Agent with respect to syndications after the Closing Date), if any, and the release of any Collateral, including, without limitation, attorneys’ fees in any action for the foreclosure of the Pledge Agreement and the collection of the Loan, and all such fees incurred in connection with any bankruptcy or insolvency proceeding; and the Borrower shall, within twenty (20) Business Days after written demand by the Agent, reimburse the Agent (and, if an Event of Default then exists, each Lender) for all such reasonable expenses which have been incurred. All amounts incurred or paid by the Agent (and, if an Event of Default then exists, any Lender) under this Section 7.1.4, together with interest thereon at the Default Rate from the due date until paid by the Borrower, shall be added to the indebtedness secured hereby and shall be secured by the Lien of the Pledge Agreement and the other Loan Documents.

        7.1.5 Completion of Construction. Borrower shall, or shall cause the Property Owner to, (a) diligently pursue and complete construction of each portion of the Project demised by an Approved Lease by the related Lease Completion Date in all material respects in accordance with the requirements of such Approved Lease and obtain evidence of such completion from the Tenant under such Approved Lease in accordance with Section 7.1.6; (b) diligently pursue and complete construction of the entire Base Building Improvements to Substantial Completion and obtain evidence of such completion satisfactory to Agent on or prior to the Outside Completion Date in accordance with the Plans and Specifications (except for changes thereto in accordance with Section 7.1.10) and in compliance in all material respects with all restrictions, covenants and easements affecting the Mortgaged Property, all Laws and Regulations, and all Governmental Approvals, and with all terms and conditions of the Loan Documents; and (c) pay all sums and perform such duties as may be necessary to complete such construction of the Base Building Improvements to Substantial Completion substantially in accordance with the Plans and Specifications (except for changes thereto in accordance with Section 7.1.10) and in compliance with all restrictions, covenants and easements affecting the Mortgaged Property, all Laws and Regulations and all Governmental Approvals, and with all terms and conditions of the Loan Documents, all of which shall be accomplished on or before the Outside Completion Date, free from any Liens, claims or assessments (actual or contingent) asserted against the Mortgaged Property for any material, labor or other items furnished in connection therewith except for Permitted Encumbrances and subject to Borrower’s right to contest any of the foregoing in accordance with the terms and conditions of this Agreement. Evidence of satisfactory compliance with the foregoing shall be furnished by the Borrower to the Agent on or before the Outside Completion Date. In addition, the Borrower shall cause the Property Owner to diligently pursue construction of the entire Improvements to Final Completion after the Outside Completion Date. The failure of Substantial Completion to occur on or prior to the Outside Completion Date shall constitute an Event of Default hereunder for which there shall be no applicable cure period.

        7.1.6 Lease Completion Dates. The Borrower shall, and shall cause the Property Owner to, comply with all requirements of the landlord under the Bank One Lease, the Holland & Knight Lease and each additional Approved Lease with respect to the completion and delivery of the space demised under such Approved Lease by the date required under such Approved Lease, as such date may be extended pursuant to the specific force majeure and/or tenant delay provisions set forth in each such Approved Lease (with such extension not to exceed sixty (60) days without an estoppel from the applicable Tenant confirming that an extension beyond sixty (60) days is acceptable to such Tenant) (each such date, a “Lease Completion Date”). The Borrower acknowledges that each “Required Segment Delivery Date”, under and as defined in the Bank One Lease, shall constitute a separate Lease Completion Date under this Agreement. The Borrower further acknowledges that no Lease Completion Date under any Approved Lease may be extended for any reason unless the last day upon which the demised premises under such Approved Lease may be delivered before the Tenant thereunder is entitled to exercise its termination rights is at least twelve (12) months after the extended Lease Completion Date. On or before each Lease Completion Date, the Borrower shall provide satisfactory evidence to the Agent of the completion of all required work and the timely delivery of all space pursuant to the related Approved Lease, which evidence shall include an estoppel statement from the Tenant under such Approved Lease confirming, at a minimum, that (i) no defaults then exist under such Approved Lease, (ii) all of the work to be performed by the landlord under such Approved Lease with respect to the portion of the premises delivered to such Tenant has been completed, (iii) the space demised by such Approved Lease has been accepted by the Tenant thereunder subject only to completion of minor punchlist items which can be completed within ninety (90) days thereafter and (iv) there exist no defenses, claims, offsets, abatements or other counterclaims in favor of the Tenant under such Approved Lease. In no event shall any Lease Completion Date under the Bank One Lease or the Holland & Knight Lease be modified or amended without the prior written consent of the Agent, such consent not to be unreasonably withheld or delayed.

        7.1.7 Construction Consultant. Borrower shall, and hereby does, acknowledge that (a) the Construction Consultant has been retained by the Agent to act as a consultant and only as a consultant to the Agent in connection with the construction of the Improvements and has no duty to the Borrower, (b) the Construction Consultant shall in no event have any power or authority to give any approval or consent or to do any other act or thing which is binding upon the Agent or the Lenders, (c) the Agent reserves the right to make any and all decisions required to be made by the Agent under this Agreement and to give or refrain (subject to the terms and conditions hereof) from giving any and all consents or approvals required to be given by the Agent under this Agreement and to accept or not accept any matter or thing required to be accepted by the Agent under this Agreement, and without being bound or limited in any manner or under any circumstance whatsoever by any opinion expressed or not expressed, or advice given or not given, or information, certificate or report provided or not provided, by the Construction Consultant with respect thereto, (d) the Agent reserves the right in its sole and absolute discretion to disregard or disagree, in whole or in part, with any opinion expressed, advice given or information, certificate or report furnished or provided by the Construction Consultant to the Agent or any other Person, and (e) the Agent reserves the right to replace the Construction Consultant with another inspecting engineer at any time and with prior notice to but without the approval of the Borrower.

        7.1.8 Construction Consultant/Duties and Access. Borrower shall permit (and shall cause the Property Owner to permit) the Agent to retain the Construction Consultant, at the Borrower’s reasonable cost, to perform the following services on behalf of the Agent:

        (a) Generally, to advise the Agent on matters relating to the construction of the Improvements;

        (b) To review and advise the Agent whether, in the opinion of the Construction Consultant, the Plans and Specifications are satisfactory;

        (c) To review Draw Requests and change orders;

        (d) To make periodic inspections for the purpose of assuring that construction of the Improvements to date is in accordance with the Plans and Specifications (except for non-material deviations therefrom that do not adversely affect the use of the Improvements for their intended use or their value) and to approve the Borrower’s then current Draw Request as being consistent with the Borrower’s obligations under this Agreement; and

        (e) To complete any other task indicated in any Loan Document to be the responsibility of the Construction Consultant.

The fees of the Construction Consultant and expenses incurred by the Agent on account thereof shall be reimbursed to the Agent out of the next available Advance, but neither the Agent nor the Construction Consultant shall have any liability to the Borrower on account of (i) the services performed by the Construction Consultant or (ii) any approval by the Construction Consultant of construction of the Improvements. Neither the Agent nor the Construction Consultant assumes any obligation to the Borrower or any other person concerning the quality of construction of the Improvements or the absence therefrom of defects.

        7.1.9 Correction of Defects. Borrower shall promptly correct or cause the Property Owner to correct all defects (other than of an immaterial nature that do not adversely affect the use of the Improvements for their intended purpose or their value) in the Improvements or any departure from the Plans and Specifications (except for non-material deviations therefrom that do not adversely affect the use of the Improvements for their intended purpose or their value) not previously approved by the Agent to the extent required hereunder. The Borrower agrees that the advance of any proceeds of the Loan whether before or after such defects or departures from the Plans and Specifications are discovered by, or brought to the attention of, the Agent shall not constitute a waiver of the Agent’s right to require compliance with this covenant.

        7.1.10 Approval of Change Orders; Cost Savings. Borrower shall permit and cause the Property Owner to permit no deviations from the Plans and Specifications (except for non-material deviations therefrom that do not adversely affect the use of the Improvements for their intended purpose or their value) during construction without the prior approval of the Agent; provided, however, that the Borrower may make changes without the Agent’s prior approval so long as (a) such changes do not result in changes in the Construction Costs that exceed $250,000 each, (b) such changes do not result in changes in the Construction Costs that exceed in the aggregate $1,000,000, (c) such changes do not cause any line item in the Approved Construction Budget to be exceeded (after taking into account use of the portion of the Construction Contingency to the extent permitted to be applied thereto under Sections 2.1.3 and 2.1.4, reallocations under this Section 7.1.10 and other reallocations approved by the Agent in its sole discretion), (d) the Borrower uses commercially reasonable efforts to deliver to the Agent prior notice of such changes or, if the Borrower is unable to deliver prior notice, the Borrower delivers such notice as soon thereafter as is reasonably practicable and (e) such changes do not violate the terms of any Approved Lease. Notwithstanding the foregoing, the Borrower shall be allowed to make nonmaterial field changes which do not affect the scope, quality or character, or increase the cost, of the Improvements without the Agent’s or the Construction Consultant’s consent or approval (provided that no such changes shall be permitted if such changes would violate the terms of any Approved Lease). The foregoing to the contrary notwithstanding and in all events, the Borrower may allocate verifiable cost savings actually achieved (as determined by the Construction Consultant) in any line item of the Approved Construction Budget to other line items of such Approved Construction Budget which the Borrower reasonably determines are underfunded (it being agreed that verifiable cost savings, as determined by the Construction Consultant, may be allocated to any other line items of the Approved Construction Budget in the event that no underfunding exists); provided, however, that if such cost savings are being allocated to an underfunded line item of the Approved Construction Budget (i) such underfunded line item has a firm contract or subcontract in place and (ii) the applicable work has commenced and is proceeding in accordance with the Construction Schedule.

        7.1.11 Bonds. To furnish copies to the Agent and cause the Property Owner to maintain such Payment and Performance Bonds with respect to the obligations of each Major Contractor and each Major Subcontractor which has commenced work on the Project, as applicable, to the extent requested by the Agent and the Senior Lender.

        7.1.12 Laborers, Subcontractors and Materialmen. To notify the Agent promptly, and in writing, if the Borrower or the Property Owner receives any written default notice, notice of Lien or demand for past due payment, from any contractor, subcontractor or materialman and, in respect of any Lien, from any contractor, subcontractor or materialman. The Borrower shall also furnish to the Agent at any time and from time to time upon reasonable demand by the Agent, Lien waivers in form reasonably satisfactory to the Agent and the Title Company bearing a then current date from the Major Contractors and the Major Subcontractors. Section 7.2 No Reliance. All conditions and requirements of this Agreement are for the sole benefit of the Agent, the Lenders and the Borrower Parties and no other Person or party (including, without limitation, the Construction Consultant and contractors, subcontractors, mechanics and materialmen engaged in the construction of the Improvements) shall have the right to rely on the satisfaction of such conditions and requirements by the Borrower. The Agent shall have the right, in its sole and absolute discretion, to waive any such condition or requirement.

        Section 7.3 Cooperation With Senior Lender. The Agent hereby agrees to cooperate with the Senior Lender in connection with the commencement of funding under the Senior Loan, including with respect to the transfer of Retainage in accordance with the Four-Party Agreement, information regarding the Project and other matters reasonably requested by the Senior Lender.

Article VIII CASUALTY AND CONDEMNATION

        Section 8.1 Required Coverage. In addition to any insurance required to be maintained by the Borrower pursuant to any other Loan Document or the documents relating to the Senior Loan, or any other Lease or agreement, the Borrower, at its sole cost and expenses, shall maintain the following insurance policies:

        8.1.1 Insurance. (a) Prior to Substantial Completion and at any time thereafter during which Work is being performed at the Property:

        (i) Builder's Risk "All Risk" insurance in such amount as the Agent shall reasonably require but in no event less than one hundred percent (100%) of the replacement cost value of the completed Improvements and one hundred (100%) percent of the replacement cost value of all tenant improvements to be constructed by the Property Owner, if required to be insured by the Property Owner under the applicable Lease. Such policy shall be written on a Builder's Risk Completed Value Form (100% non-reporting) or its equivalent and shall include coverage for loss by collapse, theft, flood, and earthquake. Such insurance policy shall also include coverage for (A) loss suffered with respect to materials, equipment, machinery, and supplies whether on-site, in transit, or stored off-site with respect to temporary structures, hoists, sidewalks, retaining walls, and underground property, (B) soft costs, plans (unless required to be insured by any contractor or subcontractor), specifications, blueprints and models in connection with any restoration following a Casualty (it being agreed that, in lieu hereof, blueprints and models may be insured by the Architect pursuant to the Architect's Agreement), (C) demolition and increased cost of construction, including, without limitation, increased costs arising out of changes in applicable Laws and Regulations, and (D) operation of building laws (which insurance under clauses (C) and (D) may contain sublimits of $5,000,000). All of the above shall include coverage for rental interruption insurance on an actual loss sustained basis during the entire period of Restoration plus an additional eighteen (18) months of coverage, commencing on the date that the Restoration is completed, in an amount equal to $42,000,000 (as such amount may be increased from time to time if Bank One leases additional space at the Property and/or the rent under the Bank One Lease increases, such that the insurance shall at all times equal 18 months of the then current rental payments for all space demised by the Bank One Lease). Such insurance policy shall name the Property Owner as the insured. Such policy shall also name the Agent under a non-contributing New York standard Agent clause or an equivalent endorsement satisfactory to the Agent for real property and as "Loss Payee" as respects rental income insurance. If the insurance required under this Section is not obtained by blanket insurance policies, the insurance policy shall be endorsed to also provide guarantied building replacement cost to the building and such tenant improvements required to be constructed by the Property Owner (unless such tenant improvements are to be insured by the Tenant under the Lease) in an amount to be subject to the approval of the Agent, which consent shall not be unreasonably withheld.

        (ii) The Borrower shall cause the Architect to obtain and maintain Architect's Professional Liability insurance during the period commencing on the date of the Architect's Agreement until the Final Completion, and continuing for a reporting period expiring no earlier than two (2) years after Occupancy of the project. Such insurance shall be an amount equal to at least $2,000,000 per occurrence

         (iii) Boiler & Machinery coverage, with a $10,000,000 minimum limit for all mechanical and electrical equipment with exclusions for testing removed. Such coverage shall, include, without limitation, all tenant improvements and betterments that the Borrower is required to insure and include, without limitation, coverage for rental interruption with a 360-day Extended Period of Indemnity Endorsement.

        (iv) Commercial General Liability and Hired and Non Owned Vehicle Liability insurance naming the Agent as an additional insured with a minimum combined liability of $100,000,000 including "Umbrella Liability," per occurrence and in the aggregate per location.

        (v) Workers Compensation and Employer Liability insurance as required by law covering the Borrower.

        (vi) The Borrower shall ensure that the Construction Manager maintain Commercial General Liability coverage, including, without limitation, products and completed operations and Automobile Liability insurance with no less than $100,000,000 in combined limits per occurrence and in the aggregate per project through primary and umbrella liability coverages. Such insurance shall name the Borrower and the Agent as additional insureds. The Borrower shall also ensure that all contractors ensure that all subcontractors to such contractors maintain similar coverage with limits of no less than $3,000,000 per occurrence. All parties engaged in work on the Improvements shall maintain statutory Workers Compensation and Employer Liability insurance in force for all workers on the job.

        (vii) Coverage required by clauses (iv), (v) and (vi) above may be provided in a wrap-up or owner controlled insurance program with not less than $100,000,000 in combined limits.

        (b) After Substantial Completion:

        (i) Insurance against loss customarily included under standard "All Risk" policies including, flood, earthquake, vandalism, and malicious mischief, boiler and machinery, and such other insurable hazards as, under good insurance practices, from time to time are insured against for other property and buildings similar to the Project in nature, use, location, height, and type of construction. Such insurance policy shall also insure costs of demolition and increased cost of construction (which insurance for demolition and increased cost of construction may contain a sublimit of $2,000,000). The amount of such insurance shall be not less than one hundred (100%) percent of the replacement cost value of the Improvements. Each such insurance policy shall contain an agreed amount replacement cost endorsement and shall cover, without limitation, all tenant improvements and betterments that the Borrower is required to insure on a replacement cost basis under this Agreement. If the insurance required under this Section 8.1.1 is not obtained by blanket insurance policies, the insurance policy shall be endorsed to also provide guaranteed building replacement cost to the Improvements and such tenant improvements constructed by the Property Owner and, as to such tenant improvements, may be required to be insured by the Property Owner under any Lease, in an amount to be subject to the approval of the Agent, which approval shall be unreasonably withheld. The Borrower shall make commercially reasonable efforts to cause the Agent to be named as a Loss Payee.

        (ii) Rent loss and/or business interruption insurance covering a period of forty-two (42) months in the amount of $102,000,000 (as such amount may be increased from time to time to reflect the actual rent payable under Leases at the Property, such that the insurance shall at all times be equal to or greater than 42 months of the then current rental payments for all space demised by Leases at the Property). The Agent shall be named as Loss Payee as respects this coverage.

        (iii) Comprehensive boiler and machinery insurance covering all mechanical and electrical equipment against physical damage, rent loss and improvements loss and covering, without limitation, all tenant improvements and betterments that the Borrower is required to insure pursuant to any Lease on a replacement cost basis and in the minimum amount of $10,000,000.

(c) At all times during the term of the Loan:

        (i) General Public Liability insurance, including, without limitation, Commercial General Liability insurance; Owned, Hired and Non Owned Auto Liability; and Umbrella Liability coverage for Personal Injury, Bodily Injury, Death, Accident and Property Damage, providing in combination no less than $75,000,000 per occurrence and in the annual aggregate, per location. The policies described in this Section 8.1.1 shall cover, without limitation: elevators, escalators, independent contractors, Contractual Liability (covering, to the maximum extent permitted by law, the Borrower's obligation to indemnify the Agent as required under this Agreement), Products and Completed Operations Liability coverage.

        (ii) Workers Compensation and Employer Liability insurance as required by Laws and Regulations.

        (iii) Such other types and amounts of insurance with respect to the Project and the operation thereof that are commonly maintained in the case of other property and buildings similar to the Project in nature, use, location, height, and type of construction, as may from time to time be required by the Agent.

        (d) All policies of insurance (the “Policies”) required pursuant to this Section 8.1.1 shall be issued by companies reasonably approved by the Agent and licensed to do business in the state where the Mortgaged Property is located. Further, unless otherwise approved by the Agent in writing, the issuer(s) of the Policies required under this Section 8.1.1 shall have a claims paying ability rating of “AA” or better by the Rating Agencies or an A.M. Best rating of A:IX or better. The Policies: (i) shall name the Agent for the benefit of the Lenders and its successors and/or assigns as their interest may appear as an additional insured or as a loss payee (except that in the case of general liability insurance, the Agent on behalf of the Lenders shall be named an additional insured and not a loss payee); (ii) shall contain a Non-Contributory Standard Lender Clause and, except with respect to general liability insurance, a Lender’s Loss Payable Endorsement, or their equivalents, naming the Agent as the person to which all payments made in excess of $250,000 by such insurance company shall be paid; (iii) shall include effective waivers by the insurer of all claims for insurance premiums against all loss payees, additional insureds and named insureds (other than the Borrower and the Property Owner) and all rights of subrogation against any loss payee, additional insured or named insured; (iv) shall be assigned to the Agent for the benefit of the Lenders; (v) except as otherwise provided above, shall be subject to a deductible, if any, not greater in any material respect (in proportion to the coverage maintained) than the deductible for such coverage on the date hereof; (vi) shall contain such provisions as the Agent deems reasonably necessary or desirable to protect its interest including endorsements providing that none of any Borrower Party, the Agent, the Lenders or any other party shall be a co-insurer under said Policies and that no adverse modification, reduction, cancellation or termination in amount of, or material change (other than an increase) in, coverage of any of the Policies shall be effective until at least thirty (30) days after receipt by each named insured, additional insured and loss payee of written notice thereof or thirty (30) days after receipt of such notice with respect to nonpayment of premium; (vii) shall permit the Agent to pay the premiums and continue any insurance upon failure of the Borrower or the Property Owner to pay premiums when due, upon the insolvency of the Borrower or the Property Owner or through foreclosure or other transfer of title to the Mortgaged Property (it being understood that the Property Owner’s rights to coverage under such policies may not be assignable without the consent of the insurer); and (viii) shall provide that any proceeds thereunder be payable to the Agent for the benefit of the Lenders and that the insurance shall not be impaired or invalidated by virtue of (A) any act, failure to act, negligence of, or violation of declarations, warranties or conditions contained in such policy by the Borrower, the Property Owner, the Agent, the Lenders or any other named insured, additional insured or loss payee, except for the willful misconduct of the Agent or a Lender knowingly in violation of the conditions of such policy, (B) the occupation, use, operation or maintenance of the Mortgaged Property for purposes more hazardous than permitted by the terms of the Policy, (C) any foreclosure or other proceeding or notice of sale relating to the Mortgaged Property or (D) any change in the possession of the Mortgaged Property without a change in the identity of the holder of actual title to the Mortgaged Property (provided that with respect to items (C) and (D) above, any notice requirements of the applicable Policies are satisfied).

        (e) Insurance Premiums, Certificates of Insurance.

        (i) The Borrower shall cause the Property Owner to pay the premiums for such Policies (the "Insurance Premiums") as the same become due and payable and shall furnish to the Agent receipts for the payment of the Insurance Premiums or other evidence of such payment reasonably satisfactory to the Agent (provided, however, that such evidence shall not be required if such Insurance Premiums are to be paid by the party acting as agent under the Senior Loan Agreement). Within thirty (30) days after request by the Agent, the Borrower shall cause the Property Owner to obtain such increases in the amounts of coverage required hereunder as may be reasonably requested by the Agent, taking into consideration changes in liability laws, changes in prudent customs and practices, and the like. In the event the Property Owner satisfies the requirements under this Section 8.1.1 through the use of a Policy or Policies covering properties in addition to the Mortgaged Property, then, the Borrower shall provide evidence satisfactory to the Agent that the Insurance Premiums for the Mortgaged Property are separately allocated under such Policy or Policies to the Mortgaged Property and that payment of such allocated amount (A) shall maintain the effectiveness of such Policy or Policies as to the Mortgaged Property and (B) shall otherwise provide the same protection as would a separate policy or policies that complying with the terms of this Agreement as to the Mortgaged Property, notwithstanding the failure of payment of any other portion of the insurance premiums.

        (ii) The Borrower shall deliver to the Agent on or prior to the Closing Date certificates setting forth in reasonable detail the material terms (including any applicable notice requirements) of all Policies from the respective insurance companies (or their authorized agents) that issued the Policies, including that such Policies may not be reduced, cancelled or terminated in amount of, or materially changed (other than increased) in coverage without thirty (30) days' prior notice to the Agent, or thirty (30) days' notice with respect to nonpayment of premium as required pursuant to Section 8.1.1(d)(vi). The Borrower shall deliver to the Agent, concurrently with each change in any Policy, a certificate with respect to such changed Policy certified by the insurance company issuing that Policy, in substantially the same form and containing substantially the same information as the certificates required to be delivered by the Borrower pursuant to the first sentence of this clause (e)(ii) and stating that all premiums then due thereon have been paid to the applicable insurers and that the same are in full force and effect (or if such certificate and report shall not be obtainable by the Borrower, the Borrower may deliver an Officer's Certificate to such effect in lieu thereof). Notwithstanding the delivery of any Policies to the Agent or any Lender, neither the Agent nor any Lender shall be deemed by reason of the receipt thereof to have any Knowledge of the contents thereof.

        (iii) From time to time, the Agent may request that the Borrower deliver or cause the Property Owner to deliver to the Agent, within ten (10) Business Days of receipt of such request, a report from a reputable and experienced insurance broker or from the insurer, setting forth the particulars as to all Policies obtained by the Property Owner pursuant to this Section 8.1.1 and then in effect and stating that all Insurance Premiums then due thereon have been paid in full to the applicable insurers, that such Policies are in full force and effect and that, in the opinion of such insurance broker or insurer, such Policies otherwise comply with the requirements of this Section 8.1.1.

(f) Renewal and Replacement of Policies.

        (i) Not less than twenty (20) Business Days prior to the expiration, termination or cancellation of any Policy, the Borrower shall cause the Property Owner to renew such policy or obtain a replacement policy or policies (or a binding commitment for such replacement policy or policies), which shall be effective not later than the date of the expiration, termination or cancellation of the previous policy, and shall deliver to the Agent a certificate in respect of such policy or policies (A) containing the same information as the certificates required to be delivered pursuant to clause (e)(ii) above, or a copy of the binding commitment for such policy or policies and (B) confirming that such policy complies with all requirements hereof.

        (ii) If the certificates as required under clause (e)(i) above are not furnished to the Agent, the Agent may procure, but shall not be obligated to procure, such replacement policy or policies and pay the Insurance Premiums therefor, and the Borrower agrees to reimburse the Agent for the cost of such Insurance Premiums promptly on demand, together with interest at the Default Rate from the date the Agent paid such Insurance Premiums to and including the date of repayment of the Agent by the Borrower.

        (iii) Concurrently with the delivery of each replacement policy or a binding commitment for the same pursuant to this clause (f), the Borrower shall deliver to the Agent a report from a reputable and experienced insurance broker or from the insurer, setting forth the particulars as to all Policies obtained by the Borrower pursuant to this Section 8.1.1 and then in effect and stating that all Insurance Premiums then due thereon have been paid in full to the applicable insurers, that such insurance policies are in full force and effect and that, in the opinion of such insurance broker or insurer, such insurance otherwise complies with the requirements of this Section 8.1.1.

        (g) Separate Insurance. No Borrower Party shall take out separate insurance concurrent in form or contributing in the event of loss with that required to be maintained pursuant to this Section 8.1.1 unless such insurance complies with clause (d) above.

        8.1.2 Casualty. (a) Notice; Restoration. The Borrower shall or shall cause the Property Owner to give the Agent prompt written notice of the occurrence of any Casualty affecting the Mortgaged Property or any portion thereof. In the event of any Casualty affecting the Mortgaged Property, the Borrower shall cause the Property Owner to promptly commence and diligently prosecute Restoration of the Mortgaged Property, provided the Net Proceeds are made available to the Borrower or the Property Owner in accordance with this Agreement and the Senior Loan Agreement.

        (b) Availability of Net Proceeds for Restoration. If, following a Casualty to the Mortgaged Property prior to the initial advance of the Senior Loan, (i) the Restoration of the Mortgaged Property can be reasonably completed not later than the Maturity Date (such determination to be made solely by the Agent), and (ii) all of the conditions and deliveries set forth in Section 8.1.4(a) hereof are satisfied, the Net Proceeds shall then be disbursed by the Agent to the Property Owner for Restoration in accordance with the terms and in the manner set forth in Section 8.1.4 hereof; provided, however, that notwithstanding any other provision of this Agreement, Net Proceeds which do not exceed $250,000 in total shall be distributed to the Borrower for such purposes without the Agent’s approval. If the Net Proceeds are not required to be made available for Restoration pursuant to the foregoing sentence, all Net Proceeds shall be retained by the Agent in accordance with the terms of Section 8.1.5 hereof. In the event of any Casualty to the Mortgaged Property after the initial advance of the Senior Loan, the terms and provisions of Article VIII of the Senior Loan Agreement shall control; provided, however, that notwithstanding any other provision of this Agreement, Net Proceeds which do not exceed $250,000 in total shall be distributed to the Borrower without the Agent’s approval.

        8.1.3 Condemnation. (a) Notice; Restoration. The Borrower shall or shall cause the Property Owner to give the Agent prompt written notice of the actual or threatened commencement of any Partial Condemnation or Total Condemnation affecting the Mortgaged Property and shall deliver to the Agent copies of any and all documents received or prepared by the Borrower or the Property Owner in connection therewith. The Borrower shall cause the Property Owner, at the Property Owner’s expense, to diligently prosecute any such proceeding. The Agent shall not be limited to the interest paid on the award by the condemning authority but shall be entitled to receive out of the award or otherwise from the Borrower interest at the Applicable Interest Rate or the Minimum Funding Rate provided for herein. If the Mortgaged Property or any portion thereof is the subject of a Partial Condemnation or Total Condemnation prior to the initial advance of the Senior Loan, all Condemnation Proceeds relating thereto shall be paid to the Agent and held and disbursed in accordance with this Agreement and the Borrower shall cause the Property Owner to promptly commence and diligently prosecute the Restoration of the Mortgaged Property and otherwise comply with the provisions of Section 8.1.4 hereof provided that the Net Proceeds are made available to the Borrower for such purposes under this Agreement and the Senior Loan Agreement. If the Mortgaged Property or any portion thereof is the subject of a Partial Condemnation or Total Condemnation after the initial advance of the Senior Loan, the terms and provisions of Article VIII of the Senior Loan Agreement shall control.

        (b) Partial Condemnation. If, following a Partial Condemnation of the Mortgaged Property prior to the initial advance of the Senior Loan, (i) the Restoration of the Mortgaged Property can be reasonably completed not later than the Maturity Date (such determination to be made solely by the Agent) and (ii) all of the conditions and deliveries set forth in Section 8.1.4(a) hereof are satisfied, the Net Proceeds shall then be disbursed by the Agent to the Property Owner for Restoration in accordance with the terms and manner set forth in Section 8.1.4 hereof; provided, however, that notwithstanding any other provision of this Agreement, Net Proceeds which do not exceed $250,000 in total shall be distributed to the Borrower without the Agent’s approval. If the Net Proceeds are not required to be made available for Restoration pursuant to the foregoing sentence, all Net Proceeds shall be retained by the Agent in accordance with the terms of Section 8.1.5 hereof; provided, that the Net Proceeds are made available to the Borrower for such purposes; provided, however, notwithstanding any other provision of this Agreement, Net Proceeds which do not exceed $250,000 in total shall be distributed to the Borrower without the Agent’s approval. In the event of a Partial Condemnation of the Mortgaged Property after the initial advance of the Senior Loan, the terms and provisions of Article VIII of the Senior Loan Agreement shall control.

        (c) Total Condemnation. In the event of a Total Condemnation prior to the initial advance of the Senior Loan, all Net Proceeds shall be retained by the Agent in accordance with the terms of Section 8.1.5 hereof. In the event of a Total Condemnation after the initial advance of the Senior Loan, the terms and provisions of Article VIII of the Senior Loan Agreement shall control.

        8.1.4 Disbursement of Net Proceeds. (a) If Net Proceeds are required to be made available for Restoration pursuant to either Section 8.1.2 or 8.1.3 hereof, the Agent shall make such Net Proceeds available to the Property Owner for the Restoration; provided that, except in respect of Net Proceeds which do not exceed $250,000 in total, each of the following conditions are met:

        (i) no Event of Default shall have occurred and be continuing;

(ii) no Lease of greater than 15,000 NRSF or having an annual base rent of greater than $360,000 shall be terminated as a result of such Casualty or Partial Condemnation and neither the Property Owner nor the Borrower has received notice of termination relating to any such Lease (or otherwise has Knowledge that a party to any such Lease intends to terminate such Lease);

(iii) the Borrower causes the Property Owner to promptly commence Restoration and diligently pursue the same to completion to the Agent’s reasonable satisfaction;

(iv) Restoration is done and diligently completed by the Property Owner in material compliance with all Legal Requirements and the Property and the use thereof after Restoration will be in material compliance with and permitted under all Legal Requirements and the terms hereof;

(v) the quality and character of the Mortgaged Property after Restoration shall be comparable to the quality and character of the Mortgaged Property immediately prior to such Casualty or Partial Condemnation;

(vi) the estimated time to complete the Restoration, as estimated by the Construction Consultant, does not exceed the effective period of business interruption insurance available to the Agent on account of such Casualty or Partial Condemnation;

(vii) the Property Owner delivers to the Agent a written undertaking that it will expeditiously commence and satisfactorily complete with due diligence Restoration in accordance with the terms of this Agreement; and

(viii) the Borrower delivers to the Agent reasonable evidence that the Net Proceeds, together with any Net Proceeds Deficiency, are sufficient to cover all costs of the Restoration as determined by the Construction Consultant and that the full undisbursed amount of the Senior Loan will be made available in accordance with and subject to the provisions of the Senior Loan Documents notwithstanding such Casualty, Condemnation and/or Restoration.

        In the event any of the foregoing conditions are not satisfied at any time, the disbursement of Net Proceeds shall be made in accordance with Section 8.1.5 hereof.

        (b) The Net Proceeds shall be held in an interest-bearing escrow account designated by the Agent, and until disbursed in accordance with the provisions of this Section 8.1.4 shall constitute additional security for repayment of the Loan. The Net Proceeds shall be disbursed by the Agent to the Borrower from time to time during the course of Restoration (but not more frequently than once in any calendar month), upon (x) receipt of evidence (including lien waivers) reasonably satisfactory to the Agent and the Title Company, providing that (i) all materials installed and work and labor performed (except to the extent that they are to be paid for out of the requested disbursement) in connection with the Restoration have been paid for in full, and (ii) there exist no notices of pendency, stop orders, mechanic’s or materialman’s Liens or notices of intention to file same (other than notices of Lien or other inchoate Liens with respect to amounts not yet due and payable), or any other Liens or encumbrances of any nature whatsoever affecting the Mortgaged Property arising out of the Restoration which have not either been fully bonded to the satisfaction of the Agent and discharged of record or in the alternative fully insured to the satisfaction of the Agent by the Title Companies or are being contested as permitted under Section 5.1(b)(ii) hereof and (y) the satisfaction of the other conditions precedent to Advances set forth in Sections 3.2, 3.3 or 3.4, as applicable (other than those conditions which cannot be satisfied solely due to the occurrence of the Casualty or Condemnation giving rise to the Net Proceeds or are no longer applicable because Substantial Completion has occurred). The Agent’s expenses for processing the payment of Net Proceeds to the Borrower shall be deducted, as applicable, from each disbursement of Net Proceeds.

        (c) All plans and specifications required in connection with any Restoration (other than plans and specifications conforming to the approved Plans and Specifications) shall be reviewed and reasonably approved by the Construction Consultant and the Agent. The Agent shall have the use of the plans and specifications and all Permits, Licenses and approvals required or obtained in connection with the Restoration. The identity of the contractors, subcontractors and materialmen engaged in such Restoration, as well as the contracts under which they have been engaged, shall be subject to prior review and approval by the Agent and the Construction Consultant (which approval shall not be unreasonably withheld or delayed). All reasonable, out-of-pocket costs and expenses incurred by the Agent in connection with making the Net Proceeds available for the Restoration including, without limitation, reasonable attorneys’ fees and disbursements and the Construction Consultant’s fees, shall be paid by the Borrower.

        (d) In no event shall the Agent be obligated to make disbursements of Net Proceeds in excess of an amount equal to the costs actually incurred from time to time for work in place as part of the Restoration, as certified by the Construction Consultant, minus the Retainage for the applicable contracts or subcontracts. The final advance of Retainage for the applicable contracts and subcontracts shall not be made until (i) thirty (30) days after the Construction Consultant certifies to the Agent that (A) the Restoration has been completed in accordance with the provisions of this Section 8.1.4, and (B) all Governmental Approvals necessary for the occupancy or re-occupancy and use of the Mortgaged Property have been obtained from all appropriate Governmental Authorities, (ii) the Agent receives evidence satisfactory to the Agent that the costs of the Restoration have been paid in full or will be paid in full out of the Retainage, and (iii) the Agent receives and approves an endorsement to the Qualified Title Policy insuring that the Mortgaged Property is subject to no Liens other than Permitted Encumbrances. If required by the Agent, the release of the final portion of the Retainage shall be approved by the surety company, if any, which has issued a Payment and Performance Bond with respect to the contractor, subcontractor or materialman.

        (e) If at any time the Net Proceeds or the undisbursed balance thereof shall not be sufficient to pay the balance of the total costs which are estimated by the Construction Consultant to be incurred in connection with the completion of the Restoration, the Borrower shall promptly deposit with the Agent Cash or Cash Equivalents in an amount equal to the deficiency, without duplication of and except for any amounts deposited with the Senior Lender under Section 8.1.4 of the Senior Loan Agreement (the “Net Proceeds Deficiency”), before any further disbursement of the Net Proceeds shall be made. The Net Proceeds Deficiency deposited with the Agent shall be held by the Agent in an interest-bearing account and shall be disbursed for costs actually incurred in connection with the Restoration on the same conditions applicable to the disbursement of the Net Proceeds, and until so disbursed pursuant to this Section 8.1.4(e) hereof shall constitute additional security for the obligations of the Borrower hereunder.

        (f) Provided that no Event of Default shall then exist, if at any time the Net Proceeds, together with any Net Proceeds Deficiency, or the undisbursed balance thereof, shall be in excess of the balance of the total costs which are estimated by the Construction Consultant to be incurred in connection with the completion of the Restoration, the Agent shall pay such excess to the Borrower. No payment made to the Borrower pursuant to this Section 8.1.4(f) shall in any event prevent the Agent from requiring the Borrower to make further Net Proceeds Deficiency deposits in the event same shall be required pursuant to Section 8.1.4(e) hereof.

        (g) Any excess of Net Proceeds (together with any earnings thereon) and the remaining balance, if any, of the Net Proceeds Deficiency deposited with the Agent (together with any earnings thereon) shall be remitted by the Agent to the Borrower, (provided that no Event of Default shall have occurred and be continuing under this Agreement), after the Construction Consultant certifies to the Agent that Restoration has been substantially completed in accordance with the provisions of this Section 8.1.4 and the receipt by the Agent of evidence satisfactory to the Agent that all costs incurred in connection with Restoration have been paid in full.

        8.1.5 Retention of Net Proceeds by the Agent. All Net Proceeds (together with any earnings thereon) not required (a) to be made available for the Restoration, or (b) to be returned to the Borrower as excess Net Proceeds pursuant to Section 8.1.4(f) or Section 8.1.4(g) hereof, may be retained and applied by the Agent after such funds are received toward the payment of the outstanding principal of the Loan and all other amounts (including, without limitation, the IRR Amount and any Make-Whole Amount) provided for under this Agreement or any of the other Loan Documents, whether or not then due and payable or, at the discretion of the Agent, the same may be paid, either in whole or in part, to the Borrower.

        8.1.6 Assignment of Net Proceeds. All insurance proceeds of recoveries of greater than $250,000 and condemnation proceeds relating to the Mortgaged Property arising from events prior to the initial advance under the Senior Loan are hereby irrevocably assigned to and shall be paid to the Agent, and the Agent shall deposit such amounts received hereunder into an interest-bearing escrow account designated by the Agent for disbursement in accordance with this Article VIII. The Agent may participate in any action, suit or proceeding relating to any such proceeds, causes of action, claims, compensation, awards or recoveries, and the Agent is hereby authorized, in its own name or in the Borrower’s or the Property Owner’s name, to adjust any Casualty covered by insurance, or any Partial Condemnation or Total Condemnation claim or cause of action, and to settle or compromise any claim or cause of action in connection therewith, and the Borrower shall from time to time deliver to the Agent any instrument required to permit such participation or further evidence same.

        8.1.7 No Effect on Obligations. Notwithstanding any Partial Condemnation or Total Condemnation, the Borrower shall continue to make all payments required to be made pursuant to this Agreement at the time and in the manner provided for herein and the outstanding principal of the Loan shall not be reduced until any Net Proceeds shall have been actually received and applied by the Agent to the reduction or discharge of the outstanding principal of the Loan.

        8.1.8 Sale of Mortgaged Property Prior to Receipt of Net Proceeds. If the Mortgaged Property is sold, through foreclosure or otherwise, prior to the receipt by the Agent of the Insurance Proceeds or Condemnation Proceeds (as applicable) of any Casualty or Condemnation occurring prior to such sale, the Agent shall have the right, whether or not a deficiency judgment shall have been sought, recovered or denied, to receive such Insurance Proceeds or Condemnation Proceeds (as applicable), or a portion thereof sufficient to pay the outstanding principal of the Loan, plus all other amounts owed by the Borrower under the Loan Documents.

Article IX DEFAULTS

         Section 9.1 Event of Default.

        (a) Each of the following events shall constitute an event of default hereunder (each, an “Event of Default”):

        (i) Payment. If any portion of the principal on the Loan is not paid when due including, without limitation, on the Maturity Date, or interest on the Loan or any other amount payable hereunder is not paid on the date such interest or other amount is due (other than disbursements by the Agent from the Interest Holdback after the conditions precedent to such disbursements have been satisfied); or

        (ii) Taxes and Other Charges. If any of the Taxes or Other Charges are not paid prior to the date on which the same become delinquent, subject to Borrower's right to contest Taxes or Other Charges in accordance with Section 5.1(b) hereof; or

        (iii) Insurance Policies. If the Policies are not kept in full force and effect, or if the Policies are not delivered to the Agent upon request, and in the latter case, such Default is not cured within ten (10) days after written notice thereof from the Agent; or

        (iv) Transfers. If (A) the Borrower permits the Property Owner to transfer or encumber all or any portion of, or any interest in, the Mortgaged Property except as expressly permitted herein, (B) the Borrower does not apply the applicable Net Proceeds in accordance with Article VIII hereof, or (C) any Collateral is transferred, assigned, pledged or encumbered except as expressly permitted herein; or

        (v) Representations. If any representation or warranty made by any Borrower Party herein or in any other Loan Document shall be false in any material respect as of the date the representation or warranty was or shall be made or repeated or deemed repeated and not cured within ten (10) days of such date; or

        (vi) Inability to Pay Debts. If any Borrower Party shall make an assignment for the benefit of creditors, or if any Borrower Party shall generally not be paying its debts as they become due or has admitted in writing its inability to pay its debts; or

        (vii) Bankruptcy. If a receiver, liquidator or trustee shall be appointed for any Borrower Party, or if any Borrower Party shall be adjudicated a bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to or acquiesced in by any Borrower Party, or if any proceeding for the dissolution or liquidation of any Borrower Party shall be instituted; provided, however, if such appointment, adjudication, petition or proceeding was involuntary and not consented to by all of the Borrower Parties, upon the same not being discharged, stayed or dismissed within ninety (90) days; or

        (viii) Prohibited Assignment. If any Borrower Party attempts to assign or delegate or encumber its rights under this Agreement or under any other Loan Document or any interest herein or therein except in accordance with the terms and conditions of this Agreement; or

        (ix) Cross Default. If an Event of Default as defined or described herein or an event of default as defined or described in any of the other Loan Documents (other than covenant defaults under the Environmental Indemnity which are governed by Section 9.1(x) below) occurs; or

        (x) Covenant Defaults. If the Borrower shall continue to be in default under any of the other terms, covenants or conditions of this Agreement or any Borrower Party shall continue to be in default under any of the terms, covenants or conditions of any other Loan Document to which it is a party, in either such case to the extent not specified in clauses (i) to (ix) above or (xxvi) below for ten (10) days after notice from the Agent, in the case of any Default that can be cured by the payment of a sum of money, or for thirty (30) days after notice from the Agent in the case of any other Default; provided, however, that if such nonmonetary Default is susceptible of cure but cannot reasonably be cured within such 30-day period and provided further that such Borrower Party shall have commenced to cure such default within such 30-day period and thereafter diligently and expeditiously proceeds to cure the same, such 30-day period shall be extended for an additional period of time as is reasonably necessary for such Borrower Party in the exercise of due diligence to cure such Default, but the aggregate cure period under this Section 9.1(a)(x) shall not exceed ninety (90) days; or

        (xi) Failure to Pay Indebtedness. With respect to Indebtedness in excess of $500,000 for the Borrower or the Property Owner and Indebtedness in excess of $1,000,000 for the Guarantor (A) the Borrower or the Property Owner or the Guarantor, as the case may be, shall (1) default in any payment (beyond the applicable grace period with respect thereto, if any) with respect to any such other Indebtedness, or (2) default in the observance or performance of any agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, or relating thereto, or any other event or condition shall occur or condition exist, the effect of which default, in the case of either (1) or (2), or other event or condition would permit the holder or holders of such Indebtedness (or trustee or agent on behalf of such holders) to cause (determined without regard to whether any notice or lapse of time is required) any such Indebtedness to become due prior to its stated maturity or (B) any Indebtedness of any Borrower Party shall not be paid upon its scheduled maturity, shall be declared (or shall become) due and payable prior to the stated maturity thereof or shall be required to be prepaid other than by a regularly scheduled required prepayment prior to the stated maturity thereof; or

        (xii) ERISA. (A) Any ERISA Event shall have occurred with respect to a Plan, (determined as of the date of occurrence of such ERISA Event) of the Insufficiency of such Plan and the Insufficiency of any and all other Plans with respect to which an ERISA Event shall have occurred and then exist (or the liability of the Loan Parties and the ERISA Event shall have occurred and then exist (or the liability of the Loan Parties and the ERISA Affiliates related to such ERISA Event), (B) any Borrower Party or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Party that it has incurred Withdrawal Liability to such Multiemployer Plan, or (C) any Borrower Party or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, which in any case described in any of clauses (A) through (C) hereof, alone or in the aggregate, would have a Material Adverse Effect; or

        (xiii) Invalidity. If any Loan Document shall fail to be in full force and effect or to give the Agent or the Lenders the Liens, rights, powers and privileges purported to be created thereby for ten (10) days after the notice to the Borrower from the Agent (it being agreed that the Agent shall cooperate with the Borrower to cure any such failure within the Agent's reasonable control), or if the Borrower, the Limited Guarantor or the Guarantor shall assert that any Loan Document is not in full force and effect or fails to give the Agent or the Lenders the Liens, rights, powers and privileges purported to be created thereby; or

        (xiv) Judgments. One or more final judgments or decrees shall be entered against (i) any Borrower Party (other than the Guarantor) involving a liability for which the creditor has recourse against such Borrower Party of $500,000 or more, individually or in the aggregate for all such judgments and decrees collectively and the amounts owing in respect of such final judgments or decrees are not paid within thirty (30) days of the entry of such judgments or decrees, or (ii) the Guarantor involving a liability for which the creditor has recourse against the Guarantor of $1,000,000 or more, individually or in the aggregate for all such judgments and decrees collectively and the amounts owing in respect of such final judgments or decrees are not paid within thirty (30) days of the entry of such judgments or decrees; or

        (xv) Construction Suspended. Construction of any Improvements shall cease or be suspended for seven (7) consecutive Business Days (except as provided for in the Construction Schedule) for any reason other than a Force Majeure Event, the status of such construction shall lag behind the date set forth for such work in the Construction Schedule and the Agent reasonably concludes that such delay will adversely affect the Outside Completion Date for any reason other than a Force Majeure Event, or the Construction Consultant reasonably believes that delivery of the premises demised under any Lease will be delayed past the applicable Lease Completion Date for any reason other than an event which is excused by the force majeure and/or tenant delay provisions, if any, of the applicable Lease; or

        (xvi) Survey. The appearance on any survey required hereunder of any material adverse condition not approved by the Agent if such condition is not remedied within thirty (30) days after notice thereof by the Agent to the Borrower; or

        (xvii) Permits. Any Governmental Approval or agreement obtained from or issued by any Governmental Authority is withdrawn, canceled, terminated or modified to the material detriment of the Borrower, the Property Owner or the construction of any of the Improvements, unless the Borrower reinstates and confirms in all respects such Governmental Approval, or agreement previously in effect within a period of thirty (30) days thereafter; or

        (xviii) Plans and Specifications. The failure to complete any Improvements strictly in accordance with the Plans and Specifications (except for non-material deviations therefrom that do not adversely affect the use of the Improvements for their intended purpose or their value); or

        (xix) Attachment. The Mortgaged Property shall be taken, attached or sequestered on execution or other process of law in any action against the Property Owner; or

        (xx) Abandonment. The Borrower requests a termination of the Loan, or confesses inability to cause the Property Owner to continue or complete construction of the Improvements in accordance with this Agreement, or the Borrower or the Property Owner ceases to do business; or

        (xxi) Fraudulent Submission. Any voucher or invoice is fraudulently submitted by the Borrower in connection with any Advance for services performed or for materials used in or furnished for any of the Mortgaged Property; or

        (xxii) Solvency. The Borrower or any member of the Borrower is not solvent; or

        (xxiii) Default of Guarantor. Any default by the Guarantor or the Limited Guarantor occurs under the terms of any of the Guaranties (including, without limitation, the failure to comply with the financial covenants set forth therein); the Guarantor or Limited Guarantor shall be dissolved, liquidated, wound-up or merged in violation of Section 6.1 hereof; the Guarantor shall be in default of any obligation under any secured or unsecured credit facility; the Guarantor or the Limited Guarantor shall for any reason contest, repudiate, or purport to revoke any Guaranty for any reason; or any Guaranty shall cease to be in full force and effect as to the Guarantor or the Limited Guarantor, as applicable, or shall be judicially declared null and void as to the Guarantor or the Limited Guarantor, as applicable; or

        (xxiv) Change of Control. A Change of Control shall occur with respect to the Guarantor or the Limited Guarantor except as permitted under this Agreement; or

        (xxv) Minimum Funding. Any failure to make payments in accordance with Section 2.9 hereof; or

        (xxvi) Lease Defaults. Any breach of the covenant set forth in Section 5.1(t)(iii)(A); or

        (xxvii) Senior Loan Default. An "Event of Default" shall occur under (and as defined in) the Senior Loan Documents.

        (b) Upon the occurrence of an Event of Default and at any time thereafter, the Agent shall be entitled to exercise all remedies and actions available at law or in equity, and the Agent may take any such action, without notice or demand (except as otherwise required in this Agreement or if required by Laws and Regulations and not waived hereunder), that the Agent deems advisable to protect and enforce its rights (or less than all of its rights) against each and every Borrower Party and in and to the Collateral (or any part thereof), including declaring the Debt to be immediately due and payable (provided, however, with respect to an Event of Default described in clause (iv), (vi), (vii), (viii) or (xxii) above, the Debt and all other obligations of the Borrower and each other Borrower Party hereunder and under the other Loan Documents shall immediately and automatically become due and payable, without any additional notice or demand, and the Borrower and each Borrower Party hereby expressly waives any such notice or demand, anything contained herein or in any other Loan Document to the contrary notwithstanding), and the Agent may enforce or avail itself of any or all rights or remedies provided in the Loan Documents against the Borrower or any other Borrower Party and all or any portion of the Collateral, including all rights or remedies available at law or in equity. Without limiting the generality of the foregoing, Agent agrees that with respect to any default hereunder or under any other Loan Document, each Borrower Party shall have the right, but not the obligation, to cure such default and that it shall accept full cure of such defaults by Guarantor, Limited Guarantor or any other Borrower Party.

        (c) Upon the occurrence and during the continuation of an Event of Default, the Agent may, but without any obligation to do so and without (except as otherwise required in this Agreement or if required by Laws and Regulations and not waived hereunder) providing notice to or demand on any Borrower Party and without releasing any Borrower Party from any obligation hereunder, take any action to cure such Event of Default. The Agent may enter upon the Mortgaged Property for such purposes or appear in, defend, or bring any action or proceeding to protect the Lenders’ interests and the interests of the Agent on behalf of the Lenders in the Collateral or to foreclose the Pledge Agreement or collect the Debt. The costs and expenses incurred by the Agent in exercising rights under this Section 9.1(c) (including reasonable attorneys’ fees to the extent permitted by law), with interest at the Default Rate for the period after notice from the Agent that such costs or expenses were incurred to the date of payment to the Agent, shall constitute a portion of the Debt, shall be secured by the Pledge Agreement and the other Loan Documents and shall be due and payable to the Agent upon demand therefor.

        Section 9.2 Remedies. Upon the occurrence of an Event of Default, all or any one or more of the rights, powers, privileges and other remedies available to the Agent against any Borrower Party under this Agreement or any of the other Loan Documents executed and delivered by, or applicable to, the Borrower or such other Borrower Party or at law (including, without limitation, an action for collection) or in equity may be exercised by the Agent at any time and from time to time, whether or not all or any of the Debt shall be declared due and payable, and whether or not the Agent shall have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under any of the Loan Documents with respect to all or any portion of the Collateral. Any such actions taken by the Agent shall be cumulative and concurrent and may be pursued independently, singly, successively, together or otherwise, at such time and in such order as the Agent may determine in its sole discretion, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of the Agent permitted by law, equity or contract or as set forth herein or in the other Loan Documents. Without limiting the generality of the foregoing, each Borrower Party agrees that if an Event of Default is continuing (a) the Agent is not subject to any “one action” or “election of remedies” law or rule, and (b) all Liens and other rights, remedies or privileges provided to the Agent shall remain in full force and effect until the Agent has exhausted all of its remedies against the Collateral and the Pledge Agreement has been foreclosed, sold and/or otherwise realized upon in satisfaction of the Debt or the Debt has been paid in full.

        Section 9.3 Construction Remedies. Upon the occurrence and during the continuance of an Event of Default prior to the initial advance under the Senior Loan (or upon the occurrence and during the continuance of an Event of Default after the initial advance under the Senior Loan with the consent of the Senior Lender and subject to the terms of the Senior Loan Documents), the Agent may cause the Improvements to be completed and may enter upon the Mortgaged Property and construct, equip and complete the Improvements in accordance with the Plans and Specifications, with such changes therein as the Agent may, from time to time reasonably deem appropriate (it being hereby agreed by the Borrower that, upon such an occurrence, the Borrower shall, to the extent necessary, cause the Property Owner to permit the same). In connection with any construction of the Improvements undertaken by the Agent pursuant to the provisions of this subsection, the Agent may:

        (a) use any funds of the Borrower, including any balance which may be held by the Agent as security or in escrow, and any funds remaining unadvanced under the Loan;

        (b) employ existing contractors, including Major Contractors, subcontractors, agents, architects, engineers, and the like, or terminate the same and employ others;

        (c) employ security watchmen to protect the Mortgaged Property;

        (d) make such additions, changes and corrections in the Plans and Specifications as shall, in the judgment of the Agent, be necessary or desirable (subject to the consent of the Senior Lender);

        (e) take over and use any and all personal property contracted for or purchased by the Borrower or the Property Owner, if appropriate, or dispose of the same as the Agent sees fit;

        (f) execute all applications and certificates on behalf of the Borrower and the Property Owner which may be required by any Governmental Authority, Law or Regulation or contract documents or agreements;

        (g) pay, settle or compromise all existing or future bills and claims which are or may be Liens against the Mortgaged Property, or may be necessary for the completion of the Improvements or the clearance of title to the Mortgaged Property, including, without limitation, all taxes and assessments;

        (h) complete the marketing and leasing of leasable space in the Improvements and modify or amend existing Leases and occupancy agreements, all as the Agent shall deem to be necessary or desirable (but in each case subject to the provisions of the Senior Loan Documents);

        (i) prosecute and defend all actions and proceedings in connection with the construction of the Improvements or in any other way affecting any part of the Mortgaged Property or the Improvements and take such action and require such performance as the Agent deems necessary under the Payment and Performance Bonds; and

        (j) take such other action hereunder, or refrain from acting hereunder, as the Agent may, in its sole and absolute discretion, from time to time determine, and without any limitation whatsoever (other than the terms of the Senior Loan Documents), to carry out the intent of this Section 9.3. The Borrower shall be liable to the Agent for all reasonable, out-of-pocket costs paid or incurred for the construction, completion and equipping of any of the Improvements, whether the same shall be paid or incurred pursuant to the provisions of this Section 9.3 or otherwise, and all payments made or liabilities incurred by the Agent hereunder of any kind whatsoever shall be deemed advances made to the Borrower under this Agreement and shall be secured by the Pledge Agreement and the other Loan Documents.

To the extent that any costs so paid or incurred by the Agent, together with all other Advances made by the Lenders hereunder in accordance with the terms hereof, exceed the Loan Amount, such excess costs shall be paid by the Borrower to the Agent on demand, with interest thereon at the Default Rate until paid; and the Borrower shall execute such notes or amendments to the Notes as may be requested by the Agent to evidence the Borrower’s obligation to pay such excess costs and until such notes or amendments are so executed by the Borrower, the Borrower’s obligation to pay such excess costs shall be deemed to be evidenced by this Agreement. In the event the Agent takes control of the Mortgaged Property and assumes control of such construction as aforesaid, the Agent shall not be obligated to continue such construction longer than the Agent shall see fit and may thereafter, at any time, change any course of action undertaken by it or abandon such construction and decline to make further payments for the account of the Borrower whether or not the Mortgaged Property shall have been completed.

Article X PROPERTY MANAGEMENT AND LEASING AGREEMENT

        Section 10.1 Termination of Property Manager. (a) The Borrower represents, warrants and covenants that the Property Management Agreement now provides, and that Borrower shall cause Property Manager not to enter into any Property Management Agreement hereafter that does not provide, the Property Owner the right to terminate such Property Management Agreement without any penalty or fee (other than accrued and unpaid fees thereunder) on thirty (30) days’ notice, if there exists an Event of Default under this Agreement. Unless otherwise waived by the Agent, if an Event of Default exists, the Borrower shall cause the Property Owner, within five (5) Business Days after the Agent’s written request, to issue a notice of termination with respect to the Property Management Agreement and replace the Property Manager with an Acceptable Property Manager, on commercially reasonable terms and conditions approved by the Agent. If the Property Owner fails to issue the notice of termination to the Property Manager in the manner required above within said five (5) Business Day period, then the Agent shall have the right, and each Borrower Party hereby irrevocably authorizes the Agent, at its sole option, to terminate on behalf and in the name of the Borrower and the Property Owner, the Property Management Agreement in accordance with the foregoing provisions of this Section 10.1(a); provided that the Agent shall not have any liability if the Agent shall not exercise such authority.

        (b) The Borrower represents, warrants and covenants that it shall cause the Property Owner to cause the Mortgaged Property at all times to be managed by an Acceptable Property Manager. The Borrower shall cause any Property Management Agreement entered into by the Property Owner to be in form and substance satisfactory to the Agent, to be collaterally assigned to the Agent on behalf of the Lenders and to be the subject of an agreement similar in form and substance to the Property Manager’s Consent, executed and delivered to the Agent by the Acceptable Property Manager.

        (c) Notwithstanding anything to the contrary set forth in the Property Management Agreement, the Borrower agrees that it shall not permit the Property Owner to pay property management fees in excess of the Base Management Fee at any time that the Mezzanine Debt Service Coverage Ratio is less than 1.1x. With respect to any calendar month when the Mezzanine Debt Service Coverage Ratio is at least 1.1x, the Property Owner shall be permitted to pay the Base Management Fee plus any portion of the Accrued Management Fee, provided that the payment of such portion of the Accrued Management Fee will not result in the Mezzanine Debt Service Coverage Ratio (recalculated taking into account the payment of such portion of the Accrued Management Fee) being less than 1.1x.

        Section 10.2 Termination of Leasing Agent. (a) The Borrower represents, warrants and covenants that the Leasing Agreement now provides, and that Borrower shall cause the Property Owner not to enter into any Leasing Agreement hereafter that does not provide, the Property Owner the right to terminate such Leasing Agreement without any penalty or fee (other than accrued and unpaid fees thereunder) on thirty (30) days’ notice, if there exists an Event of Default under this Agreement. Unless otherwise waived by the Agent, if an Event of Default exists, the Borrower shall cause the Property Owner, within five (5) Business Days after the Agent’s written request, to issue a notice of termination with respect to the Leasing Agreement and replace the Leasing Agent with an Acceptable Leasing Agent, on commercially reasonable terms and conditions approved by the Agent. If the Property Owner fails to issue the notice of termination to the Leasing Agent in the manner required above within said five (5) Business Day period, then the Agent shall have the right, and each Borrower Party hereby irrevocably authorizes the Agent, at its sole option, to terminate on behalf and in the name of the Borrower and the Property Owner, the Leasing Agreement in accordance with the foregoing provisions of this Section 10.2(a); provided that the Agent shall not have any liability if the Agent shall not exercise such authority.

        (b) The Borrower represents, warrants and covenants that it shall cause the Property Owner to cause all leasing with respect to the Mortgaged Property at all times to be handled by an Acceptable Leasing Agent. The Borrower shall cause any Leasing Agreement entered into by the Property Owner to be in form and substance satisfactory to the Agent, to be collaterally assigned to the Agent on behalf of the Lenders and to be the subject of an agreement similar in form and substance to the Leasing Agent’s Consent, executed and delivered to the Agent by the Acceptable Leasing Agent.

Article XI MISCELLANEOUS

        Section 11.1 Survival. This Agreement and all covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the making by the Lenders of the Loan and the execution and delivery to the Lenders of the Notes, and shall continue in full force and effect so long as all or any portion of the Debt is outstanding and unpaid or any Commitment to lend remains in effect hereunder.

        Section 11.2 Governing Law; Consent to Jurisdiction.

        (a) THIS AGREEMENT WAS NEGOTIATED IN THE STATE OF NEW YORK, AND MADE BY THE LENDERS AND THE AGENT AND ACCEPTED BY THE BORROWER IN THE STATE OF NEW YORK, AND THE PROCEEDS OF THE NOTES DELIVERED PURSUANT HERETO WERE DISBURSED FROM THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA, IT BEING UNDERSTOOD THAT, TO THE FULLEST EXTENT PERMITTED BY LAW, THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THE VALIDITY AND THE ENFORCEABILITY OF ALL LOAN DOCUMENTS AND ALL OF THE INDEBTEDNESS OR OBLIGATIONS ARISING HEREUNDER OR THEREUNDER. TO THE FULLEST EXTENT PERMITTED BY LAW, THE BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT AND THE NOTES, AND THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO ss. 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

        (b) ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST ANY LENDER, THE AGENT, THE BORROWER OR ANY OTHER BORROWER PARTY ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, PURSUANT TO ss. 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, AND THE BORROWER WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND THE BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. THE BORROWER DOES HEREBY DESIGNATE AND APPOINT CT CORPORATION SYSTEM, WITH OFFICES AT 1633 BROADWAY, NEW YORK, NEW YORK 10019, OR AT SUCH OTHER OFFICE IN NEW YORK, NEW YORK, AS ITS AUTHORIZED AGENT, TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND WRITTEN NOTICE OF SAID SERVICE OF BORROWER MAILED OR DELIVERED TO THE BORROWER AT THE ADDRESS SET FORTH AND IN THE MANNER PROVIDED IN SECTION 11.5 BELOW SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON THE BORROWER IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK. THE BORROWER (i) SHALL GIVE PROMPT NOTICE TO THE AGENT OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (ii) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH OFFICE SHALL BE DESIGNATED AS THE ADDRESS FOR SERVICE OR PROCESS), AND (iii) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR.

        Section 11.3 Modification, Waiver in Writing. No modification, amendment, extension, discharge, termination or waiver of any provision of this Agreement, or of any Notes, or of any other Loan Document, nor any consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in a writing signed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to or demand on the Borrower or the Agent shall entitle the Borrower or the Agent, as the case may be, to any other or future notice or demand in the same, similar or other circumstances. Section 11.4 Failure to Enforce Not a Waiver. Neither any failure nor any delay on the part of the Borrower, the Agent or any Lender in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege hereunder, or under any Note or under any other Loan Document, or any other instrument given as security therefor, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under this Agreement, any Note or any other Loan Document, the Agent shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under this Agreement, the Notes or the other Loan Documents, or to declare a default for failure to effect prompt payment of any such other amount. Moreover, a waiver of one Default or Event of Default with respect to any Borrower Party shall not be construed to be a waiver of any subsequent Default or Event of Default with respect to such Borrower Party or any other Borrower Party or to impair any remedy, right or power consequent thereon. Nothing herein shall be construed as prohibiting the Agent from seeking, and the Agent reserves the right to seek, a deficiency judgment or preserve a deficiency claim to the extent that the Agent deems the same necessary in connection with any foreclosure or similar proceeding.

        Section 11.5 Notices. All notices, consents, approvals and requests required or permitted hereunder or under any other Loan Document shall be given in writing and shall be effective for all purposes if hand delivered or sent by (a) certified or registered United States mail, postage prepaid, (b) expedited overnight prepaid delivery service, either commercial or United States Postal Service, with proof of attempted delivery or (c) facsimile transmission provided confirmation of receipt is obtained by one of the methods in clause (a) or (b) above, addressed as follows (or at such other address and person as shall be designated from time to time by any party hereto, as the case may be, in a written notice to the other parties hereto in the manner provided for in this Section 11.5):

                If to the Lenders:

                           Bankers Trust Company
                           130 Liberty Street
                           New York, NY 10006
                           Attention: Stuart Silberberg
                           Facsimile No.:  (212) 669-0764

                  with a copy to:

                           Cleary Gottlieb Steen & Hamilton
                           One Liberty Plaza
                           New York, New York 10006
                           Attention:  Laura G. Ciabarra, Esq.
                           Facsimile No.:  (212) 225-3999

                  If to the Lenders:

                           Vornado Realty Trust
                           888 Seventh Avenue,
                           44th Floor
                           New York, NY  10019
                           Attention: Wendy Silverstein
                           Facsimile No.: (212) 894-7073

                           New York Life Insurance Company
                           51 Madison Avenue
                           New York, NY  10010
                           Attention: Kevin M. Smith
                           Facsimile No.: (212) 576-7047

                           MMBC Debt Holdings I, LLC
                           c/o David L. Babson & Company Inc.
                           1295 State Street
                           Mail Stop K-161
                           Springfield, MA  01111-0001
                           Attention:  Victor Woolridge
                           Facsimile No.: (413) 744-6123

                           Bankers Trust Company
                           130 Liberty Street
                           New York, NY 10006
                           Attention: Stuart Silberberg
                           Facsimile No.: (212) 669-0764

                  with a copy to:

                           Cleary Gottlieb Steen & Hamilton
                           One Liberty Plaza
                           New York, New York 10006
                           Attention:  Laura G. Ciabarra, Esq.
                           Facsimile No.:  (212) 225-3999

                  If to the Borrower:

                           Prime/Beitler Development Company, L.L.C.
                           c/o J. Paul Beitler Development Company
                           181 West Madison Street
                            Suite 3900
                            Chicago, Illinois 60602
                           Attention: J. Paul Beitler
                           Facsimile No.:  (312) 558-3845

                  with a copy to:

                           Jenner & Block
                           330 N. Wabash Avenue
                           Chicago, Illinois  60611
                           Attention:  Donald I. Resnick, Esq.
                           Facsimile No.:  (312) 840-7656

                  and

                           Prime Group Realty Trust
                           77 West Wacker Drive, Suite 3900
                           Chicago, Illinois  60601
                           Attention:  Jeffrey A. Patterson, Louis Conforti and
                                                  James Hoffman, Esq.
                           Facsimile No. :  (312) 917-1597 (Patterson)
                            (312) 917-1684 (Hoffman)

                  If to Guarantor:

                           Prime Group Realty, L.P.
                           77 West Wacker Drive, Suite 3900
                           Chicago, Illinois  60601
                           Attention: Jeffrey A. Patterson, Louis Conforti and
                                                  James Hoffman, Esq.
                           Facsimile No. :  (312) 917-1597 (Patterson)
                            (312) 917-1684 (Hoffman)

                  with a copy to:

                           Jenner & Block
                           330 N. Wabash Avenue
                           Chicago, Illinois  60611
                           Attention:  Donald I. Resnick, Esq.
                           Facsimile No.:  (312) 840-7656

                  If to Limited Guarantor:

                           Penny Beitler L.L.C.
                           c/o J. Paul Beitler Development Company
                           181 West Madison Street
                            Suite 3900
                            Chicago, Illinois 60602
                           Attention: J. Paul Beitler
                           Facsimile No.:  (312) 558-3845

                  with a copy to:

                           Mayer, Brown & Platt
                           190 South LaSalle Street
                           Chicago, Illinois 60603
                           Attention: Louis P. Moritz
                           Telecopier: (312) 706-8717

A notice shall be deemed to have been given: in the case of hand delivery, at the time of delivery; in the case of registered or certified mail, two (2) Business Days after deposit in the mail; in the case of expedited overnight prepaid delivery, upon the first attempted delivery on a Business Day; or in the case of a facsimile transmission, at the time of the confirmed receipt thereof.

        Section 11.6 Trial by Jury. EACH OF THE LENDERS, THE AGENT AND THE BORROWER HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OR RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY EACH OF THE LENDERS, THE AGENT AND THE BORROWER AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. THE AGENT AND THE BORROWER ARE HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER.

        Section 11.7 Headings. The Article and/or Section headings and the Table of Contents in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

        Section 11.8 Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Laws and Regulations, but if any provision of this Agreement shall be prohibited by or invalid under applicable Laws and Regulations, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

        Section 11.9 Preferences. The Agent and each Lender shall have the continuing and exclusive right to apply or reverse and reapply any and all payments by any Borrower Party to any portion of the obligations of the Borrower Party hereunder. To the extent the Borrower or any other Borrower Party makes a payment or payments to any Lender or the Agent, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any Debtor Relief Laws and general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law), then, to the extent of such payment or proceeds received, the obligations hereunder or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by such Lender or the Agent.

        Section 11.10 Waiver of Notice. None of the Borrower Parties shall be entitled to any notices of any nature whatsoever from any Lender or the Agent except with respect to matters for which this Agreement or the other Loan Documents specifically and expressly provide for the giving of notice by the Agent to the Borrower, the Limited Guarantor or the Guarantor and except with respect to matters for which any Borrower Party is not, pursuant to applicable Legal Requirements, permitted to waive the giving of notice. The Borrower hereby expressly waives the right to receive any notice from any Lender or the Agent with respect to any matter for which this Agreement or the other Loan Documents do not specifically and expressly provide for the giving of notice by any Lender or the Agent to the Borrower, the Limited Guarantor or the Guarantor except to the extent any such notice is required by and not waivable under applicable Laws and Regulations.

        Section 11.11 Remedies of the Borrower; Deemed Consent. (a) In the event that, in respect of any consent or approval requested hereunder, a claim or adjudication is made that the Agent, any Lender or any of their respective agents, has acted unreasonably or unreasonably delayed (or refrained from), acting in any case where by law or under this Agreement or the other Loan Documents, the Agent, such Lender or such agent, as the case may be, has an obligation to act reasonably or promptly, each Borrower Party agrees that neither the Agent, such Lender nor its agents, shall be liable for any monetary damages, and the sole remedy of each Borrower Party shall be limited to commencing an action seeking injunctive relief or declaratory judgment, except in any instance in which it has been finally determined that the action of such Lender or the Agent (as applicable) has constituted bad faith, gross negligence, fraud, willful misconduct or an illegal act, in which event the Borrower may seek any remedy available to it at law or in equity.

        (b) The parties hereto agree that, except as otherwise provided herein, in any circumstances where the Borrower requests the Agent, in writing, to provide the Agent’s consent or approval to any matter for which the Agent’s consent or approval is required hereunder, and the Agent fails to respond to such request for consent or approval within thirty (30) days after the Agent receives such request for consent or approval, the Borrower may send a second notice to the Agent requesting such consent or approval, in writing, and specifically referring to this Section 11.11 and the fact that the current notice is the “Second Notice” thereunder, and if the Agent does not respond to such request for its consent or approval within fifteen (15) Business Days of the Agent’s receipt of such second notice, the request in question shall be deemed consented to or approved.

Section 11.12 Expenses, Indemnity.

        (a) The Borrower covenants and agrees, subject to all the other terms of this Agreement, to reimburse the Agent and each Lender upon receipt of written notice from the Agent or any Lender for all (i) Lender Expenses; (ii) costs and expenses reasonably incurred by the Agent or a Lender in connection with (A) each Borrower Party’s performance of and compliance with each Borrower Party’s respective agreements and covenants contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date, including confirming compliance with environmental and insurance requirements, (B) the negotiation, preparation, execution, delivery and administration of any consents, amendments, waivers or other modifications to this Agreement and the other Loan Documents and any other documents or matters requested by any Borrower Party or by the Agent, (C) enforcing or preserving any rights, in response to third party claims or the prosecuting or defending of any action or proceeding or other litigation, in each case against, under or affecting any Borrower Party, this Agreement, the other Loan Documents, the Collateral or any other security given for the Loan or the Mortgaged Property and (D) enforcing any obligations of or collecting any payments due from any Borrower Party under this Agreement, the other Loan Documents or with respect to the Mortgaged Property or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a “work-out” or of any insolvency or bankruptcy proceedings.

        (b) The Borrower shall indemnify and hold harmless the Agent and the Lenders from and against any and all liabilities, obligations, actual losses, actual damages, penalties, assessments, actions, judgments, suits, claims, demands, out-of-pocket costs and expenses and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for any Lender or Agent in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether a suit is brought or whether such Lender or Agent shall be designated a party thereto), that may be imposed on, incurred by, or asserted against such Lender or Agent in any manner relating to or arising out of any breach by any Borrower Party of its obligations under, or any misrepresentation by any Borrower Party contained in this Agreement or the other Loan Documents, including, without limitation, any delay in failing to pay any Taxes; provided, however, the Borrower shall not be liable for the payment of any such costs and expenses to (i) a Person otherwise indemnified under this subsection to the extent the same are caused by or arise by reason of the gross negligence, illegal acts, fraud or willful misconduct of such Person, or (ii) a Defaulting Lender for a loss relating to an Advance Default caused by such Defaulting Lender.

        (c) The provisions of this Section 11.12 shall survive the repayment of this Loan.

        Section 11.13 Exhibits and Schedules Incorporated. Any exhibits and schedules annexed hereto are hereby incorporated herein as a part of this Agreement with the same effect as if set forth in the body hereof.

        Section 11.14 Offsets, Counterclaims and Defenses. Any assignee of any Lender’s interest (which assignee shall be an Eligible Assignee) in and to this Agreement, the Notes and the other Loan Documents shall take the same free and clear of all offsets, counterclaims or defenses which are unrelated to such documents which any Borrower Party may otherwise have on the date of such assignment against any assignor of such documents, and no such unrelated counterclaim or defense shall be interposed or asserted by any Borrower Party in any action or proceeding brought by any such assignee upon such documents and any such right to interpose or assert any such unrelated offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by the Borrower and each Borrower Party. The Borrower hereby waives the right to assert a counterclaim, other than a mandatory or compulsory counterclaim in any proceeding brought against it by any Lender or the Agent on behalf of the Lenders except to the extent that the failure of the Borrower to assert such a counterclaim would preclude the Borrower from asserting a counterclaim in a separate action against any other Person other than Agent or the Lenders.

        Section 11.15 No Joint Venture or Partnership. The Borrower, on the one hand, and Lenders and the Agent, on the other hand, intend that the relationships created hereunder and under the other Loan Documents be solely that of borrower and lender. Nothing herein or therein is intended to create a joint venture, partnership, tenancy-in-common, or joint tenancy relationship between the Borrower, on the one hand, and Lenders and the Agent, on the other hand.

        Section 11.16 Publicity and Confidentiality. All news releases, publicity or advertising by the Borrower or its Affiliates, the Agent or the Lenders through any media intended to reach the general public which refers to the Loan Documents or the financing evidenced by the Loan Documents, to the Borrower, the Property Owner, any Lender or the Agent, shall be subject to the prior written approval of such referenced party and the Agent (such approval of the Agent not to be unreasonably withheld or delayed). Notwithstanding the foregoing, the Borrower, its Affiliates, the Agent and the Lenders shall use commercially reasonable efforts to keep all information obtained in respect of the Borrower Parties (including, without limitation, information in respect of the Property Owner’s leasing program) in connection with the transaction described in this Agreement confidential, except that the Agent and the Lenders may disclose any such information (a) to prospective co-lenders and participants, auditors and other consultants in connection with the transaction described in this Agreement (each such recipient being informed of the confidential nature of such information and directed to keep the same confidential), (b) to the extent required by any Law or Regulation, and (c) if such information is otherwise available to the public not through a breach hereof.

        Section 11.17 Waiver of Marshaling of Assets. To the fullest extent the Borrower may legally do so, the Borrower waives all rights to a marshaling of the assets of the Borrower, its members, if any, and others with interests in the Borrower and of the Collateral, or to a sale in inverse order of alienation in the event of foreclosure of the interests hereby created or otherwise created by any of the other Loan Documents, and agrees not to assert any right under any laws pertaining to the marshaling of assets, the sale in inverse order of alienation, the administration of estates of decedents, or any other matters whatsoever to defeat, reduce or affect the right of any Lender or the Agent on behalf of the Lenders under the Loan Documents to a sale of any of the Collateral for the collection of the related Debt without any prior or different resort for collection, or the right of any Lender or the Agent on behalf of Lenders to the payment of the related Debt out of the net proceeds of the Collateral in preference to every other claimant whatsoever. In addition, the Borrower, for itself and its successors and assigns, waives in the event of foreclosure of the Pledge Agreement, any equitable right otherwise available to the Borrower which would require the separate sale of the Collateral.

        Section 11.18 Conflict; Construction of Documents. In the event of any conflict between the provisions of this Agreement and any of the other Loan Documents, the provisions of this Agreement shall control. The parties hereto acknowledge that they were represented by counsel in connection with the negotiation and drafting of the Loan Documents and that such Loan Documents shall not be subject to the principle of construing their meaning against the party which drafted same.

        Section 11.19 Brokers and Financial Advisors. The Borrower hereby represents that it has dealt with no financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the transactions contemplated by this Agreement. The Borrower hereby indemnifies each Lender and the Agent and holds each Lender and the Agent harmless from and against any and all claims, liabilities, costs and expenses of any kind in any way relating to or arising from a claim by any financial advisors, brokers, placement agents or finders that such Person acted on behalf of the Borrower in connection with the transactions contemplated herein. The provisions of this Section 11.19 shall survive the expiration and termination of this Agreement and the repayment of the Debt.

        Section 11.20 No Third Party Beneficiaries. This Agreement and the other Loan Documents are solely for the benefit of each Lender and the Agent and each Borrower Party, and nothing contained in this Agreement or the other Loan Documents shall be deemed to confer upon anyone other than each Lender and the Agent and the Borrower Parties any right to insist upon or to enforce the performance or observance of any of the obligations contained herein or therein. All conditions to the obligations of each Lender to make the Loan hereunder are imposed solely and exclusively for the benefit of each Lender and the Agent, and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that any Lender and the Agent will refuse to make the Loan in the absence of strict compliance with any or all thereof and no other Person shall under any circumstances be deemed to be a beneficiary of such conditions, any or all of which may be freely waived in whole or in part by any Lender or the Agent if, in such Lender’s or the Agent’s sole discretion, such Lender or the Agent deems it advisable or desirable to do so.

        Section 11.21 Prior Agreements. This Agreement and the other Loan Documents contain the entire agreement of the parties hereto and thereto in respect of the transactions contemplated hereby and thereby, and all prior agreements among or between such parties, whether oral or written, between the Borrower and any Lender or the Agent are superseded by the terms of this Agreement and the other Loan Documents.

        Section 11.22 Right of Setoff. In addition to any rights now or hereafter granted under applicable law or otherwise, upon the occurrence and during the continuance of an Event of Default, the Agent is authorized at any time and from time to time, subject to and with the prior approval of the Lenders, without presentment, demand, protest or other notice of any kind (all of which rights being hereby expressly waived to the extent permitted by Laws and Regulations), to set-off and to appropriate and apply any and all deposits (general or special) and any other indebtedness at any time held or owing by a Lender (including branches, agencies or Affiliates of a Lender wherever located) to or for the credit or the account of any Borrower Party against the obligations and liabilities of the Borrower Parties to the Lenders hereunder, under the Notes, the other Loan Documents or otherwise, irrespective of whether a Lender or the Agent shall have made any demand hereunder and although such obligations, liabilities or claims, or any of them, may be contingent or unmatured, and any such set-off shall be deemed to have been made immediately upon the occurrence of an Event of Default even though such charge is made or entered on the books of such Lender subsequent thereto.

Section 11.23 Loan Assignability.

        (a) The Loan, and all of each Lender’s rights, remedies and privileges hereunder and under the other Loan Documents, shall be assignable by such Lender to an Eligible Assignee at any time and from time to time without the consent of any Borrower Party; provided, however, that there shall be no more than eight (8) Lenders at any one time under this Agreement without the prior consent of the Borrower. No Borrower Party may sell, assign or transfer any interest in the Loan Documents or any portion thereof (including, without limitation, the Borrowers’ rights, title, interests, remedies, powers and duties hereunder and thereunder).

        (b) (i) Upon the assignment by any Lender of all or any portion of its rights, remedies and privileges hereunder and the other Loan Documents to an Eligible Assignee (and such Eligible Assignee’s assumption of all or any portion of such rights, remedies and privileges), the assignee shall become a “Lender” for all purposes of this Agreement and the other Loan Documents and, to the extent of such assignment and assumption, the assigning Lender shall be relieved of its obligations hereunder to the extent of the interest being assigned. The Borrower agrees that upon any such assignment and surrender of the appropriate Notes, it will promptly provide to the assignee a separate promissory Note substantially in the form of Exhibit O attached hereto (but, if applicable, with notation thereon that it is given in substitution for and replacement of the original Notes or any replacement Notes thereof).

        (ii) If, pursuant to this subsection, any interest in this Agreement or any Notes are transferred to any transferee which is organized under the laws of any jurisdiction other than the United States or any state thereof, the transferor Lender shall cause such transferee, concurrently with the effectiveness of such transfer, (A) to represent to the transferor Lender (for the benefit of the transferor Lender, the Agent and the Borrower) that under applicable law and treaties no income, franchise, corporate, capital, stamp or other taxes, levies, duties, imports, deductions, charges or fees of any nature will be required to be withheld by the Agent, the Borrower or the transferor Lender with respect to any payments to be made to such transferee in respect of the Loan, (B) to furnish to the transferor Lender and the Agent either U.S. Internal Revenue Service Form 4224 or U.S. Internal Revenue Service Form 1001 (wherein such transferee claims entitlement to complete exemption from U.S. federal withholding tax on all interest payments hereunder) in fully-executed and completed form and (C) to agree (for the benefit of the transferor Lender, the Agent and the Borrower Parties) to provide the transferor Lender and the Agent a new Form 4224 or Form 1001 upon the expiration or obsolescence of any previously delivered form and comparable statements in accordance with applicable U.S. laws and regulations and amendments duly executed and completed by such transferee, and to comply from time to time with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

        (c) Each Lender may sell, transfer, agent or assign participations in all or any part of such Lender’s interests and obligations hereunder; provided that (i) such selling Lender shall remain a “Lender” for all purposes under this Agreement (such selling Lender’s obligations under the Loan Documents remaining unchanged) and the participant shall not constitute a Lender hereunder and (ii) sub-participations by the participant shall be prohibited unless otherwise expressly approved by the Agent. In the case of any such participation, the participant shall not have any rights under this Agreement or the other Loan Documents (the participant having rights only against the selling Lender in respect of such participation as set forth in the participation agreement with such Lender creating such participation) and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not sold such participations. The Borrower, the Limited Guarantor and the Guarantor agree that a Lender shall have the right to disclose all information it has received from the Borrower and the Guarantor to potential assignees or participants on a confidential basis, subject to the requirements set forth in Section 11.16 hereof.

        (d) Notwithstanding any other provision contained in this Agreement or any other Loan Document to the contrary, any Lender may assign all or any portion of the Loan or Notes held by it to any Federal Reserve Bank of the United States Treasury as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Reserve Bank; provided that any payment in respect of such assigned Loan or Notes made by the Borrower to or for the account of the assigning and/or pledging Lenders in accordance with the terms of this Agreement shall satisfy the Borrower’s obligations hereunder in respect of such assigned Loan or Notes to the extent of such payment. No such assignment shall release the assigning Lender from its obligations hereunder.

        Section 11.24 Exculpation of Lender; No Petition. Neither any Lender nor the Agent undertakes nor assumes any responsibility or duty to any Borrower Party or any other party to select, review, inspect, examine, supervise, pass judgment upon or inform any Borrower Party or any third party of (a) the existence, quality, adequacy or suitability or appraisals of the Collateral, the Mortgaged Property or any other collateral, (b) any environmental report, or (c) any other matters or items, including, but not limited to, engineering, soils and seismic reports which are contemplated in the Loan Documents. Any such selection, review, inspection, examination and the like, and any other due diligence conducted by any Lender or the Agent, is solely for the purpose of protecting such Lender’s or the Agent’s rights under the Loan Documents, and shall not render such Lender or Agent liable to any Borrower Party or any third party for the existence, sufficiency, accuracy, completeness or legality thereof. Each of the Borrower Parties and the Lenders and the Agent and each other Person which becomes a party to this Agreement hereby acknowledges and agrees that (i) the Agent has originated the Loan and is responsible for all conversations and negotiations with the Borrower and each other Borrower Party with respect to the Loan Documents and for all negotiation and preparation of the Loan Documents on behalf of the named Lenders or the Agent herein, (ii) the sole obligation of the Lenders under the Loan Documents and in connection therewith is to fund the Loan in accordance with this Agreement and to perform any other obligations expressly set forth in the Loan Documents on the date hereof and the Lenders have no other obligations or liabilities arising under or in connection with any Loan Document and shall not be liable or responsible to any party to act or for the failure to act in connection with any Loan Document except as provided in this clause (ii) and as expressly set forth herein or in the other Loan Documents (it being agreed that such Lender’s failure to take any action shall not result in liability to the Agent solely as a result of the Agent’s inability to exercise remedies except upon the direction of the Lenders as provided herein, including Section 10.2 hereof) and (iii) prior to the date that is one (1) year and one (1) day after the payment in full of the Debt to the Lenders the parties hereto will not institute against, or join any other Person in instituting against, such Lender any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

        Section 11.25 Limitation on Liability. The sole recourse of the Agent and the Lenders hereunder and under the other Loan Documents shall be limited to the Collateral and the other assets of the Borrower. Neither the Borrower nor any of the members, partners, officers, shareholders, principals, directors, employees or agents of the Borrower or any of their members, partners, officers, shareholders, principals, directors employees or agents shall have any personal liability for and on account of any nonpayment of the Loan or any amounts that may become due under any of the Loan Documents or otherwise in connection with the Loan, or for any nonperformance of any of the obligations hereunder to be performed by the Borrower, or for any breach of any covenant, representation or warranty made by the Borrower hereunder. Nothing contained in this Section 11.25, however, shall (a) be deemed to be a release or impairment of the Debt evidenced by this Agreement, the Notes, or the Liens and security interests created by the Pledge Agreement or any of the other Loan Documents, (b) preclude the Agent from foreclosing on the Pledge Agreement or, except as otherwise expressly stated in this Section 11.25, from enforcing any of the other rights of the Agent, (c) be deemed to release or otherwise affect the obligations of any Person other than the Borrower under any of the Loan Documents (including, without limitation, under the Guaranties or the Environmental Indemnity), (d) be deemed to release the Borrower or the Guarantor from its liability for, and each of the foregoing shall be personally liable to the Agent and the Lender for, the Agent’s and each Lender’s actual damages (which may include, without limitation, loss of principal or interest and reasonable attorneys’ fees and collection costs) arising directly out of any of the following circumstances:

         (i) any fraud or material misrepresentation committed by any Borrower Party or any of its Affiliates;

        (ii) any physical waste by the Property Owner, the Borrower or the Property Manager of any portion of the Mortgaged Property;

        (iii) any misappropriation or misapplication of Rents, revenues, security deposits, Insurance Proceeds or Condemnation Proceeds relating to the Mortgaged Property in violation of the Loan Documents;

        (iv) any distributions or other payments made by the Borrower after the occurrence and during the continuance of an Event of Default (other than intentional and material breaches of Section 6.1(n) of this Agreement, which are governed by Section 11.25(e) below, without duplication of amounts payable under such Section 11.25(e));

        (v) any matters covered by the Environmental Indemnity (subject to the terms and conditions thereof);

        (vi) any violation of the covenants set forth in Section 6.1(w) (subject to the cure

        (vii) any intentional and material breach of the covenants set forth in Section 6.1(b) (with respect to mechanics' or materialmens' Liens only);or

(e) be deemed to release the Borrower or the Guarantor from its liability for, and each of the foregoing shall be personally liable to the Agent and the Lender for, the entire principal amount of the Loan, together with all interest thereon and all other amounts payable under the Loan Documents (including, without limitation the IRR Amount and the Make-Whole Amount, if applicable) upon the occurrence of an Event of Default with respect to any of the following:

        (i) any intentional and material breach of any of the covenants set forth in Sections 6.1(b)(other than with respect to mechanics' or materialmen's Liens only), Section 6.1(c) (other than with respect to an event described in Section 6.1(c)(A) with respect to the Limited Guarantor), Section 6.1(g), Section 6.1(h) or Section 6.1(n) of this Agreement; or

        (ii) the filing of any (x) voluntary petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, by the Borrower, the Property Owner or the Guarantor or (y) involuntary petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, against the Borrower, the Property Owner or the Guarantor in which any of the Borrower, the Property Owner or the Guarantor colludes, cooperates or acquiesces.

Article XII AGENCY DECISIONS

        Section 12.1 Appointment and Authorization. Each Lender hereby irrevocably appoints, designates and authorizes the Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement and the other Loan Documents.

        Section 12.2 Delegation of Duties. The Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible to any Lender for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care, but the foregoing shall not waive any claims the Borrower may have in respect thereof.

        Section 12.3 Reliance by the Agent. For purposes of determining compliance with the conditions specified in Section 3.1 hereof, each Lender that has executed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to such Lender, unless an officer of the Agent responsible for the transactions contemplated by the Loan Documents shall have received notice from such Lenders prior to the initial borrowing specifying its objection thereto and either such objection shall not have been withdrawn by notice to the Agent to that effect or such Lenders shall not have made available to the Agent the Lender’s ratable portion of such borrowing.

        Section 12.4 Successor Agents. The Agent may resign as Agent upon thirty (30) days’ notice to the Lenders and the Borrower, the Agent may be removed at any time for cause by an instrument or concurrent instruments in writing delivered to the Borrower and the Agent and signed by all of the Lenders. If an Agent shall resign or be removed under this Agreement, the Lenders may appoint from among the Lenders a successor Agent for the Lenders or may appoint a third party to serve as successor Agent (provided that any such third party shall be approved by the Borrower, with such approval not to be unreasonably withheld or delayed). If no successor Agent is appointed prior to the effective date of the resignation or removal of the retiring Agent, the retiring Agent shall appoint, after consulting with the Lenders and the Borrower, a successor Agent, provided such successor is a Lender hereunder or is an Eligible Assignee or, if a third party, is approved by the Borrower, with such approval not to be unreasonably withheld or delayed. Upon the acceptance of its appointment as successor Agent hereunder, such successor Agent shall succeed to all of the rights, powers and duties of the retiring Agent, and the term “Agent” shall mean such successor Agent, and the retiring Agent’s rights, powers and duties as the Agent shall be terminated. After any retiring Agent’s resignation or removal hereunder as the Agent, the provisions of this Article XII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Agent under this Agreement. If no successor Agent has accepted appointment as the Agent by the date which is thirty (30) days following a retiring Agent’s notice of resignation or removal of an Agent, the retiring Agent’s resignation or removal shall nevertheless be effective and the Lenders shall perform all of the duties of the Agent hereunder until such time, if any, as the Lenders appoint a successor Agent as provided for above.

        Section 12.5 Effect on the Borrower’s Rights. Nothing contained in this Article XII is intended to or shall modify, abridge or affect the Borrower’s rights or remedies under any other provision of this Agreement.

***

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized representatives, all as of the date and year first above written.

                         PRIME/BEITLER DEVELOPMENT COMPANY, L.L.C

                         By: Penny Beitler L.L.C.,
                             its managing member

                         By: [s] J. Paul Beitler
                         Name: J. Paul Beitler
                         Title: Manager

                          AGENT:

                          BANKERS TRUST COMPANY

                          By: [s] Steven P. Lapham
                          Name: Steven P. Lapham
                          Title: Director

                          VORNADO REALTY TRUST

                          By: [s] Irwin Goldberg
                          Name: Irwin Goldberg
                          Title: Vice President, Chief Financial Officer

                          NEW YORK LIFE INSURANCE COMPANY

                          By: [s] Patricia J. Hudson
                          Name: Patricia J. Hudson
                          Title: Real Estate Vice President

                          MMBC DEBT HOLDINGS I, LLC

                          By: MassMutual/Boston Capital Mezzanine Partners,
                              L.P., its sole member

                                 By:  Boston Mass LLC,
                                       its general partner

                                 By:  MassMutual Mortgage Finance,     LLC,
                                 its co-manager

                                            By: [s] Robert F. Little
                                                --------------------
                                                 Name: Robert F. Little
                                                 Title: Executive Director

                                 By: Boston Capital Institutional
                                      Advisors LLC, its co-manager

                                            By: [s] Samuel T. Byrne
                                                -------------------
                                                Name: Samuel T. Byrne
                                                Title: Managing Member

SOLELY FOR THE PURPOSE OF
ACKNOWLEDGING AND AGREEING
TO ANY WAIVERS OR CONSENTS
SPECIFICALLY GRANTED BY
THE BORROWER PARTIES IN
SECTIONS 10.2, 11.11, 11.14, 11.22,
11.23 AND 11.24

DEARBORN CENTER, L.L.C.

     By:  Prime/Beitler Development
            Company, L.L.C.

         By: Penny Beitler L.L.C., its
               managing member

              By: [s] J. Paul Beitler
                    Name: J. Paul Beitler
                    Title: Manager

EXHIBIT A

The Land

LOTS 5, 6, 7 AND  THAT  PART OF LOT 8 LYING  EAST OF THE EAST  LINE OF  DEARBORN
STREET  (EXCEPTING  THEREFROM THE NORTH 9 FEET OF SAID LOTS TAKEN FOR ALLEY), IN
BLOCK 141 IN SCHOOL  SECTION  ADDITION  TO CHICAGO IN SECTION  16,  TOWNSHIP  39
NORTH, RANGE 14, EAST OF THE THIRD PRINCIPAL MERIDIAN, IN COOK COUNTY, ILLINOIS.

EXHIBIT B

Approved Construction Budget

[INTENTIONALLY NOT INCLUDED]

EXHIBIT C

Commitment Amounts

Lender                                Commitment              Pro-Rata Share

Bankers Trust Company                 $13,333,333             20.51282%
130 Liberty Street
New York, NY 10006
Attention: Stuart Silberberg
Facsimile: (212) 669-0764

Vornado Realty Trust                  $25,000,000             38.46154%
888 Seventh Avenue,
44th Floor
New York, NY  10019
Attention: Wendy Silverstein
Facsimile: (212) 894-7073

New York Life Insurance Company       $13,333,333             20.51282%
51 Madison Avenue
New York, NY  10010
Attention: Kevin M. Smith
Facsimile: (212) 576-7047

with a copy of notices to:

Marilyn F. Goldstein, Esq.
New York Life Insurance Company
51 Madison Avenue
New York, NY 10010
Facsimile: (212) 576-7078

MMBC Debt Holdings I, LLC             $13,333,333             20.51282%
c/o David L. Babson & Company Inc.
1295 State Street
Mail Stop K-161
Springfield, MA  01111-0001
Attention: Victor Woolridge
Facsimile: (413) 744-6123

                                  EXHIBIT E-1

                        Form of Architect's Certificate

                            [Architect's Letterhead]

Borrower:  _________________________
Address:   c/o J.Paul Beitler Development Company
           181 West Madison Avenue
           Suite 3900
           Chicago, Illinois 60602

Bankers Trust Company,
        as agent (the "Agent") for the lenders under
        that certain Mezzanine Construction Loan
        Agreement dated as of ______, 2000,
        between the lenders and the Borrower.
130 Liberty Street
New York, NY 10006

Re:     Project:        Dearborn Center
        Location:       _______________, Chicago, Illinois

In connection with Draw No.__, the undersigned ("Architect") visited the site of the above referenced project on _________ (Insert Date).

The  Architect  hereby  certifies  that  to  the  best  of  his[her]  Knowledge, information and belief, work performed on site has progressed in accordance with the requirements of the contract documents and conforms to all applicable codes, regulations and laws. The Architect further certifies that he[she] has no reason to believe that the project,  upon  completion,  will not be able to receive all required  permits to operate as its  intended  purpose  pursuant to the contract documents.

Very truly yours,

Architect of Record, AIA

Stamp

EXHIBIT E-2

Form of Construction Manager's Certificate

[Construction Manager's Letterhead]

Bankers Trust Company, as agent (the "Agent") for the lenders under that certain
Mezzanine  Construction  Loan Agreement dated as of _______,  2000,  between the lenders and the Borrower. 130 Liberty Street New York, NY 10006

                                 Dearborn Center

Ladies and Gentlemen:

     The undersigned  construction  manager  ("Contractor")  has been engaged by
______________________  (the  "Borrower")  to act  as  construction  manager  in connection with the  construction  of the  Improvements as contemplated by those certain plans and specifications  (the "Plans and  Specifications")  prepared by
___________________   as  architect   ("Architect"),   and  such  engagement  of
Contractor has been confirmed by that certain Construction  Management Agreement
(the "Contract"), dated _________, 2000.

     1. Contractor represents and warrants to Agent as follows:

     (a)  Contractor has reviewed and agreed to the Plans and Specifications for the Improvements;

     (b)  To  the  best  of  Contractor's  Knowledge,  there  are  no  liens  in
          connection  with  the   Improvements  in  favor  of  Contractor,   any
          subcontractor hired by Contractor, or any contractor hired by Borrower who have performed work in respect of the  Improvements,  for the work so performed, and/or who have supplied labor and/or materials, for the labor  and/or  materials  so  supplied,  except for such work or labor and/or materials for which payment thereof is requested; and

     (c)  Contractor  has not sent or  received  any  notice of  default  or any notice for the purpose of terminating the Contract, and to the best of
          Contractor's  Knowledge,  there is no existing  circumstance  or event which,  but for the lapse of time or  otherwise,  would  constitute  a default by Contractor or Borrower under the Contract.

     2.   The  provisions  set  forth  in this  letter  shall  be  binding  upon
          Contractor and Contractor's  successors and assigns and shall inure to the benefit of the Agent and the Agent's successors and assigns.

                                  Very truly yours,

                                  By:
                                       ---------------------------------------
                                         Name:
                                         Title:

EXHIBIT E-3

Form of Property Manager's Certificate

[Property Manager's Letterhead]

-

Bankers Trust Company, as agent (the "Agent") for the lenders under that certain
Mezzanine  Construction  Loan Agreement dated as of _______,  2000,  between the lenders and the Borrower. 130 Liberty Street New York, NY 10006

                                 Dearborn Center

Ladies and Gentlemen:

     The undersigned  ("Property  Manager") has been engaged by Dearborn Center,
L.L.C.  (the  "Borrower")  to act as  Property  Manager in  connection  with the
Mortgaged Property and such engagement of Property Manager has been confirmed by
that   certain   Property   Management   Agreement   (the   "Contract"),   dated
_________________, 2000.

     1. Property Manager represents and warrants to Agent as follows:

     (a)  All fees and other  payments due and payable to Property  Manager,  if any,  have,  on or prior to the date  hereof,  been  paid to  Property
          Manager.

     (b)  Property Manager has not sent or received any notice of default or any notice for the purpose of terminating the Contract, and to the best of
          Property  Manager's  Knowledge,  there is no existing  circumstance or event which, but for the lapse of time or otherwise,  would constitute a default by Property Manager or Borrower under the Contract.

     (c)  The provisions set forth in this letter shall be binding upon Property
          Manager and Property Manager's  successors and assigns and shall inure to the benefit of the Agent and the Agent's successors and assigns.

                                             Very truly yours,

                                             ------------------------

                                             By:_____________________

                                             Name:
                                            Title:

EXHIBIT E-4

Form of Leasing Agent's Certificate

[Leasing Agent's Letterhead]

Bankers Trust Company, as agent (the "Agent") for the lenders under that certain
Mezzanine  Construction  Loan Agreement dated as of _______,  2000,  between the lenders and the Borrower. 130 Liberty Street New York, NY 10006

                                 Dearborn Center

Ladies and Gentlemen:

     The undersigned ("Leasing Agent") has been engaged by ________________ (the
"Borrower")  to act as the  Leasing  Agent  in  connection  with  the  Mortgaged
Property and such engagement of Leasing Agent has been confirmed by that certain
Leasing Agreement (the "Contract"), dated ________________, 2000.

     1. Leasing Agent represents and warrants to Agent as follows:

     (a)  All fees and other payments due and payable to Leasing Agent,  if any, have been paid to Leasing Agent.

     (b)  Leasing  Agent has not sent or  received  any notice of default or any notice for the purpose of terminating the Contract, and to the best of
          Leasing Agent's Knowledge,  there is no existing circumstance or event which,  but for the lapse of time or  otherwise,  would  constitute  a default by Leasing Agent or Borrower under the Contract.

     (c)  The  provisions set forth in this letter shall be binding upon Leasing
          Agent and Leasing  Agent's  successors  and assigns and shall inure to the benefit of the Agent and the Agent's successors and assigns.

                                       Very truly yours,

                                       --------------------

                                       By:  ________________

                                       Name:
                                       Title:

EXHIBIT F

Current Litigation

[INTENTIONALLY NOT INCLUDED]

EXHIBIT G

Form of Lien Waiver

[INTENTIONALLY NOT INCLUDED]

EXHIBIT H

Form of Final Lien Waiver and Release

     TO:  The Borrower and Contractor named below and Bankers Trust Company,  as agent (the  "Agent")  for the  lenders  under that  certain  Mezzanine
          Construction  Loan Agreement  dated as of _______,  2000,  between the lenders and the Borrower. Period Ending ("Date") _________, 20__

         Re:      Borrower:
                  Lender:  Bankers Trust Company, as Agent
                  Premises:
                  General Contractor Construction Manager:
                  Contract Work:
                  Contract Date:
                  Original Contract Amount:  $
                  Change Order Amount:  $
                  Total Payments Received to Date:  $

The undersigned contractor, subcontractor or supplier hereby acknowledges receipt equal to the Total Payments Received to Date (in cash only and not in equivalents or other agreements) stated above and that this amount represents payment in full for all amounts due for the Contract Work under our contract with the General Contractor/Construction Manager or Borrower identified above as increased or decreased by the Change Order Amounts also above.

The undersigned hereby certifies that the amounts set forth are true and correct and acknowledges  that there are no additional costs or claims for any extras or additions for labor and material on the above described Project.

The undersigned has been paid in full for all labor, services, supplies, equipment and materials furnished under the Contract Work. The undersigned, for itself, its successors and assigns and anyone else acting or claiming by or through it, hereby releases and waives entirely any mechanic's lien or other lien, stop notice, or any right against any labor or material bond, or claim to mechanic's lien or other lien, which the undersigned may now or hereafter have for all labor, materials, equipment, services and supplies furnished for use in or performed upon the above described Premises.

Duly authorized, executed and delivered by the undersigned this ___ day of
__________, 20__.

WITNESSED OR NOTARIZED BY:
                               -------------------------------------------------
                               (Contractor, Subcontractor or Supplier)

(1)                            By:
       -------------------------------------       --------------------------------------------
                                                     CHIEF FINANCIAL OFFICER
(2)
       -------------------------------------

Note:  Fill out Form completely or it will not be accepted

EXHIBIT I

Form of Draw Request

[SEE ATTACHED EXHIBITS I-1 THROUGH I-4]

EXHIBIT I-1

Form of Borrower's Requisition Letter

[INTENTIONALLY NOT INCLUDED]

EXHIBIT I-2

Form of Borrower's Requisition Spreadsheet

[INTENTIONALLY NOT INCLUDED]

EXHIBIT I-3

Form of Application and Certificate for Payment

[INTENTIONALLY NOT INCLUDED]

EXHIBIT I-4

Form of Borrowing Certificate

[INTENTIONALLY NOT INCLUDED]

EXHIBIT J

Form of Special Draw Request

BORROWER'S INTEREST HOLDBACK REQUISITION LETTER

Requisition No.

LENDER:                                              BORROWER:
DATE:                                                PREMISES:

APPLICABLE INTEREST PAYMENT DATE1: _________

     Pursuant  to  the  Mezzanine   Construction   Loan   Agreement  (the  "Loan
Agreement")  for the subject Loan,  Borrower  hereby  authorizes  and requests a disbursement from the Interest Holdback, which is calculated as follows:

            1.  Amount of Monthly Debt
            Service Payment due for
            applicable Interest Payment
            Date:                                                  $_________
            2.  Recalculation of Monthly
            Debt Service Payment with
            assumed interest rate of 12%
            per annum:
                                                                   $---------
            3. Portion of recalculated Monthly Debt Service
            Payment eligible for disbursement from Interest
            Holdback (1/2 of amount in item 2):

                                                                   $---------

     Borrower hereby directs and authorizes the amount set forth in item 3 above to be  disbursed  directly  to the Agent as a payment in respect of the  Monthly
Debt Service  Payment due for the applicable  Interest  Payment Date  referenced above.

     In connection with and in order to induce the Lenders to make an Advance in the amount set forth in item 3 above,  Borrower hereby represents,  warrants and stipulates, as of the date hereof, as follows:

     1. The  Property  Owner  submitted a draw  request to the Senior  Lender in accordance with the Senior Loan Documents on __________________ and the Borrower
has caused a copy of such draw request to be delivered to the Agent.

     2. The Senior Lender has approved such draw request and is expected to make an advance  under the Senior Loan on or about  _________________.  [Any  written approval from Senior Lender to be attached].

     3. The representations and warranties of the Borrower set forth in the Loan
Agreement,  or in  any of the  Loan  Documents,  any  certificate,  document  or financial or any other statement furnished pursuant to or in connection with the
Loan  Agreement  are true and correct in all material  respects on and as of the date hereof with the same effect as if made on the date hereof;

     4.  Immediately   prior  to  and  immediately   after  the  making  of  the
disbursement  requested to be made pursuant to the applicable  Interest  Payment
Date, no Default or Event of Default shall have occurred and be continuing under the Loan Agreement;

     5. No part of the Collateral has been materially  injured or damaged by any
Casualty or condemned or threatened with Condemnation;

     6. No event has occurred which is likely to adversely and materially affect the ability of the  Borrower to construct  or to cause the  construction  of the
Project in accordance with the terms and conditions of the Loan Agreement;

     7. is the authorized signatory of the Borrower, and the signature set forth on the  ---------------  signature  line above such  Person's name below is such
Person's true and genuine signature;

     8. There are no liquidation or  dissolution  proceedings  pending or to the knowledge of the undersigned  threatened against the Borrower, nor has any other event occurred affecting or threatening the existence of the Borrower;

     9. The Borrower is a limited  liability  company duly organized and validly existing  under the laws of the State of Delaware  and is duly  qualified  to do business in the State of Illinois; and

     10.  The Loan  Documents  have  been duly  executed  and  delivered  by the
Borrower  and  constitute  the  legal,  valid  and  binding  obligations  of the
Borrower,  enforceable  against it in accordance  with their  respective  terms, except as  enforceability  may be  limited  by Debtor  Relief  Laws and  general principles  of  equity  (regardless  of  whether  enforcement  is  sought  in  a proceeding in equity or at law).

     Capitalized  terms used but not  defined in this  Borrower's  Special  Draw
Request but defined in the Loan  Agreement  shall have the  respective  meanings given to such terms in the Loan Agreement.

Subscribed and sworn to before me on ______, 20__.    Very truly yours,
-------------------------                             -------------------------
Notary Public                                         [Borrower]
[Stamp and Seal]                                      By: ________________________
                                                          Name:
                                                          Title:

                                    EXHIBIT K

Obligations  with  respect to Tenant  Allowances,  Free Rent  Periods and Tenant
Improvements

A.       BANK ONE LEASE

1.       Section 4 of the Lease
2.       Section 25 of the Lease
3.       Section 26 of the Lease
4.       Section 27 of the Lease
5.       Section 32 of the Lease
6.       Section 33 of the Lease
7.       Section 40 of the Lease
8.       Section 41 of the Lease
9.       Section 1 of the Work Letter
10.      Section 2 of the Work Letter
11.      Section 3(b) of the Work Letter
12.      Section 4 of the Work Letter
13.      Section 6(a) of the Work Letter

B.       Holland & Knight Lease

1.       Section 1.B of the Lease
2.       Section 1.C of the Lease
3.       Section 1.F of the Lease
4.       Section 4 of the Lease
5.       Section 20 of the Lease
6.       Section 1 of the Work Letter
7.       Section 2 of the Work Letter
8.       Section 9 of the Work Letter
9.       Section 10 of the Work Letter

C.       PRIME GROUP REALTY, L.P. LEASE

1.       Section 1.B of the Lease
2.       Section 1.C of the Lease
3.       Section 4 of the Lease
4.       Section 1 of the Work Letter
5.       Section 2 of the Work Letter
6.       Section 9 of the Work Letter

                                    EXHIBIT L

          Rights or Interests of Real Estate Brokers under the Leases

BANK ONE LEASE - Douglas  Elliman-Beitler and Jones Lang LaSalle Americas,  Inc.
(Section 22 of the Lease).  Brokerage  Commissions  for Douglas  Elliman-Beitler
total $7,772,426.00. Brokerage Commissions for Jones Lang LaSalle Americas, Inc.
total $0.

HOLLAND & KNIGHT LEASE - Douglas Elliman-Beitler and Julien J. Studley, Inc.
(Section 23 of the Lease).  Brokerage  Commissions  for Douglas  Elliman-Beitler
total $655,886.03.  Brokerage Commissions for Jones Lang LaSalle Americas,  Inc.
total $998,870.40.

PRIME GROUP REALTY, L.P. LEASE - None.

                                   EXHIBIT M

 Rights to Purchase, Rights of First Refusal on Purchase and Termination Rights
                                under the Leases

A.       BANK ONE LEASE

1.       Section 12 of the Lease
2.       Section 13 of the Lease
3.       Section 17.B of the Lease
4.       Section 36.A of the Lease
5.       Section 36.B of the Lease
6.       Section 37.A of the Lease
7.       Section 37.B of the Lease
8.       Section 37.D of the Lease
9.       Section 39 of the Lease

B.       Holland & Knight Lease

10.      Section 5.F of the Lease
11.      Section 12 of the Lease
12.      Section 13 of the Lease
13.      Section 19 of the Lease
14.      Section 2(b)(ii) of the Work Letter

C.       PRIME GROUP REALTY, L.P. LEASE

1.       Section 1.F of the Lease
2.       Section 5.F of the Lease
3.       Section 12 of the Lease
4.       Section 13 of the Lease
5.       Section 19 of the Lease
6.       Section 35 of the Lease
7.       Section 2(b)(ii) of the Work Letter

EXHIBIT N

Borrower's Structure

[INTENTIONALLY NOT INCLUDED]

EXHIBIT O

Form of Promissory Note

[INTENTIONALLY NOT INCLUDED]

EXHIBIT P

Calculation of IRR

[INTENTIONALLY NOT INCLUDED]

EXHIBIT Q

Example of Calculation of Make Whole Amount

[INTENTIONALLY NOT INCLUDED]

EXHIBIT R

Form of Tenant Estoppel Certificate

[INTENTIONALLY NOT INCLUDED]

EXHIBIT S

Operating Agreements

NONE